                                                                    Exhibit 10.1
                                                                    ------------


================================================================================
                    NUTRACEUTICAL INTERNATIONAL CORPORATION
                           NUTRACEUTICAL CORPORATION
                                 SOLARAY, INC.
                              MAKERS OF KAL, INC.
                               NATURAL MAX, INC.
                          PREMIER ONE PRODUCTS, INC.


        ---------------------------------------------------------------
                             --------------------


                   REVOLVING CREDIT AND TERM LOAN AGREEMENT

                          ---------------------------


        ---------------------------------------------------------------


                    -----------------------------------


                         Dated as of  January 31, 1995






================================================================================

                               TABLE OF CONTENTS
                            (Not Part of Agreement)

Section                              Heading                               Page
-------                              -------                               ----
1.       Definitions.....................................................     2

         1.1.  Defined Terms.............................................     2
         1.2.  Accounting Terms..........................................    37
         1.3.  Rules of Construction.....................................    38

2.       Loans...........................................................    38

         2.1.  Revolving Credit Facility.................................    38
         2.2.  Revolving Loans...........................................    39
         2.3.  Manner of Making Revolving Loans and Repayments...........    39
         2.4.  Series A Term Loans.......................................    40
         2.5.  Series B Term Loans; Issuance of Shares...................    42
         2.6.  Several Obligations; Remedies Independent.................    42
         2.7.  Letter of Credit Guarantees...............................    42

3.       Types of Loans; Interest Rates and Fees.........................    46

         3.1.  Types of Loans............................................    46
         3.2.  Interest Rates............................................    46
         3.3.  Post-Default Rate; Computations...........................    47
         3.4.  Payments of Interest......................................    47
         3.5.  Underutilization Fee......................................    47
         3.6.  Letter Of Credit Guarantee Fee............................    48
         3.7.  Interest Rate Limitation..................................    48
         3.8.  Net Payments..............................................    48

4.       Payments of Principal, Interest and Prepayment Premium..........    50

         4.1.  Mandatory Payments and Prepayments........................    50
         4.2.  Optional Prepayments; Conversion Loans....................    53
         4.3.  Notice of Prepayment or Conversion........................    55
         4.4.  Mandatory Prepayment of Revolving Loans...................    55
         4.5.  Maturity of Loans.........................................    56
         4.6.  Surrender of Notes; Notation Thereon......................    56
         4.7.  Purchase of Notes.........................................    56
         4.8.  Changes of Commitments....................................    56

5.       Representations and Warranties of the Borrowers and the Parent..    57

         5.1.  Corporate Existence and Power.............................    57
         5.2.  Corporate Authority.......................................    57

                               TABLE OF CONTENTS
                            (Not Part of Agreement)


Section                            Heading                                 Page
-------                            -------                                 ----
   5.3.  Binding Effect...................................................  57
   5.4.  Capital Stock....................................................  58
   5.5.  Business Operations and Other Information; Financial Condition...  59
   5.6.  Subsidiaries.....................................................  61
   5.7.  Litigation; No Violation of Governmental Orders or Laws..........  62
   5.8.  Outstanding Indebtedness; Investments............................  63
   5.9.  No Conflicts with Agreements, Statutes, Orders, Etc..............  64
   5.10. Consents, Etc....................................................  64
   5.11. Title to Properties; Equipment...................................  64
   5.12. Taxes............................................................  65
   5.13. Related Documents................................................  65
   5.14. Disclosure.......................................................  66
   5.15. Offering of Securities...........................................  66
   5.16. Broker's or Finder's Commissions.................................  66
   5.17. Labor Matters....................................................  66
   5.18. Environmental Matters............................................  67
   5.19. Possession of Franchises, Licenses, Etc..........................  69
   5.20. Intellectual Property............................................  69
   5.21. Margin Regulations; Use of Proceeds..............................  69
   5.22. Compliance with ERISA............................................  70
   5.23. Material Contracts...............................................  71
   5.24. Customers; Suppliers.............................................  71
   5.25. Insurance........................................................  72
   5.26. Solvency.........................................................  72
   5.27. Status under Certain Laws........................................  72
   5.28. Foreign Assets Control Regulations...............................  73
   5.29. Places of Business...............................................  73
   5.30. Other Names......................................................  74
   5.31. Certain Transactions.............................................  74
   5.32. Eligible Accounts Warranties.....................................  74
   5.33. Eligible Inventory Warranties....................................  75
   5.34. Depositary Accounts..............................................  75

6. Representations of the Original Lender.................................  75

7. Conditions Precedent to Initial Disbursement of Loans..................  76

   7.1.  Proceedings Satisfactory.........................................  76
   7.2.  Delivery of Notes and Shares.....................................  76
   7.3.  Opinion of Counsel to the Borrowers..............................  76

                               TABLE OF CONTENTS
                            (Not Part of Agreement)

Section                          Heading                                    Page
-------                          -------                                    ----

     7.4.   Discharge of Refinanced Indebtedness..............................77
     7.5.   Initial Borrowing Base Certificate................................77
     7.6.   Representations and Warranties True; Certificates.................77
     7.7.   Acquisition.......................................................77
     7.8.   Absence of Material Adverse Change, Etc...........................78
     7.9.   Consents and Approvals............................................78
     7.10.  Absence of Litigation, Orders, Etc................................78
     7.11.  Legal Investment..................................................78
     7.12.  Parent Guarantees.................................................78
     7.13.  Security Documents................................................78
     7.14.  Solvency Certificate..............................................81
     7.15.  Charters and By-Laws..............................................81
     7.16.  Fees Payable at Closing...........................................81
     7.17.  Environmental Audit...............................................82
     7.18.  Restatements of Certain Documents.................................82
     7.19.  Intercreditor Agreement...........................................82
     7.20.  Process Agent Acceptance..........................................82
     7.21.  Private Placement Number..........................................82
     7.22.  Wire Instructions.................................................82

8.   Conditions Precedent to Each Revolving Loan..............................82

     8.1.   Borrowing Request.................................................83
     8.2.   Representations and Warranties True...............................83
     8.3.   No Default or Event of Default....................................83
     8.4.   Credit Limit Not Exceeded.........................................83
     8.5.   Legal Prohibitions................................................83
     8.6.   Other Requirements................................................83

9.   Financial Statements and Information.....................................84

10.  Inspection of Properties and Books; Confidentiality......................89

11.  Affirmative Covenants....................................................90

     11.1.  Payment of Principal, Prepayment Charge, Interest and
            Fees; Compliance With Agreements..................................90
     11.2.  Payment of Taxes and Claims.......................................90
     11.3.  Maintenance of Properties and Corporate Existence; Fiscal
            Year..............................................................91
     11.4.  Insurance.........................................................92

                               TABLE OF CONTENTS
                            (Not Part of Agreement)

Section                          Heading                                    Page
-------                          -------                                    ----

     11.5.   Further Assurances...............................................93
     11.6.   After Acquired Real Property.....................................94
     11.7.   Future Guarantors and Securing Subsidiaries......................95
     11.8.   New Depositary Accounts..........................................95
     11.9.   Interest Rate Protection Agreements..............................96
     11.10.  Compliance with Terms of Leaseholds..............................96
     11.11.  ERISA Covenants..................................................96

12.  Negative and Maintenance Covenants.......................................97

     12.1.   Restrictions on Indebtedness.....................................97
     12.2.   Restrictions on Liens............................................98
     12.3.   Sales and Leasebacks.............................................99
     12.4.   Capital Expenditures.............................................99
     12.5.   Transactions with Affiliates....................................100
     12.6.   Consolidation, Merger or Disposition of Assets;
             Acquisitions....................................................101
     12.7.   Sale or Discount of Receivables.................................103
     12.8.   Certain Contracts...............................................104
     12.9.   No Amendment of Charter, By-Laws................................104
     12.10.  Conduct of Business.............................................105
     12.11.  Restricted Payments and Restricted Investments..................105
     12.12.  Disqualified Capital Stock; Issuance of Shares..................107
     12.13.  Disposition of Capital Stock and Indebtedness of
             Subsidiaries....................................................107
     12.14.  Financial Covenants.............................................107
     12.15.  Amendments to Certain Documents.................................112
     12.16.  Limitation on Dividend Restrictions Affecting Subsidiaries......112
     12.17.  Acquisition of Margin Securities................................112
     12.18.  Collateral Locations; Corporate Names...........................113

13.  Events of Default.......................................................113

     13.1.   Events of Default; Remedies.....................................113
     13.2.   Suits for Enforcement; Remedies Against Collateral..............117
     13.3.   Remedies Cumulative.............................................117
     13.4.   Remedies Not Waived.............................................117
     13.5.   Cash Collateral for Letters of Credit...........................118

14.  Registration, Exchange, and Transfer of Notes...........................118

                               TABLE OF CONTENTS
                            (Not Part of Agreement)

Section                          Heading                                    Page
-------                          -------                                    ----


15.  Lost, Stolen, Damaged and Destroyed Notes...............................118

16.  Miscellaneous...........................................................119
     16.1.   Home Office Payment.............................................119
     16.2.   Amendment and Waiver............................................119
     16.3.   Expenses........................................................120
     16.4.   Survival of Representations and Warranties......................121
     16.5.   Successors and Assigns; Successor Collateral Agent;
             Successor Agent.................................................121
     16.6.   Notices.........................................................123
     16.7.   Indemnification.................................................123
     16.8.   Integration and Severability....................................124
     16.9.   Joint and Several Liability.....................................124
     16.10.  Payments Due on Days not Business Days..........................126
     16.11.  Counterparts....................................................126
     16.12.  Governing Law...................................................127
     16.13.  Submission to Jurisdiction; Waiver of Service and Venue.........127
     16.14.  Waiver of Right to Trial by Jury................................127

Signatures...................................................................129

                                   SCHEDULES
                                   ---------

Schedule I       -        Manner of Payment and Communications to the
                          Lenders, the Collateral Agent and the Agent
Schedule II      -        Borrowers' Account
Schedule 5.1     -        Jurisdictions of Incorporation; Foreign Qualifications
Schedule 5.4     -        Capital Stock
Schedule 5.5A    -        Financial Statements
Schedule 5.5B    -        Projections
Schedule 5.5C    -        Pro Forma Balance Sheet
Schedule 5.5D    -        Sources and Uses of Funds
Schedule 5.7     -        Litigation; Violations of Orders and Laws
Schedule 5.8A    -        Existing Indebtedness
Schedule 5.8B    -        Existing Investments
Schedule 5.9     -        Conflicts with Agreements, Etc.
Schedule 5.10    -        Consents
Schedule 5.11    -        Title to Property and Leases
Schedule 5.12    -        Taxes
Schedule 5.16    -        Brokers
Schedule 5.17    -        Labor Matters
Schedule 5.19    -        Franchises, Licenses, Etc.
Schedule 5.20    -        Intellectual Property
Schedule 5.22    -        Employee Benefit Plans
Schedule 5.23    -        Material Contracts
Schedule 5.24    -        Customers
Schedule 5.25    -        Insurance
Schedule 5.29    -        Places of Business; Locations of Records, Inventory
                          and Equipment
Schedule 5.30    -        Other Names
Schedule 5.31    -        Certain Transactions
Schedule 5.34    -        Depositary Accounts

                                   EXHIBITS
                                   --------

Exhibit A-1    -        Form of Revolving Note
Exhibit A-2    -        Form of Series A Term Note
Exhibit A-3    -        Form of Series B Term Note
Exhibit B      -        Information Memorandum
Exhibit C-1    -        Form of Series A/Revolver Parent Guarantee
Exhibit C-2    -        Form of Series B Parent Guarantee
Exhibit D      -        Form of Restated Stockholders Agreement
Exhibit E-1    -        Form of Series A/Revolver Subsidiary Guarantee
Exhibit E-2    -        Form of Series B Subsidiary Guarantee
Exhibit F      -        Form of Restated Advisory Agreement
Exhibit G      -        Form of Borrowing Request
Exhibit H-1    -        Form of Borrowers' Counsel Opinion
Exhibit H-2    -        Form of Opinion of Local Counsel to the Borrowers
Exhibit I      -        Form of Pledge and Security Agreement
Exhibit J      -        Form of Intellectual Property Security Agreement
Exhibit K      -        Subordination Provisions for Notes Issued to
                        Management
Exhibit L-1    -        Form of Subsidiary Pledge and Security Agreement
Exhibit L-2    -        Form of Subsidiary Intellectual Property Security
                        Agreement
Exhibit M-1    -        Form of Fee Mortgage
Exhibit M-2    -        Form of Leasehold Mortgage
Exhibit M-3    -        Form of Lessor Recognition Agreement
Exhibit N      -        Form of Depositary Account Agreement
Exhibit O      -        Certificates of Incorporation of the Borrowers
Exhibit P      -        Certificate of Incorporation of the Parent
Exhibit Q      -        By-Laws of the Borrowers
Exhibit R      -        By-Laws of the Parent
Exhibit S      -        Form of Borrowing Base Certificate
Exhibit T      -        Form of Restated Registration Agreement
Exhibit U      -        Form of Letter of Credit Guarantee
Exhibit V      -        Form of Solvency Certificate
Exhibit W      -        Form of Intercreditor Agreement
Exhibit X-1    -        Form of Lessor Estoppel Letter
Exhibit X-2    -        Form of Bailee Estoppel Letter

                   REVOLVING CREDIT AND TERM LOAN AGREEMENT


    This Revolving Credit and Term Loan Agreement ("Agreement"), dated as of January 31, 1995, is by and among NUTRACEUTICAL CORPORATION, a Delaware corporation formerly known as Nutraceutical Newco, Inc. ("Nutraceutical"), SOLARAY, INC., a Utah corporation which is a wholly-owned subsidiary of Nutraceutical ("Solaray"), MAKERS OF KAL, INC., a Delaware corporation which is a wholly-owned subsidiary of Nutraceutical ("KAL"), NATURAL MAX, INC., a Delaware corporation which is a wholly-owned subsidiary of Nutraceutical ("Natural Max"), PREMIER ONE PRODUCTS, INC., a Delaware corporation which is a wholly-owned subsidiary of Nutraceutical ("Premier"; Nutraceutical, Solaray, KAL, Natural Max and Premier, together with their respective successors and assigns, are hereinafter collectively referred to as the "Borrowers" and individually as a "Borrower"), NUTRACEUTICAL INTERNATIONAL CORPORATION, a Delaware corporation formerly known as Nutraceutical Corporation which owns all of the issued and outstanding shares of capital stock of Nutraceutical (together with its successors and assigns, the "Parent"), and JACKSON NATIONAL LIFE INSURANCE COMPANY, a Michigan insurance corporation (the "Original Lender").

                                   RECITALS
                                   --------

     A. On the date hereof, KAL and Natural Max are acquiring substantially all of the assets and business of Makers of KAL, Inc., a California corporation ("KAL Seller"), and Blue Ribbon Graphics, Inc., a Nevada corporation ("Blue Ribbon"), and certain related assets, and are assuming certain related liabilities, pursuant to an Asset Purchase Agreement dated as of November 16, 1994, among KAL, the Parent, KAL Seller, Blue Ribbon, the Lee and Judith Weldon Family Trust, the Stephen and Helene Weldon Family Trust, William T. Logan and Sally Logan, Lee Weldon, in his individual capacity, Stephen Weldon, in his individual capacity, and William T. Logan, in his individual capacity (as from time to time amended, modified or supplemented in accordance with its terms, the "Acquisition Agreement"), for an aggregate purchase price consisting of approximately $38,745,485 in cash and the issuance of an aggregate of 108,000 shares of the authorized but unissued shares of common stock of the Parent.

     B. The Borrowers have requested that on the date hereof, the Lender furnish to the Borrowers certain revolving credit and term loans and other financial accommodations, all as hereinafter more fully set forth, the proceeds of which will be used to finance the cash portion of the purchase price to be paid pursuant to the Acquisition (as hereinafter defined), to pay fees and expenses incurred by the Parent and the Borrowers in connection with the Acquisition, to repay certain existing Indebtedness of the Borrowers, and for working capital and other corporate purposes of the Borrowers and their Subsidiaries. Since (i) the business of the Borrowers has been and will be conducted as a single integrated business, and (ii) it is anticipated that each of the Borrowers will receive substantial benefits from the loans and other financial accommodations to be provided hereunder, the Borrowers have agreed that they will be jointly and severally liable in respect of all indebtedness and obligations of the Borrowers incurred pursuant to this Agreement and the other agreements, instruments and documents entered into pursuant to this Agreement or in connection herewith. The Original Lender has indicated its willingness to lend such amounts and provide such financial accommodations on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises and the terms and conditions contained herein, and of any loans or financial accommodations now or hereafter made to or for the benefit of the Borrowers and the Parent by the Lenders (as hereinafter defined), the parties hereto hereby agree as follows:

     Section 1.    Definitions.

     Section 1.1. Defined Terms. For the purposes of this Agreement, the following terms shall have the following respective meanings:

     "Accountants" has the meaning specified in Section 9(c)(i).

     "Account Debtor" shall mean the party who is obligated on or under an Account.

     "Account" means, as at any date of determination, all "accounts" (as such term is defined in the Uniform Commercial Code in effect in the State of New York on the date hereof) of the Borrowers and their Subsidiaries, including, without limitation, the unpaid portion of the obligation of a customer of the Borrowers or any of their Subsidiaries in respect of Inventory purchased by and shipped to such customer or services rendered by the Borrowers or any such Subsidiary related to such Inventory, as stated on the respective invoice of the Borrowers or any such Subsidiary, net of any credits, rebates or offsets owed to such customer.

     "Acquisition" means the acquisition of substantially all of the assets of KAL Seller and Blue Ribbon, subject to the assumption of certain liabilities, provided for in the Acquisition Agreement.

     "Acquisition Agreement" has the meaning specified in paragraph A of the Recitals.

     "Acquisition Documents" means, collectively, the Acquisition Agreement and all other agreements, instruments and documents executed pursuant thereto or in connection therewith, as each of such agreements, instruments and documents may from time to time be amended, modified or supplemented in accordance with the terms thereof.

     "Additional Amount" means an additional amount payable in connection with any declaration of acceleration or other acceleration of the maturity of the Loans pursuant to Section 13.1 hereof equal to, for any period shown in the table set forth in the definition of "Prepayment Premium" herein, the sum of (a) the percentage shown opposite such period in such table under the heading "Series A Non-Triggering" of the aggregate unpaid principal balance of the Series A Term Loans, plus (b) the percentage shown opposite such period in such table under the heading "Series B Non-Triggering" of the aggregate unpaid principal balance of the Series B Term Loans.

     "Additional Series A Term Loan Date" has the meaning specified in Section 2.4(b).

     "Additional Series A Term Loans" has the meaning specified in Section
2.4(b).

     "Adjusted Core EBITDA" means, for any period of determination (the "Applicable Determination Period"), with respect to any acquisition proposed to be made after the Closing Date pursuant to the provisions of Section 12.6(g) hereof (each a "Proposed Acquisition"), the sum of (i) the aggregate amount of Core EBITDA for the Applicable Determination Period, plus (ii) the sum obtained by adding, for each acquisition (if any) made pursuant to the provisions of
Section 12.6(g) hereof prior to the last day of the Applicable Determination Period (each Person or business acquired pursuant to any such prior acquisition, whether such acquisition was accomplished by means of an acquisition of Capital Stock or an acquisition of assets or a combination thereof, being herein called a "Previously Acquired Business"), the product obtained by multiplying (x) the Assumed Baseline EBITDA for such Previously Acquired Business for the Applicable Baseline Period therefor by (y) the Incremental Factor with respect to such Previously Acquired Business. For such purposes:

          (i) the "Assumed Baseline EBITDA" shall be an amount (but in no event less than $0) with respect to any Previously Acquired Business equal to the greatest of (x) the actual historical EBITDA of such Previously Acquired Business for the period of four consecutive full fiscal quarters of such Previously Acquired Business most recently ended prior to the date such Previously Acquired Business was acquired (as determined pursuant to a calculation set forth in reasonable detail in an Officer's Certificate of the Parent delivered to the Agent at least 15 days prior to the date of the Proposed Acquisition, based on audited financial statements of such Previously Acquired Business for such period or unaudited financial statements thereof Certified by an Authorized Representative of the Parent, which financial statements shall be delivered to the Agent together with such Officer's Certificate), or (y) the aggregate amount of EBITDA of such Previously Acquired Business projected to be attained for the first four consecutive full fiscal quarters of the Parent following the date such Previously Acquired Business was acquired, as set forth in a budget of such Previously Acquired Business for such period, prepared at the time of the acquisition thereof and based on reasonable assumptions, which shall be delivered to the Agent at least 15 days prior to the date of the Proposed Acquisition, or (z) 10% of the aggregate gross revenues of such Previously Acquired Business projected to be attained for the first four consecutive full fiscal quarters of the Parent following the date such Previously Acquired Business was acquired, as set forth in a budget of such Previously Acquired Business for such period, prepared at the time of the acquisition thereof and based on reasonable assumptions, which shall be delivered to the Agent at least 15 days prior to the date of the Proposed Acquisition; provided, however, that in any case where the Applicable Determination Period shall be a period of less than four consecutive full fiscal quarters of the Parent, then the amount of the Assumed Baseline EBITDA shall be determined by multiplying the amount determined pursuant to the foregoing provisions of this paragraph (i) by a fraction, the numerator of which is the number of days in such Applicable Determination Period and the denominator of which is 365;

          (ii) the "Applicable Baseline Period" in respect of any Previously Acquired Business shall be either (A) the period of four consecutive fiscal quarters of such Previously Acquired Business relating to the amount determined with respect thereto pursuant to clause (x) of paragraph (ii) of this definition (in any case where the amount determined pursuant to such clause (x) shall be greater than the amount determined pursuant to clause
     (y) of said paragraph (ii)), or (B) the period of four consecutive fiscal quarters of the Parent relating to the amount determined with respect thereto pursuant to clause (y) of paragraph (ii) of this definition (in any case where the amount determined pursuant to such clause (y) shall be greater than the amount determined pursuant to clause (x) of said paragraph
     (ii)); and

          (iii) the "Incremental Factor" with respect to any Previously Acquired Business shall be an amount equal to (1.05)/M/12/, where "M" is equal to the number of months in the period from the last day of the Applicable Baseline Period for such Previously Acquired Business to and including the last day of the Applicable Determination Period.

     "Affiliate" means as to any Person (a) any Person which directly or indirectly controls, is controlled by, or is under common control with such Person, (b) any Person who is a director, officer, partner or principal of such Person or of any Person which directly or indirectly controls, is controlled by, or is under common control with such Person, and (c) any individual who is a member of the immediate family of any Person described in clause (a) or clause
(b) above. For purposes of this definition, "control" of a Person shall mean the power, direct or indirect, (i) to vote or direct the voting of 5% or more of the Voting Stock of such Person, or (ii) to direct or cause the direction of the management and policies of such Person whether by ownership of Capital Stock, by contract or otherwise.

     "After Acquired Property" has the meaning specified in Section 11.6.

     "Agent" means PPM America, Inc., not personally but solely acting in its capacity as agent for the Lenders under the terms of this Agreement, and its successors and assigns acting in such capacity.

     "Aggregate Revolving Loan Commitment" as of any date of determination shall be $15,000,000, minus (i) the Letter of Credit Reserve, and (ii) the aggregate amount of all reductions in the Aggregate Revolving Loan Commitment effected on or prior to such date pursuant to Section 4.8.

     "Applicable Margin" means:

     (a)  with respect to any Revolving Loan,

          (i) during any period when such Revolving Loan is a LIBO Rate Loan, a percentage amount per annum equal to 3.00%; and

          (ii) during any period when such Revolving Loan is a Base Rate Loan, a percentage amount per annum equal to 1.50%;

     (b)  with respect to any Series A Term Loan,

          (i) during any period when such Series A Term Loan is a LIBO Rate Loan, a percentage amount per annum equal to 3.25%; and

          (ii) during any period when such Series A Term Loan is a Base Rate Loan, a percentage amount per annum equal to 1.75%; and

     (c)  with respect to any Series B Term Loan,

          (i) during any period when such Series B Term Loan is a LIBO Rate Loan, a percentage amount per annum equal to 4.00%; and

          (ii) during any period when such Series B Term Loan is a Base Rate Loan, a percentage amount per annum equal to 2.50%.

     "Authorized Representative" with respect to any Person means the Chief Executive Officer, the Chief Financial Officer and the President of such Person, or any further or different officer of such Person so designated by any Authorized Representative in a written notice to the Agent.

     "Bankruptcy Code" means 11 U.S.C. Sec. 101 et seq., as from time to time hereafter amended, and any successor or similar statute.

     "Base Rate" means, in respect of interest accrued on the Loans during each Interest Period (or portion thereof) during the period in which the Loans shall be outstanding, a percentage rate per annum equal to the amount shown as the "Bank Prime Rate" on the display designated as "Page 5" on the Telerate Access Service (or such other display as may replace Page 5 on the Telerate Access Service) two Business Days prior to the first day of such Interest Period; provided, however, that in the event that for any reason such information shall not be available on the Telerate Access Service on any such date of determination, then the Base Rate in respect of such Interest Period shall be the rate of interest per annum most recently published on or prior to such date of determination by the Board of Governors of the Federal Reserve System as the "Bank Prime Loan" rate in Federal Reserve statistical release H.15 (519) entitled "Selected Interest Rates," or any successor publication of the Federal Reserve System reporting the Bank Prime Loan rate or its equivalent. It is understood and agreed that the Base Rate as herein defined is a reference rate and is not necessarily the lowest rate of interest charged by the Lenders in connection with loans and financial accommodations made by them.

     "Base Rate Loan" means, with respect to any Revolving Loan, Series A Term Loan or Series B Term Loan, such Loan at any time when the interest rate applicable to such Loan shall be equal to the Base Rate at the time in effect plus the Applicable Margin.

     "Blue Ribbon" has the meaning specified in the Recitals.

     "Board of Directors" means the Board of Directors of any corporation or a committee of said corporation having authority to exercise, when the Board of Directors is not in session, the powers of the Board of Directors (subject to any designated limitations) in the management of the business and affairs of said corporation.

     "Borrower Security Agreement" has the meaning set forth in Section 7.13(a).

     "Borrowers" and "Borrower" have the meanings specified in the Preamble.

     "Borrowers' Account" means the joint bank account of the Borrowers more particularly described on Schedule II hereto or such other account as may be specified by an Authorized Representative in writing to the Agent. Any such account may be an account maintained in the name of Nutraceutical as disbursement agent for itself and the other Borrowers.

     "Borrowing Base" means an amount as of any time of determination equal to the sum of:

          (x) 85% of the aggregate amount then outstanding under existing Eligible Accounts, plus

          (y) 65% of the aggregate value of the Borrowers' and their Subsidiaries' then existing Eligible Inventory, valued at the lower of cost (determined by the moving average cost method, except that the cost of Eligible Inventory of KAL and Natural Max may be determined on a first-in-first-out basis prior to September 30, 1995) or market and net of all specific or general reserves applicable against Inventory in accordance with GAAP.

     "Borrowing Base Certificate" has the meaning set forth in Section 9(f).

     "Business Day" means any day on which commercial banks are not authorized or required to close in New York, New York or in Salt Lake City, Utah, and, if such day relates to the date which is two Business Days prior to the first day of an Interest Period for purposes of the determination of a LIBO Rate for any applicable interest period, a day which is also a day on which dealings in Dollar deposits are carried out on the London interbank market.

     "Capital Expenditures" means the expenditures of any Person which are properly capitalized on the balance sheet of such Person in accordance with GAAP and which are made in connection with the purchase, construction or improvement of items properly classified on such balance sheet as property, plant, equipment or other fixed assets or intangibles; provided that "Capital Expenditures" shall not include any amounts constituting all or any part of the consideration paid for an acquisition effected pursuant to Section 12.6(g) hereof.

     "Capitalized Lease" means, as to any Person, a lease of (or other agreement conveying the right to use) real and/or personal Property to such Person as lessee, with respect to which the obligations of such Person to pay rent or other amounts are required to be classified and accounted for as a capital lease on a balance sheet of such Person in accordance with GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board).

     "Capitalized Lease Obligation" means, as to any Person, the obligation of such Person to pay rent or other amounts under a Capitalized Lease and, for purposes of this Agreement, the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP.

     "Capital Stock" means and includes (i) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including, without limitation, shares of preferred or preference stock, (ii) all partnership interests or similar interests (whether general or limited) in any Person which is a partnership, joint venture or similar entity, and (iii) all equity, membership or ownership interests in any Person of any other type, including, without limitation, any limited liability company.

     "Cash Equivalents" means

     (1) marketable obligations maturing within 180 days after acquisition thereof issued or fully guaranteed by the United States of America or an instrumentality or agency thereof,

     (2) open market commercial paper, maturing within 180 days after acquisition thereof, which has the highest credit rating of either Standard & Poor's Corporation or Moody's Investors Service, Inc., issued by a corporation (other than the Parent or any of its Subsidiaries or Affiliates) organized under the laws of any State of the United States of America or of the District of Columbia, and

     (3) certificates of deposit or bankers acceptances or other obligations maturing within 180 days after acquisition thereof issued by a domestic commercial bank which is a member of the Federal Reserve System and has capital, surplus and undivided profits in excess of $500,000,000.

     "Cash Flow Available for Fixed Charges" means, for any period, EBITDA of the Parent for such period minus, without duplication, (i) Capital Expenditures for such period (to the extent made in cash and not financed by Indebtedness other than the Initial Series A Term Loans, the Revolving Loans and the Series B Term Loans), (ii) payments made during such period on account of the principal amount of Indebtedness (other than the Initial Series A Term Loans, the Revolving Loans and the Series B Term Loans) previously incurred to finance Capital Expenditures, and (iii) taxes based on or measured by net income paid (whether or not deducted in determining Consolidated Net Income (Loss) for such period) or accrued for such period (but excluding accruals of deferred taxes), all as determined for the Parent and its Subsidiaries for such period on a consolidated basis in accordance with GAAP.

     "Casualty" shall have the meaning ascribed thereto in Section 11.4(c).

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, as amended.

     "Certified" when used with respect to any financial information of any Person to be certified by any of its respective financial or accounting officers, indicates that such information is to be accompanied by a certificate to the effect that such financial information has been prepared in accordance with GAAP consistently applied, subject in the case of interim financial information to the absence of notes and to normal year-end audit adjustments, and presents fairly the information contained therein as at the dates and for the periods covered thereby.

     "Change of Board" means any transaction or event as a result of which the Sponsor Group shall fail to be entitled, by virtue of ownership of securities or by agreement or otherwise, to cause the election or removal of directors of the Parent having, in the aggregate, at least a majority of the voting power at the time represented by all members of the Board of Directors of the Parent.

     "Change of Control" means any transaction or event (including, without limitation, an issuance, sale or exchange of Capital Stock, a merger or consolidation, or a dissolution or liquidation) as a direct or indirect result of which (a) if such transaction or event occurs prior to the completion of a Qualified Initial Public Offering, (i) the Sponsor Group collectively beneficially owns less than 75% of the aggregate number of shares of Parent Common Stock owned by the members of the Sponsor Group on the Closing Date (after adjusting such number for any stock dividends, subdivisions or combinations of shares, or similar events, if any, affecting the number of shares of Parent Common Stock owned by such Persons which shall have occurred after the Closing Date), or (ii) a Change of Board occurs, (b) if such transaction or event is a Qualified Initial Public Offering or occurs after the completion of a Qualified Initial Public Offering, (i) the Sponsor Group collectively beneficially owns less than 25% of the Fully Diluted Common Stock, or (ii) any Person or any group shall beneficially own in the aggregate a greater number of shares of Voting Stock of the Parent than the aggregate number of shares of Voting Stock of the Parent beneficially owned by the members of the Sponsor Group, and (c) if such transaction or event occurs at any time, whether before or after the completion of a Qualified Initial Public Offering, (i) the Parent shall cease to own, of record and beneficially, with sole voting and dispositive power, 100% of the outstanding shares of Capital Stock of Nutraceutical, or (ii) Nutraceutical shall cease to own, of record and beneficially, with sole voting and dispositive power, 100% of the outstanding shares of Capital Stock of each other Borrower (other than by reason of a merger or consolidation of any such other Borrower with or into Nutraceutical or with or into another Borrower other than Natural Max, or a dissolution of any such other Borrower into Nutraceutical), or (iii) the Borrowers shall sell, lease or otherwise dispose of all or substantially all of their assets (other than to Nutraceutical or another Borrower other than Natural Max); provided that a sale or disposition of the Capital Stock or assets of Natural Max as permitted by
Section 12.6(f) shall not be deemed to be a Change of Control. For purposes of this definition, the terms "beneficially own" and "group" shall have the respective meanings ascribed to them pursuant to Section 13(d) of the Exchange Act and rules and regulations promulgated thereunder.

     "Class A Common Stock" means the Class A Common Stock, par value $.01 per share, of the Parent.

     "Class A Non-Voting Common Stock" means the Class A Non-Voting Common Stock, par value $.01 per share, of the Parent.

     "Class P Common Stock" means the Class P Common Stock, par value $.01 per share, of the Parent.

     "Closing Date" means the date of the initial disbursement of Loans hereunder, which (subject to satisfaction of the applicable conditions set forth herein) shall occur at 10:00 A.M. (New York time) on January 31, 1995, or such other time and date as shall be mutually acceptable to the Borrowers and the Original Lender, at the offices of Sonnenschein Nath & Rosenthal, 1221 Avenue of the Americas, New York, New York 10020.

     "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

     "Code" means the Internal Revenue Code of 1986, as from time to time amended.

     "Collateral" means all "Collateral", "Security", "Pledged Collateral" and "Property" referred to in, and any other Property in which any Lien is granted under, any of the Security Documents and all other Property that is or becomes subject to any Lien in favor of the Collateral Agent or the Lenders.

     "Collateral Agent" means Jackson National Life Insurance Company, a Michigan insurance corporation, not personally but acting in its capacity as collateral agent for the benefit of the Lenders and itself in such capacity, and its successors and assigns acting in such capacity, including, without limitation, any successor collateral agent appointed by the Majority Lenders pursuant to Section 16.5(c) hereof.

     "Common Stock" means the Common Stock, par value $.01 per share, of the Parent.

     "Consolidated Current Assets" means all assets of the Parent and its Subsidiaries on a consolidated basis which, in accordance with GAAP, are properly classified as current assets, exclusive of cash and Cash Equivalents.

     "Consolidated Current Liabilities" means all liabilities of the Parent and its Subsidiaries on a consolidated basis maturing on demand or within one year from the date as of which such liabilities are to be determined, and such other liabilities (including, without limitation, accrued taxes) as may properly be classified as current liabilities in accordance with GAAP, but excluding (i) the currently payable portion of any Indebtedness of the Parent or any of its Subsidiaries which by its terms matures, or at the Parent's or any such Subsidiary's option can be extended until, a date that is one year or more after the date of the creation or incurrence thereof, and (ii) the amount of any outstanding Revolving Loans.

     "Consolidated Interest Expense" means, for any period, without duplication, total interest expense paid or accrued with respect to all outstanding Indebtedness of the Parent and its Subsidiaries (net of any interest income received in respect of such period), including, without limitation, that portion of any Capitalized Lease Obligations attributable to interest expense in conformity with GAAP, debt issuance costs and capitalized interest paid during such period (but excluding in any event all such costs and the amortization of such costs incurred in connection with the Transactions), interest on the Loans (including the Underutilization Fee and L/C Guarantee Fees), all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Protection Agreements (including amortization of such costs), all as determined for the Parent and its Subsidiaries on a consolidated basis for such period in accordance with GAAP.

     "Consolidated Net Income (Loss)" means, for any period, with respect to any Person (the "Determination Person"), the net income (or loss) of the Determination Person and its Subsidiaries on a consolidated basis for such period, determined in accordance with GAAP; provided that in determining Consolidated Net Income (Loss) there shall be excluded (i) the income (or loss) of any other Person which is not a Subsidiary of the Determination Person except to the extent of the amount of dividends or other distributions actually paid to the Determination Person or any of its Subsidiaries by such other Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Determination Person or is merged into or consolidated with the Determination Person or any of its Subsidiaries or that Person's assets are acquired by the Determination Person or any of its Subsidiaries, (iii) the proceeds of any life insurance policy, (iv) gains and losses from the sale, exchange, transfer or other disposition of Property or assets not in the ordinary course of business of the Determination Person and its Subsidiaries, and related tax effects in accordance with GAAP, (v) any other extraordinary or non-recurring gains or losses of the Determination Person or its Subsidiaries, and related tax effects in accordance with GAAP, and (vi) the income of any Subsidiary of the Determination Person to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or of any agreement, instrument, Statute or Order applicable to that Subsidiary.

     "Consolidated Net Worth" means, as at any date of determination, the sum at such date of (i) the aggregate par value of the Parent's outstanding Capital Stock, plus (ii) additional paid-in capital, plus (iii) retained earnings, plus
(iv) the amount of the Parent's and its Subsidiaries' stepup in Inventory basis resulting from the Acquisition in accordance with APB No. 16, to the extent deducted in determining Consolidated Net Income (Loss) for any period after the Closing Date, less the Parent's treasury stock account, all as determined for the Parent and its Subsidiaries on a consolidated basis in conformity with GAAP.

     "Consolidated Series A/B Indebtedness" means, as at any date of determination, the aggregate amount of Indebtedness of the Parent and its Subsidiaries as of such date in respect of the Series A Term Loans and the Series B Term Loans, determined on a consolidated basis in conformity with GAAP.

     "Consolidated Total Indebtedness" means, as at any date of determination, the total amount at such date of all Indebtedness of the Parent and its Subsidiaries, as determined on a consolidated basis in conformity with GAAP.

     "Continuing Indebtedness" has the meaning specified in Section 5.8(a).

     "Controlled Person" means, with respect to any Person, any other Person directly or indirectly controlled by such Person. For purposes of this definition, "control" of a Person shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether by ownership of Capital Stock, by contract or otherwise.

     "Convert", "Conversion" and "Converted" shall refer to a conversion pursuant to Section 4.2 hereof of one Type of Loan into another Type of Loan.

     "Core EBITDA" means, in respect of the period of four consecutive full fiscal quarters of the Parent ending on any of the dates set forth below (or, in respect of any such date that is earlier than March 31, 1996, the period from the Closing Date to and including such date), the corresponding amount set forth opposite such date below:

          Period Ending:                                   Amount
          --------------                                 -----------

          March 31, 1995                                 $ 1,091,000
          June 30, 1995                                    4,564,000
          September 30, 1995                               9,729,000
          December 31, 1995                               13,900,000
          March 31, 1996                                  15,150,000
          June 30, 1996                                   15,525,000
          September 30, 1996                              15,925,000
          December 31, 1996                               16,300,000
          March 31, 1997                                  16,700,000
          June 30, 1997                                   17,100,000
          September 30, 1997                              17,500,000
          December 31, 1997                               17,850,000
          March 31, 1998                                  18,175,000
          June 30, 1998                                   18,525,000
          September 30, 1998                              18,900,000
          December 31, 1998                               19,550,000
          March 31, 1999                                  20,225,000
          June 30, 1999                                   20,900,000
          September 30, 1999                              21,625,000


          Period Ending:                                   Amount
          --------------                                 -----------
          December 31, 1999                              21,950,000
          March 31, 2000                                 22,300,000
          June 30, 2000                                  22,650,000
          September 30, 2000                             23,000,000
          December 31, 2000                              23,475,000
          March 31, 2001                                 23,875,000
          June 30, 2001                                  24,475,000
          September 30, 2001                             25,000,000
          Last day of any fiscal quarter thereafter:     25,000,000


     "Current Value" has the meaning specified in Section 11.6.

     "Default" means any event or condition which, with due notice or lapse of time or both, would become an Event of Default.

     "Depositary Account" means with respect to any Person any demand, time, savings, passbook, money market or other depositary account maintained by such Person with any bank, savings and loan association, credit union or other depositary institution, other than an account evidenced by a certificate of deposit.

     "Depositary Account Agreement" means an agreement substantially in the form of Exhibit N hereto, with respect to one or more Depositary Accounts now or hereafter maintained by the Parent, the Borrowers or their Subsidiaries, among the Person maintaining such Depositary Account, the bank or other depositary institution at which such Depositary Account is maintained, and the Collateral Agent.

     "Disqualified Capital Stock" means, with respect to any Person, that portion of any class or series of Capital Stock of such Person that, by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of an event or passage of time would be, required to be redeemed or repurchased (including at the option of the holder), in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption, sinking fund or similar payment due, in either case, on or prior to the Series B Maturity Date.

     "Dollars" and "$" shall mean lawful money of the United States of America.

     "EBITDA" means, for any period, with respect to any Person, Consolidated Net Income (Loss) for such Person for such period plus all amounts deducted in determining such Consolidated Net Income (Loss) on account of Consolidated Interest Expense of such Person, taxes based on or measured by income, depreciation expense, amortization expense and other non-cash items (including non-cash charges and including, without limitation, adjustments related to the write-up in the book value of any assets arising out of the Transactions, to the extent such adjustments are made pursuant to APB Nos. 16 and 17 and are deducted in determining Consolidated Net Income (Loss) of such Person for such period, but exclusive of extraordinary and non-recurring items), all as determined for such Person and its Subsidiaries on a consolidated basis in accordance with GAAP.

     "Eligible Account" means each Account:

     (a) that arises out of the sale by any of the Borrowers or their Subsidiaries of finished goods Inventory to an Account Debtor located within the United States of America or Canada, or located outside of the United States of America and Canada if such Accounts are backed by letters of credit issued or confirmed by a bank which is organized under the laws of the United States of America or Canada or a state or province thereof and which has capital, surplus and undivided profits in excess of $500,000,000, and such letter of credit has been delivered to the Collateral Agent as Collateral;

     (b) that is the valid, binding and legally enforceable obligation of the Account Debtor obligated thereon and such Account Debtor is not (i) an Affiliate of the Parent, any Borrower or of any Subsidiary of any Borrower, (ii) a director, officer or employee of the Parent, any Borrower or any Subsidiary or Affiliate of any Borrower, (iii) the United States of America or any department, agency or instrumentality thereof unless the applicable Borrower or Subsidiary has complied with the Federal Assignment of Claims Act of 1940, as amended to the satisfaction of the Agent, (iv) Canada or any department, agency or instrumentality thereof unless the applicable Borrower or Subsidiary has complied with the Financial Administration Act (Canada), as amended, (v) a debtor under any proceeding under the Bankruptcy Code or any other comparable bankruptcy or insolvency law applicable under the law of any other country or political subdivision thereof, or (vi) an assignor for the benefit of creditors;

     (c) that is assignable and not evidenced by an instrument or chattel paper unless the same has been endorsed and delivered to the Collateral Agent;

     (d) that is subject to a perfected, first priority Lien in favor of the Collateral Agent, and is free and clear of any other Lien other than Permitted Liens;

     (e) that is net of any credit or allowance given by any Borrower or any Subsidiary of any Borrower to the Account Debtor obligated thereon;

     (f) that is not subject to any asserted offset, counterclaim or other defense with respect thereto;

     (g) that is not unpaid more than 90 days (or 120 days, in the case of Accounts payable by GNC) after the invoice date (which must be not more than five days subsequent to the shipment date);

     (h) that is not owed by an Account Debtor who is obligated on accounts owed to the Borrowers more than 20% of the aggregate unpaid balance of which have been past due for longer than the relevant period specified in clause (g) above unless the Agent has approved the continued eligibility thereof;

     (i) to the extent that including such Account as an Eligible Account would not cause the total Eligible Accounts owing from any one Account Debtor or its Affiliates to exceed 10% of all Eligible Accounts (or, in the case of Eligible Accounts owing from GNC, 20% of all Eligible Accounts);

     (j) that does not arise from a sale to an Account Debtor on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or any other repurchase or return basis;

     (k)  that is payable in Dollars;

     (l) that is evidenced by an invoice or other writing in a standard form used in the ordinary course of business of the Borrowers and their Subsidiaries; and

     (m) that is accurately described by each of the statements set forth in clauses (a) through (h), inclusive, of Section 5.32 hereof.

    "Eligible Inventory" means all raw material Inventory, work-in-process Inventory and finished goods Inventory (but excluding packaging, crating and supplies Inventory) as to which any of the Borrowers or their Subsidiaries has title, provided that such Inventory:

     (a) is subject to a perfected, first priority Lien in favor of the Collateral Agent, and is free and clear of any other Lien other than Permitted Liens;

     (b) is located in the United States at any of the locations identified as locations of Inventory pursuant to Section 5.29 hereof (as said Schedule may be supplemented from time to time by timely notices delivered pursuant to Section 12.18 hereof); provided, however, that any Inventory which is located at any such location which is not owned by any of the Borrowers or their Subsidiaries and as to which the Borrowers have not obtained an Estoppel Letter, to the extent that such Inventory at any time exceeds $250,000 in the aggregate, shall not be deemed Eligible Inventory;

     (c) is not so identified to a contract to sell that it constitutes an Account;

     (d) has not been acquired by any of the Borrowers or their Subsidiaries on consignment and has not been placed out on consignment by any of the Borrowers or their Subsidiaries;

     (e) is not obsolete or Slow Moving Inventory, and is of good and merchantable quality free from any defects which could reasonably be expected to adversely affect the market value thereof; and

     (f) was not produced in violation of the Fair Labor Standards Act and subject to the so-called "hot goods" provision contained in Title 29 U.S.C. (S) 215(a)(1).

     "Environment" means any and all surface water, ground water or other underground water, drinking water supply, solid surface or subsurface strata, soil, biota or air.

     "Environmental Laws" means any and all Federal, state, local, and foreign Statutes, Orders, permits, authorizations, licenses, or governmental restrictions relating to pollution, the protection of the Environment or the generation, treatment, storage, use, maintenance, recycling, transportation, release or disposal of Hazardous Materials, including, without limitation, CERCLA, the Resource Conservation and Recovery Act, the Emergency Planning and Community Right to Know Act, the Safe Drinking Water Act, the Hazardous Materials Transportation Act, the Clean Air Act, the Clean Water Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Noise Control Act, the Occupational Safety and Health Act, the Toxic Substances Control Act, any so-called "Superfund" or "Superlien" law, and any regulation promulgated under any of the foregoing, all as now or at any time hereafter may be in effect.

    "Environmental Matter" means any claim, investigation, notice letter, information request, litigation or administrative proceeding, whether pending or, to the knowledge of the Parent or the Borrowers, threatened, or judgment or Order, relating to any Hazardous Materials, the release thereof, or any Environmental Law.

    "Equipment" means "equipment" as defined in the Uniform Commercial Code as in effect in the State of New York on the Closing Date.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as from time to time amended.

    "ERISA Affiliate" means any corporation or other Person which is a member of the same controlled group (within the meaning of Section 414(b) of the Code) of corporations or other Persons as any of the Borrowers or the Parent, or which is under common control (within the meaning of Section 414(c) of the Code) with any of the Borrowers or the Parent, or any corporation or other Person which is a member of an affiliated service group (within the meaning of Section 414(m) of the Code) with any of the Borrowers or the Parent, or any corporation or other Person which is required to be aggregated with any of the Borrowers or the Parent pursuant to Section 414(o) of the Code or the regulations promulgated thereunder, to the extent effective.

     "Estoppel Letter" has the meaning specified in Section 12.18.

     "Event of Default" has the meaning specified in Section 13.1.

     "Excess Cash Flow" means, for any fiscal year, without duplication, Consolidated Net Income (Loss) of the Parent plus, to the extent deducted in determining such Consolidated Net Income (Loss) for such fiscal year, (a) depreciation expense, (b) amortization expense, (c) deferred income taxes, (d) all other non-cash charges and non-cash credits, and (e) any net decrease in Working Capital during such fiscal year, minus (w) income taxes paid during such fiscal year, to the extent not deducted in determining such Consolidated Net Income (Loss) for such fiscal year, (x) Capital Expenditures made during such fiscal year in accordance with Section 12.4 (to the extent made in cash and not financed by Indebtedness other than the Initial Series A Term Loans, the Revolving Loans and the Series B Term Loans), (y) scheduled payments of the principal amount of any Indebtedness actually paid during such fiscal year (including, without limitation, all payments pursuant to Section 4.1(a) hereof, but excluding payments pursuant to Section 4.1(b)(i) hereof), and (z) any net increase in Working Capital during such fiscal year, all as determined for the Parent and its Subsidiaries on a consolidated basis in accordance with GAAP.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar Federal statute then in effect, and a reference to a particular section thereof shall include a reference to the comparable section, if any, of any such similar Federal statute.

     "Executive Agreements" means collectively (i) that certain Executive Stock Agreement dated as of October 28, 1993 between the Parent and Jeffrey A. Hinrichs, (ii) those certain Executive Stock Agreements dated July 8, 1994, between the Parent and each of (A) James Selander, (B) Farley Quist, (C) Daren Peterson and (D) Brent Roth, (iii) that certain Consultant Stock Agreement dated as of October 28, 1993 between the Parent and Bruce R. Hough, (iv) that certain Option Agreement dated as of October 31, 1994 between the Parent and Marshall G. Campbell, and (v) those certain Option Agreements dated as of November 15, 1994, between the Parent and each of (A) Frank W. Gay II, (B) Bruce R. Hough, and (C) Jeffrey A. Hinrichs.

     "Existing Indebtedness" means all Indebtedness of the Parent and its Subsidiaries existing on the Closing Date immediately prior to the initial disbursement of the Loans hereunder.

     "Fair Market Value" means the amount a willing buyer would pay to a willing seller for the assets in question, neither party being under compulsion to act and both having reasonable knowledge of all relevant facts.

     "FDA" means the United States Food and Drug Administration or any successor Governmental Body thereto.

     "Fixed Charges" shall mean, for any period, without duplication, Consolidated Interest Expense for such period, plus scheduled payments of principal of all Indebtedness of the Parent and its Subsidiaries during such period, all as determined for the Parent and its Subsidiaries on a consolidated basis in accordance with GAAP.

     "Fully Diluted Common Stock" at any time shall mean all shares of Parent Common Stock then issued and outstanding and all shares of Parent Common Stock issuable upon the exercise of any then outstanding warrants, options, conversion rights or other rights to subscribe for, purchase or acquire shares of Parent Common Stock, regardless of whether such warrants, options, conversion rights or other rights are then exercisable.

     "FWG" means F.W. Gay & Sons, a Texas general partnership.

     "GAAP" means generally accepted accounting principles in the United States of America (applied on a consistent basis both as to classification of items and amounts), as in effect on September 30, 1994, and as applied in the preparation of the Parent Financial Statements for the fiscal year of the Parent ended on such date; provided that for the purposes of the preparation and certification of the financial statements required to be delivered pursuant to Sections 9(a) and 9(c)(i) hereof, "GAAP" shall mean generally accepted accounting principles in the United States of America (applied on a consistent basis both as to classification of items and amounts), as in effect on the respective dates of preparation of such financial statements.

     "GNC" means General Nutrition Companies Inc., a Delaware corporation.

     "Governmental Body" means any Federal, state, county, city, town, village, municipal or other governmental department, commission, board, bureau, agency, authority or instrumentality, domestic or foreign.

     "Guarantee" means any guarantee or other contingent liability (other than any endorsement for collection or deposit in the ordinary course of business), direct or indirect, with respect to any obligations of another Person, through an agreement or otherwise, including, without limitation, (a) any other endorsement or discount with recourse or undertaking substantially equivalent to or having economic effect similar to a guarantee in respect of any such obligations and (b) any agreement (i) to purchase, or to advance or supply funds for the payment or purchase of, any such obligations, (ii) to purchase, sell or lease Property, products, materials or supplies, or transportation or services, in respect of enabling such other Person to pay any such obligation or to assure the owner thereof against loss regardless of the delivery or nondelivery of the Property, products, materials or supplies or transportation or services or (iii) to make any loan, advance or capital contribution to or other investment in, or to otherwise provide funds to or for, such other Person in respect of enabling such Person to satisfy any obligation (including any liability for a dividend, stock liquidation payment or expense) or to assure a minimum equity, working capital or other balance sheet condition in respect of any such obligation. The amount of any Guarantee shall be equal to the outstanding amount of the obligations directly or indirectly guaranteed.

     "Guarantors" means, collectively, the Parent and each Subsidiary of the Parent or the Borrowers (other than any of the Borrowers) that executes and delivers a Subsidiary Guarantee, and "Guarantor" means any one of such Guarantors.

     "Hazardous Material" and "Hazardous Materials" shall mean as follows:

          (a) any "hazardous substance" as defined in, or for purposes of, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.A. (S)(S) 9601 & 9602, or any other so-called "superfund" or "superlien" law and any judicial interpretation of any of the foregoing;

          (b) any "regulated substance" as defined pursuant to 40 C.F.R. Part
     280;

          (c) any "pollutant or contaminant" as defined in 42 U.S.C.A. (S) 9601(33);

          (d) any "hazardous waste" as defined in, or for purposes of, the Resource Conservation and Recovery Act;

          (e) any "hazardous chemical" as defined in 29 C.F.R. Part 1910;

          (f) any "hazardous material" as defined in, or for purposes of, the Hazardous Materials Transportation Act; and

          (g) any other substance, regardless of physical form, or form of energy or pathogenic agent that is subject to any other past, present or future law or requirement of any Governmental Body regulating, relating to, or imposing obligations, liability, or standards of conduct concerning the protection of human health, plant life, animal life, natural resources, Property or the reasonable enjoyment of life or Property from the presence in the Environment of any solid, liquid, gas, odor, pathogen or form of energy, from whatever source.

     Without limiting the generality of the foregoing, the term "Hazardous Material" thus includes, but is not limited to, any material, waste or substance that contains petroleum or any fraction thereof, asbestos, or polychlorinated biphenyls, or that is flammable, explosive or radioactive.

     "Heller" means Heller Financial, Inc., a Delaware corporation.

     "Heller Warrants" means those certain Warrants dated October 28, 1993 issued by the Parent to Heller to purchase in the aggregate 116,949.15 shares of Non-Voting Common Stock and 12,994.35 shares of Class A Non-Voting Common Stock (in each case subject to adjustment as therein provided), as amended on or prior to the Closing Date and as such documents may from time to time be further amended, modified or supplemented in accordance with their terms.

     "Indebtedness" with respect to any Person means, without duplication,
(i) all indebtedness of such Person for borrowed money, (ii) any obligation incurred for all or any part of the purchase price of Property or services, other than accounts payable and accrued expenses included in current liabilities and incurred in respect of Property or services purchased in the ordinary course of business, (iii) indebtedness or obligations evidenced by bonds, debentures, notes or similar written instruments, (iv) the face amount of any letter of credit or similar instrument issued or accepted by banks or other financial institutions for the account of such Person, whether or not drawn, (v) any obligation (whether or not such Person has assumed or become liable for the payment of such obligation) secured by a Lien on any Property of such Person,
(vi) Capitalized Lease Obligations of such Person, (vii) all obligations, contingent or otherwise, of such Person with respect to any Interest Rate Protection Agreement, (viii) all obligations, contingent or otherwise, of such Person under any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in currency values, and (ix) all Guarantees by such Person of Indebtedness of the character described in clauses (i) through (viii), inclusive, of this definition.

     "Information Memorandum" means the Information Memorandum dated November 1994, prepared by the Sponsor and Clarte Capital, which document is attached hereto as Exhibit B.

     "Initial Borrowing Base Certificate" means the initial Borrowing Base Certificate to be delivered to the Agent prior to the Closing Date pursuant to
Section 7.5 hereof.

     "Initial Series A Term Loans" has the meaning specified in Section 2.4(a).

     "Intellectual Property" of any Person means:

          (a) all trademarks, trade names, trade styles, service marks, logos, emblems, prints and labels, all elements of package or trade dress of goods, and all general intangibles of like nature, of such Person, together with the goodwill of such Person's business connected with the use thereof and symbolized thereby, and all applications, registrations and recordings thereof, including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States of America or in any office of the Secretary of State (or equivalent) of any state thereof, or in any similar office or agency of any country or political subdivision thereof throughout the world, together with all extensions, renewals and corrections thereof and all licenses thereof or pertaining thereto, including, without limitation, all License Agreements with respect thereto,

          (b) all letters patent of such Person and applications therefor, and all registrations and recordings thereof, including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States of America or any state thereof, or in any similar office or agency of any country or political subdivision thereof throughout the world, together with all re-examinations, reissues, continuations, continuations-in-part, divisions, improvements and extensions thereof and all licenses and claims for infringement thereof or pertaining thereto including, without limitation, all License Agreements with respect thereto, and the rights to make, use and sell, and all other rights with respect to, the inventions disclosed or claimed therein, all inventions, designs, proprietary or technical information, know-how, other data or information, software, databases, all embodiments or fixations thereof and related documentation, and all other trade secret rights not described above,

          (c) all copyrights of such Person in works of authorship of any kind, and all applications, registrations and recordings thereof in the Office of the United States Register of Copyrights, Library of Congress, or in any similar office or agency of any country or political subdivision thereof throughout the world, together with all extensions, renewals and corrections thereof and all licenses and claims for infringement thereof or pertaining thereto, including, without limitation, all License Agreements with respect thereto, and

          (d) all customer lists and other records of such Person relating to the distribution of products bearing any of the items described in subparagraphs (a), (b) or (c) of this definition.

     "Intellectual Property Security Agreement" has the meaning specified in
Section 7.13(b).

     "Intercreditor Agreement" means the Intercreditor Agreement in the form of Exhibit W hereto to be entered into on the Closing Date pursuant to Section 7.19, as from time to time amended, modified or supplemented in accordance with the terms thereof.

     "Interest Expense Coverage Ratio" means, for any period, the ratio of
(i) the EBITDA of the Parent and its Subsidiaries for such period to (ii) the aggregate amount of all Consolidated Interest Expense for such period.

     "Interest Payment Date" has the meaning set forth in Section 3.4(a).

     "Interest Period" means (a) the period from and including the Closing Date to but excluding the first Interest Payment Date immediately following the Closing Date, and thereafter (b) the approximately one month period from and including each Interest Payment Date to but excluding the immediately following Interest Payment Date.

     "Interest Rate Protection Agreement" shall mean an interest rate swap, cap or collar agreement or similar arrangement between any Person or Persons and one or more financial institutions providing for the transfer or mitigation of interest rate or expense risks either generally or under specific contingencies.

     "Internal Revenue Service" means the United States Internal Revenue Service and any successor or similar agency performing similar functions.

     "Inventory" shall mean all of the inventory of the Borrowers and their Subsidiaries of every kind and description, now or at any time hereafter owned by or in the custody or possession, actual or constructive, of any of the Borrowers or their Subsidiaries, wherever located, including, but not limited to, all merchandise, raw materials, parts, supplies, work-in-process and finished goods intended for sale, together with all the containers, packing, packaging, shipping and similar materials related thereto, and including such inventory as is temporarily out of the Borrowers' or their Subsidiaries' custody or possession, including inventory on the premises of others and items in transit, and including any returns and repossessions upon any accounts, documents, instruments or chattel paper relating to or arising from the sale of inventory, and all substitutions and replacements therefor, and all additions and accessions thereto, and all ledgers, books of account, records, computer printouts, computer runs, and other computer-prepared information relating to any of the foregoing, and any and all proceeds of any of the foregoing, including without limitation proceeds of insurance policies thereon.

     "Investment" when used with reference to any investment of any Person means any investment of such Person so classified under GAAP, and, whether or not so classified, includes (a) any loan or advance made by such Person to any other Person, (b) any Guarantee, and (c) any ownership or similar interest in any other Person; and the amount of any Investment shall be the original principal or capital amount thereof less all cash returns of principal or equity thereof (and without adjustment by reason of the financial condition of such other Person).

     "Issuing Lender" means Jackson National Life Insurance Company, a Michigan insurance corporation.

     "Issuing Lender's Office" means the office of the Issuing Lender located at the address designated on Schedule I hereto, or such other office as the Issuing Lender may hereafter designate in writing to the other parties hereto.

     "KAL" has the meaning specified in the Preamble.

     "KAL B.V." means Makers of KAL, B.V., a Netherlands corporation which is a Wholly-owned Subsidiary of KAL Seller and which, immediately following consummation of the Transactions, will be a Wholly-owned Subsidiary of KAL.

     "KAL Financial Statements" has the meaning specified in Section 5.5(a).

     "KAL Seller" has the meaning specified in paragraph A of the Recitals.

     "L/C Guarantee Fee" has the meaning set forth in Section 3.6.

     "Lenders" means collectively the Original Lender and its successors, assigns and transferees, including any Person who may subsequently become a Lender under the terms of this Agreement; and "Lender" means any one of such Lenders.

     "Letter of Credit" shall mean any letter of credit or other similar financial accommodation issued by the Letter of Credit Bank for the account of any of the Borrowers or their Subsidiaries for any proper business of the Borrowers or their Subsidiaries which is Guaranteed by the Issuing Lender pursuant to a Letter of Credit Guarantee.

     "Letter of Credit Bank" means the bank selected by the Borrowers to issue letters of credit and other similar financial accommodations for the account of any of the Borrowers or their Subsidiaries, which bank shall be reasonably acceptable to the Issuing Lender.

     "Letter of Credit Guarantee" shall mean each Guarantee issued by the Issuing Lender pursuant to Section 2.7 hereof, at the request and for the account of any of the Borrowers, to and in favor of the Letter of Credit Bank.

     "Letter of Credit Limit" means an amount equal to $1,500,000.

     "Letter of Credit Reserve" means, as of the time of determination, the aggregate undrawn face amount of all outstanding Letters of Credit.

     "LIBO Rate" means, for any Interest Period, a percentage rate per annum equal to the offered rate per annum for deposits of Dollars for a one month period that appears on Telerate Page 3750 as of 11:00 A.M. (London, England time) two Business Days prior to the first day of such Interest Period. If no such offered rate exists, such rate will be the rate of interest per annum, as determined by the Agent (rounded upwards, if necessary, to the nearest 1/16 of 1%) at which deposits of Dollars in immediately available funds are offered at 11:00 A.M. (London, England time) two Business Days prior to the first day in such Interest Period by major financial institutions reasonably satisfactory to the Agent in the London interbank market for a one month period and for an amount equal or comparable to the principal amount of the Loans outstanding on such date of determination. If no such deposits are offered by such institutions, such rate will be the rate in effect for the prior Interest Period.

     "LIBO Rate Loan" means, with respect to any Revolving Loan, Series A Term Loan or Series B Term Loan, such Loan at any time when the interest rate applicable to such Loan shall be equal to the LIBO Rate at the time in effect plus the Applicable Margin.

     "License Agreements" with respect to any Person means all license agreements entered into by such Person, whether as licensor or licensee, providing for the license of trademarks, patents, copyrights, technology and related or similar rights, as the same may be renewed, extended or modified, and all rights of such Person in connection with any of the foregoing and in connection with any agreement related thereto.

     "Lien" means any security interest, mortgage, pledge, hypothec, lien, claim, charge, prior claim, encumbrance, assignment, trust, conditional sale or title retention agreement, lessor's interest under a Capitalized Lease or analogous instrument, in, of or on any of a Person's Property (whether held on the date hereof or hereafter acquired), or any filed financing statement signed by such Person which names such Person as the debtor, or the execution by such Person of any security agreement or the like authorizing any other Person as the secured party thereunder to file such a financing statement.

     "Loans" shall mean collectively the Revolving Loans and the Term Loans, and "Loan" shall mean any one of such Loans.

     "Loan Documents" means this Agreement, the Security Documents, the Notes, the Parent Guarantees, the Subsidiary Guarantees, the Intercreditor Agreement, and all other agreements, instruments and documents now or hereafter executed pursuant thereto or in connection therewith, each as amended, modified or supplemented from time to time in accordance with the terms thereof.

     "Majority Lenders" means (a) so long as any Revolving Loan Commitments shall remain in effect or any Series A Term Loans shall remain outstanding, the Lender or Lenders holding (i) at least 50.1% of the Aggregate Revolving Loan Commitment, and (ii) at least 50.1% of the aggregate outstanding principal amount of the Series A Term Loans, and (b) at all times thereafter, the Lender or Lenders holding at least 50.1% of the aggregate outstanding principal amount of the Series B Term Loans.

     "Material Adverse Effect" means any change or changes or effect or effects that individually or in the aggregate are materially adverse to (i) the assets, business, operations, revenues, income or condition (financial or otherwise) of the Parent, the Borrowers and their Subsidiaries taken as a whole, (ii) the Transactions, (iii) the ability of the Borrowers and the Parent to perform their respective obligations under this Agreement, the Notes, and the other Loan Documents, or (iv) the validity or enforceability of any of the Loan Documents or the Related Documents or any rights or remedies under any thereof.

     "Material Contracts" has the meaning specified in Section 5.23.

     "Material Loss Amount" means $500,000.

     "Maximum Revolving Amount" has the meaning set forth in Section 2.1(a).

     "Mortgages" has the meaning set forth in Section 7.13(c).

     "Mortgage Policies" has the meaning set forth in Section 7.13(c)(iii).

     "Multiemployer Plan" means a multiemployer plan as defined in Section 3(37) or Section 4001(a)(3) of ERISA or Section 414(f) of the Code contributed to by the Parent, any of the Borrowers or any of their ERISA Affiliates.

     "Natural Max" has the meaning specified in the Preamble.

     "Natural Max Business" means the business of manufacturing, marketing, distributing and selling diet and energy supplements and other food supplements under the DietMax, EnerMax, GinsMax, Biogenics and Healthway names, the business of printing labels for such products and similar items, and other activities related to any of the foregoing, all as conducted by KAL Seller and Blue Ribbon immediately prior to the Closing Date and as conducted by Natural Max on the Closing Date after giving effect to the Transactions, and all assets of or relating to such business acquired by Natural Max on the Closing Date or acquired by it in the ordinary course of such business thereafter.

     "Net Cash Proceeds" means, with respect to (a) an incurrence by the Parent, any of the Borrowers or their Subsidiaries of any Indebtedness, (b) the issuance and sale by the Parent of any of its Capital Stock, or (c) any sale, lease, transfer or other voluntary or involuntary disposition of any Property of the Parent, any of the Borrowers or any of their Subsidiaries, the aggregate amount of cash consideration received by the Parent, the Borrowers and their Subsidiaries in connection with such transaction after deduction of all reasonable and customary fees, costs and expenses directly incurred by the Parent, the Borrowers and their Subsidiaries in connection therewith, including, without limitation, reasonable and customary underwriting discount, brokerage or selling commissions, if any, taxes paid or reasonably anticipated to be payable as a result of such transaction, and the reasonable fees and disbursements of counsel paid by the Parent, the Borrowers and their Subsidiaries in connection therewith.

     "New Facility" means a manufacturing and office facility to be constructed by Nutraceutical on (a) a parcel of vacant land located in Morgan County, Utah, which Nutraceutical has agreed to purchase pursuant to that certain Purchase Agreement dated December 30, 1994, between Nutraceutical and Jo Ann L. Smith Investment Company, a Utah limited partnership, and which is referred to in such Purchase Agreement as the "Development Parcel," including furniture, fixtures and Equipment to be attached to or used in such facility, or (b) other Property acquired by Nutraceutical after the Closing Date and approved by the Majority Lenders, which approval will not be unreasonably withheld.

     "Non-Voting Common Stock" means the Non-Voting Common Stock, par value $.01 per share, of the Parent.

     "Notes" shall mean collectively the Revolving Notes and the Term Notes, including any notes of like tenor hereafter issued jointly and severally by the Borrowers in substitution or exchange for any thereof.

     "Officer's Certificate" means with respect to any corporation, a certificate signed by an Authorized Representative of the specified corporation.

     "Ogden Property" means the land, buildings and improvements owned by Solaray and located at 2815 Industrial Drive, Ogden, Utah.

     "Order" means any order, writ, injunction, decree, judgment, award, determination or written direction or demand of any court, arbitrator or Governmental Body.

     "Original Lender" has the meaning specified in the Preamble.

     "Other Taxes" has the meaning specified in Section 3.8(b).

     "Parent" has the meaning specified in the Preamble.

     "Parent Common Stock" means the Common Stock, the Non-Voting Common Stock, the Class A Common Stock, the Class A Non-Voting Common Stock and the Class P Common Stock, and any Capital Stock of any class of the Parent hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Parent.

     "Parent Financial Statements" has the meaning specified in Section 5.5(a).

     "Parent Guarantees" means the Series A/Revolver Parent Guarantee and the Series B Parent Guarantee.

     "PBGC" means the Pension Benefit Guaranty Corporation, and any successor agency or Governmental Body performing similar functions.

     "Pension Plan" means an employee pension benefit plan, as defined in
Section 3(2) of ERISA, excluding a Multiemployer Plan, maintained by or contributed to by the Parent or any of the Borrowers or their Subsidiaries or ERISA Affiliates.

     "Permitted IRB Financing" means Indebtedness incurred by the Borrowers in connection with an issuance of industrial revenue bonds in order to finance up to 75% of the cost of acquisition or construction of the land, buildings and improvements comprising the New Facility, in an aggregate principal amount not less than $3,000,000 nor more than $6,000,000.

     "Permitted Liens" has the meaning set forth in Section 12.2.

     "Permitted Refinancing" means any extension, renewal, refunding or refinancing of all (but not part) of the Indebtedness incurred pursuant to or in connection with the Revolving Loans, the Series A Term Loans and the Letter of Credit Guarantees, or otherwise pursuant to this Agreement (other than any Indebtedness represented by the Series B Term Loans), provided that (i) such extension, renewal, refunding or refinancing shall not increase the aggregate outstanding principal amount of the Indebtedness thereby extended, renewed, refunded or refinanced (or, in the case of any revolving, letter of credit or similar Indebtedness, shall not increase the maximum aggregate commitment with respect thereto in effect immediately prior to such extension, renewal, refunding or refinancing), (ii) the Indebtedness thereby incurred shall have a final maturity date that is not earlier than the final maturity date of the Indebtedness thereby extended, renewed, refunded or refinanced, (iii) the documents pursuant to which such Indebtedness is incurred shall not impose on the Parent, any of the Borrowers or their Subsidiaries rates of interest, prepayment charges, closing fees or other fees or other amounts that are greater than the respective amounts thereof payable under the terms of the documents governing the Indebtedness thereby extended, renewed, refunded or refinanced as in effect immediately prior to such extension, renewal, refunding or refinancing, (iv) the documents pursuant to which such Indebtedness is incurred shall not contain terms or conditions with respect to covenants, events of default, remedies, representations and warranties or other provisions that, taken as a whole, are more burdensome or restrictive with respect to the Parent, the Borrowers and their Subsidiaries, or that impose more restrictive terms or conditions, taken as a whole, with respect to payment of the Series B Indebtedness, than the terms and conditions contained in the documents governing the Indebtedness thereby extended, renewed, refunded or refinanced as in effect immediately prior to such extension, renewal, refunding or refinancing, and (v) the documents pursuant to which such Indebtedness is incurred shall not impose any Liens on Property of the Parent, any of the Borrowers or their Subsidiaries which would not have been subject to any Lien under the terms of the Indebtedness thereby extended, rnewed, refunded or refinanced.

     "Person" means and includes an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, a foundation, an unincorporated organization or a Governmental Body or any department or agency thereof.

     "Plan" and "Plans" means any employee benefit plan as defined in Section 3(3) of ERISA, excluding a Multiemployer Plan, established or maintained for the benefit of employees of the Parent, any of the Borrowers or their ERISA Affiliates.

     "Post-Default Rate" shall mean, in respect of any principal of any Loan (including, without limitation, any unpaid Revolving Loan), prepayment charge (if any) with respect thereto, accrued interest thereon, fees and any other amounts payable by the Borrowers under this Agreement, any Note or any other Loan Document, a rate per annum equal to 2.00% greater than the rate per annum that would otherwise, in the absence of a Specified Event of Default, be applicable in respect of such Loan during the period in which such Post-Default Rate is applicable.

     "Preferred Stock" means any class or series of Capital Stock of a Person which is entitled to a preference or priority over any other class or series of Capital Stock of such Person with respect to any distribution of such Person's assets, whether with respect to dividends, or upon liquidation or dissolution, or both.

     "Premier" has the meaning specified in the Preamble.

     "Premier Financial Statements" has the meaning specified in Section 5.5(a).

     "Prepayment Premium" means a prepayment charge to be paid in connection with any payment or prepayment required to be made pursuant to Section 4.1(b)(ii), (iii) or (iv) or Section 4.2(a). In any case where such payment or prepayment is not made as a result of or connection with a Triggering Event, such prepayment charge shall be in an amount, for any such payment or prepayment required to be made during any of the periods described below, equal to (a) to the extent such payment or prepayment is required to be applied to the principal of the Series A Term Loans, the corresponding percentage shown opposite such period, under the heading "Series A Non-Triggering," of the amount of such payment or prepayment, and (b) to the extent such payment or prepayment is required to be applied to the principal of the Series B Term Loans, the corresponding percentage shown opposite such period, under the heading "Series B Non-Triggering," of the amount of such payment or prepayment. In any case where such payment or prepayment is made as a result of or in connection with a Triggering Event, (c) to the extent such payment or prepayment is required to be applied to the principal of the Series A Term Loans, the amount of such prepayment charge shall be

$0, and (d) to the extent such payment or prepayment is required to be applied to the principal of the Series B Term Loans, such prepayment charge shall be in an amount, for any such payment or prepayment required to be made during any of the periods described below, equal to the corresponding percentage shown opposite such period, under the heading "Series B Triggering," of the amount of such payment or prepayment:

    Twelve Months          Series A         Series B       Series B
  Ending January 31,    Non-Triggering   Non-Triggering   Triggering
----------------------  ---------------  ---------------  -----------
         1996               3.00%            7.00%           5.50%
         1997               3.00%            6.25%           4.50%
         1998               2.00%            5.25%           4.00%
         1999               1.00%            4.00%           3.50%
         2000               0.00%            3.00%           2.50%
         2001               0.00%            2.25%           2.00%
         2002               0.00%            1.50%           1.33%
         2003               0.00%            0.75%           0.67%
         2004                N/A             0.00%           0.00%

     "Property" with respect to any Person, means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible, of such Person.

     "Qualified Initial Public Offering" shall mean one or more public offerings and sales (including the initial public offering and sale) by the Parent of Parent Common Stock for cash pursuant to an effective registration statement or effective registration statements under the Securities Act, other than any public offering or sale pursuant to a registration statement on Form S-8 or comparable form, provided that the aggregate price to the public of all such Parent Common Stock sold by the Parent in such public offering or offerings shall exceed $20,000,000.

     "Qualified Institutional Investor" means any domestic or foreign bank, savings bank, savings and loan association, trust company, insurance company, employee benefit plan or trust, investment company registered under the Investment Company Act of 1940, as amended, business development company (as defined in that Act), registered securities broker or dealer, investment adviser registered under the Investment Advisers Act of 1940, or other institutional lender or institutional investor, if in each such case (i) such Person is acting for its own account or the accounts of other Qualified Institutional Investors, and (ii) such Person in the aggregate owns and invests on a discretionary basis at least $100,000,000 in securities of issuers that are not Affiliates of such Person, provided, that for such purposes any two or more Persons who are Affiliates of each other shall be treated as a single Person.

     "Qualified Recapitalization" means any recapitalization or reorganization of the Parent or the Borrowers or their equity or debt securities as a result of which, concurrently with or immediately after giving effect thereto, (i) all outstanding Indebtedness and obligations of the Parent and the Borrowers incurred pursuant to this Agreement are paid in full in cash and all obligations of the Lenders to make Revolving Loans hereunder are terminated, (ii) not less than $20,000,000 in cash or Cash Equivalents is paid as a dividend or distribution pro rata to all holders (as of immediately prior to such recapitalization or reorganization) of Parent Common Stock (including all holders at such time of options, warrants or other rights to acquire Parent Common Stock, who shall be treated for such purposes as if such holders owned the shares of Parent Common Stock obtainable upon exercise of such options, warrants or rights), (iii) the holders of the Fully Diluted Common Stock of the Parent (including, without limitation, all options, warrants or other rights to acquire such Capital Stock) immediately prior to such recapitalization or reorganization shall continue to own, immediately after giving effect to such recapitalization, at least 51% of the Fully Diluted Common Stock of the Parent, and (iv) such recapitalization or reorganization shall not effect any material change in the relative percentages of the Fully Diluted Common Stock of the Parent owned by the holders of Fully Diluted Common Stock of the Parent (including, without limitation, all options, warrants or other rights to acquire such Capital Stock) immediately prior to giving effect to such recapitalization or reorganization, as among such holders, unless such material change is the result of action by the Lenders.

     "Refinanced Indebtedness" has the meaning specified in Section 5.8(a).

     "Related Documents" means the Acquisition Documents, the Loan Documents (other than this Agreement), the Restated Advisory Agreement, the Restated Stockholders Agreement and the Restated Registration Agreement, in each case as in effect on the date hereof and as hereafter amended, modified or supplemented in accordance with their respective terms.

     "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder for which the 30-day notice requirement applies.

     "Restated Advisory Agreement" means that certain Amended and Restated Advisory Agreement in the form of Exhibit F hereto, to be entered into on the Closing Date pursuant to Section 7.18, among Nutraceutical, FWG, the Sponsor and Solaray, as such agreement may from time to time be amended, modified or supplemented in accordance with its terms.

     "Restated Registration Agreement" means the Amended and Restated Registration Agreement in the form of Exhibit T hereto, to be entered into on the Closing Date pursuant to Section 7.18, by the Parent, Heller, the Original Lender, the members of the Sponsor Group, and certain other parties, as such agreement may hereafter from time to time be amended, modified or supplemented in accordance with the terms thereof.

     "Restated Stockholders Agreement" means the Amended and Restated Stockholders Agreement in the form of Exhibit D hereto, to be entered into on the Closing Date pursuant to Section 7.18, by the Parent, Heller, the Original Lender, the members of the Sponsor Group, and certain other parties, as such agreement may hereafter from time to time be amended, modified or supplemented in accordance with the terms thereof.

     "Restricted Investment" means any Investment other than:

          (a) any Investment in Cash Equivalents,

          (b) any Investment set forth in Schedule 5.8B, the Parent Guarantee and the Subsidiary Guarantees,

          (c) any Investment by the Parent in the Capital Stock of, or loan or advance to or Guarantee of the obligations of, Nutraceutical, any Investment by any Borrower in the Capital Stock of, or loan or advance to or Guarantee of the obligations of, any other Borrower (other than Natural
     Max) or any Wholly-owned Subsidiary of any Borrower (other than Natural
     Max), and any Investment by any Wholly-owned Subsidiary of any Borrower in the Capital Stock of, or loan or advance to or Guarantee of the obligations of, any Borrower (other than Natural Max) or any other Wholly-owned Subsidiary of any Borrower (other than Natural Max); provided that nothing herein shall be construed to prohibit intercompany loans and advances between Natural Max and any other Borrower or Wholly-owned Subsidiary of any Borrower made in the ordinary course of business,

          (d) Investments by Solaray in the Capital Stock or Indebtedness of the Solaray/Eastman Joint Venture, not to exceed $500,000 in the aggregate at any time outstanding, provided that all certificates, notes or other instruments evidencing any such Investment (including, without limitation, if such joint venture shall be in the form of a limited partnership, certificates representing limited partnership interests therein, if any, and stock certificates representing shares of stock of any corporate general partner thereof) shall upon receipt by Solaray be pledged and delivered to the Collateral Agent as additional Collateral in accordance with the terms of the Security Agreement, and

          (e) Investments that constitute acquisitions of Capital Stock permitted by the provisions of Section 12.6(g) hereof.

     "Restricted Payment" means, with respect to any Person,

          (a) the declaration or payment of any dividend or other distribution on, or the incurrence of any liability to make any other payment in respect of, Capital Stock of such Person (other than one payable solely in the same class of Capital Stock of such Person),

          (b) any payment or distribution on account of the purchase, redemption, defeasance (including in-substance or legal defeasance) or other retirement by any Person of any Capital Stock of such Person, or of any warrant, option or other right to acquire such Capital Stock (whether directly or indirectly, and including, without limitation, any purchase or other acquisition of such Capital Stock, or of any warrant, option or other right to acquire such Capital Stock, by any Subsidiary of such Person),

          (c) any other payment or distribution by such Person in respect of its Capital Stock, whether directly or indirectly or through any Subsidiary of such Person,

          (d) any payment or distribution by such Person on account of the principal of or prepayment charge, if any, or, upon the occurrence and during the continuance of any Event of Default, interest or other amounts, with respect to any Indebtedness of Parent, any Borrower or any of their Subsidiaries which is subordinated in right of payment to the prior payment of any of the Notes, and

          (e) any management fee, consulting fee, advisory fee, investment banking or transaction fee or commission or similar remuneration paid or payable to any holder of Capital Stock of such Person or to any Affiliate of any such holder, excluding directors' fees and executive compensation and benefits payable in the ordinary course of business.

     The amount of any Restricted Payment made in the form of Property shall be deemed to be the Fair Market Value of such Property.

     "Revolving Credit Transaction Date" means each Friday of each calendar week during the term of this Agreement. If any such date is not a Business Day, such Revolving Credit Transaction Date shall be deemed to be the first Business Day next preceding such date.

     "Revolving Loans" shall have the meaning ascribed thereto in Section 2.1(a) hereof.

     "Revolving Loan Commitment" shall mean, for each Lender, the obligation of such Lender to make Revolving Loans (and to participate in Letters of Credit Guarantees pursuant to Section 2.7(c) hereof) prior to the Revolving Loan Termination Date in an aggregate amount at any one time outstanding up to but not exceeding the amount determined by multiplying the Aggregate Revolving Loan Commitment in effect at such time by such Lender's Revolving Loan Commitment Percentage in effect at such time.

     "Revolving Loan Commitment Percentage" shall mean, with respect to any Lender, the percentage set forth opposite such Lender's name on Schedule I hereto as in effect from time to time.

     "Revolving Loan Termination Date" means January 31, 2003, or any earlier date on which this Agreement or the obligations of the Lenders to make Revolving Loans may be terminated pursuant to Section 4.1(b), Section 4.2(b), Section 4.8 or Section 13.1 hereof.

     "Revolving Notes" shall have the meaning ascribed to such term in Section 2.1(b) hereof.

     "SEC" means the United States Securities and Exchange Commission and any other agency or Governmental Body that may hereafter succeed to the functions thereof.

     "Securities Act" means as of any date the Securities Act of 1933, as amended, or any similar Federal statute then in effect, and a reference to a particular section thereof shall include a reference to the comparable section, if any, of any such similar Federal statute.

     "Security Agreement" has the meaning set forth in Section 7.13(a).

     "Security Documents" has the meaning specified in Section 7.13.

     "Sellers" has the meaning specified in the Recitals.

     "Series A Maturity Date" means January 31, 2003, or such earlier date as all of the principal amount of the Series A Term Notes shall become due and payable by reason of acceleration of the maturity thereof or otherwise.

     "Series A/Revolver Indebtedness" means (a) all obligations of the Borrowers now or hereafter incurred with respect to payment of the principal amount of, Prepayment Premiums with respect to, and interest and periodic fees payable on the Revolving Loans, the Series A Term Loans, and the Letter of Credit Guarantees, (b) all obligations of the Guarantors incurred pursuant to Guarantees of such obligations now or hereafter executed pursuant to the terms of this Agreement, and (c) all obligations of the Borrowers and the Guarantors hereafter incurred with respect to payment of the principal amount of, Prepayment Premium with respect to and interest payable on any Indebtedness incurred by the Borrowers and the Guarantors pursuant to a Permitted Refinancing.

     "Series A/Revolver Parent Guarantee" means the Guarantee in the form of Exhibit C-1 hereto to be executed and delivered on the Closing Date pursuant to
Section 7.12 hereof.

     "Series A/Revolver Subsidiary Guarantee" means a Guarantee to be executed pursuant to Section 11.7 by each Person which becomes a Subsidiary of the Parent after the Closing Date, substantially in the form of Exhibit E-1.

     "Series A Term Loans" means collectively the Initial Series A Term Loans and the Additional Series A Term Loans.

     "Series A Term Notes" has the meaning specified in Section 2.4(a).

     "Series B Indebtedness" means (a) all obligations of the Borrowers now or hereafter incurred with respect to payment of the principal amount of, Prepayment Premiums with respect to, and interest payable on the Series B Term Loans, and (b) all obligations of the Guarantors incurred pursuant to Guarantees of such obligations now or hereafter executed pursuant to the terms of this Agreement.

     "Series B Maturity Date" means January 31, 2004, or such earlier date as all of the principal amount of the Series B Term Notes shall become due and payable by reason of acceleration of the maturity thereof or otherwise.

     "Series B Parent Guarantee" means the Guarantee in the form of Exhibit C-2 hereto to be executed and delivered on the Closing Date pursuant to Section 7.12 hereof.

     "Series B Subsidiary Guarantee" means a Guarantee to be executed pursuant to Section 11.7 by each Person which becomes a Subsidiary of the Parent after the Closing Date, substantially in the form of Exhibit E-2.

     "Series B Term Loans" has the meaning specified in Section 2.5(a).

     "Series B Term Notes" has the meaning specified in Section 2.5(a).

     "Shares" has the meaning specified in Section 2.5(b).

     "Slow Moving Inventory" means, with respect to any finished goods product carried in the Inventory of any of the Borrowers or their Subsidiaries (excluding any internally developed new product (as opposed to an existing product of a newly acquired business) first included in such Inventory within 12 months prior to the date of determination), items constituting in excess of a twelve-month supply of Inventory of such product (as measured by the average monthly sales of such product during the immediately preceding twelve months).

     "Solaray" has the meaning specified in the Preamble.

     "Solaray/Eastman Joint Venture" means a joint venture (which shall be in the form of a corporation, a limited liability company or a limited partnership the general partner of which is a corporation) to be entered into after the Closing Date by Solaray and Eastman Chemical Company ("Eastman"), as contemplated by the Joint Research Agreement dated July, 1992, between Solaray and Eastman, as amended, the outstanding Capital Stock of which will be owned 50% by Solaray and 50% by Eastman, which joint venture will be engaged solely in the business of developing, constructing, operating and maintaining a plant for the purpose of extracting carotene or carotene-containing substances from algae found in the Great Salt Lake in Utah and adjacent ponds; provided that the documents executed in connection with the formation or organization of such joint venture shall in no event require Solaray to contribute capital or other funds thereto in excess of $500,000 in the aggregate.

     "Solaray Financial Statements" has the meaning specified in Section 5.5(a).

     "Solvent" means, when used with respect to any Person, that (i) the fair value of the property of such Person is greater than the total amount of liabilities (including, without limitation, contingent liabilities) of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liabilities of such Person on its debts as they become absolute and matured, (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (iv) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's assets would constitute unreasonably small capital. For such purposes, any contingent liability (including, without limitation, pending litigation, Guarantees, pension plan liabilities and claims for federal, state, local and foreign taxes, if any) is valued at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

     "Specified Event of Default" means (i) any Event of Default referred to in
Section 13.1(a) or (b), (ii) any Event of Default referred to in Section 13.1(c) resulting from a breach or violation of any of the provisions of Section 12.14,
(iii) any Event of Default referred to in Section 13.1(c) resulting from a breach or violation of any of the provisions of Section 12.1, 12.2, 12.3, 12.4, 12.6, 12.7, 12.8, 12.11, 12.12 and 12.13 which shall continue without cure or waiver for more than 30 days after the occurrence of such Event of Default, and
(iv) any Event of Default referred to in subsection (f) or subsection (g) of
Section 13.1.

     "Sponsor" means Bain Capital, Inc., a Delaware corporation, and its successors and assigns.

     "Sponsor Group" means collectively Bain Capital Fund IV, L.P., a Delaware limited partnership, Bain Capital Fund IV-B, L.P., a Delaware limited partnership, BCIP Associates, a Delaware general partnership, and BCIP Trust Associates, L.P., a

Delaware limited partnership, in each case so long as such Person shall remain a Controlled Person of the Sponsor or of any Person of which the Sponsor is a Controlled Person.

     "Statute" means any statute, ordinance, code, treaty, law, rule or regulation of any Governmental Body.

     "Subsidiary" means as to any Person (a) a corporation of which outstanding shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors of such corporation are at the time owned, directly or indirectly through one or more intermediaries, or both, by such Person and (b) any partnership, association, joint venture or other business entity the controlling interest in which is at the time owned, directly or indirectly through one or more intermediaries, or both, by such Person.

     "Subsidiary Guarantees" means the Series A/Revolver Subsidiary Guarantees and the Series B Subsidiary Guarantees.

     "Subsidiary Security Agreement" means, collectively, agreements substantially in the form of Exhibits L-1 and L-2 hereto to be executed after the Closing Date pursuant to Section 11.7 by any Person which becomes a Subsidiary of the Parent, providing for each such Subsidiary to become a party to, and an "Obligor" as defined in, each of the Security Agreement and the Intellectual Property Security Agreement.

     "Taking" shall have the meaning ascribed thereto in Section 1.14 of the Mortgages.

     "Taxes" has the meaning set forth in Section 3.8(a).

     "Term Loans" means collectively the Series A Term Loans and the Series B Term Loans.

     "Term Notes" means collectively the Series A Term Notes and the Series B Term Notes.

     "Transactions" means the Acquisition, the Loans to be made on the Closing Date, the repayment of the Refinanced Indebtedness, and the other transactions contemplated to occur on or prior to the Closing Date by this Agreement, the other Loan Documents, the Acquisition Documents and the other Related Documents.

     "Transfer Agent" has the meaning specified in Section 14.

     "Triggering Event" means (i) any Qualified Initial Public Offering, (ii) any Qualified Recapitalization, (iii) any sale or transfer of Capital Stock of the Parent, or merger or consolidation involving the Parent, which results immediately after giving effect thereto in ownership by a Person or group (as defined Section 13(d) of the

Exchange Act and regulations promulgated thereunder) other than members of the Sponsor Group, and Persons controlling, controlled by or under common control with members of the Sponsor Group, of at least a majority of the Fully Diluted Common Stock of the Parent, and (iv) any sale or transfer of all or substantially all of the outstanding Capital Stock or all or substantially all of the assets of the Borrowers to a Person or group (as defined Section 13(d) of the Exchange Act) other than members of the Sponsor Group and Persons controlling, controlled by or under common control with members of the Sponsor Group.

     "Type" has the meaning provided in Section 3.1.

     "Underutilization Fee" has the meaning provided in Section 3.5.

     "Voting Stock" with respect to any Person shall mean Capital Stock of such Person of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of members of the Board of Directors (or Persons performing similar functions) of such Person.

     "Wholly-owned Subsidiary" shall mean, with respect to any Person, any Subsidiary of such Person all of the Capital Stock (and all options, warrants, conversion rights and other rights to subscribe for, purchase or acquire such Capital Stock) of which, other than directors' qualifying shares, are owned, beneficially and of record, by such Person and/or one or more Wholly-owned Subsidiaries of such Person.

     "Working Capital" means, as of any date of determination, the excess, if any, of Consolidated Current Assets over Consolidated Current Liabilities.

     Section 1.2. Accounting Terms. All terms used in this Agreement for accounting purposes shall be applied on a consolidated basis for the Parent, the Borrowers and their Subsidiaries. Any accounting terms not specifically defined herein shall have the meanings customarily given them in accordance with GAAP as in effect on September 30, 1994. Upon any change in GAAP from that in effect on September 30, 1994 which is required or is elected (with the concurrence of the Accountants) to be adopted by the Parent, then each quarterly or annual compliance certificate thereafter delivered to the Lenders pursuant to Section 9(b) or 9(c)(ii) shall be accompanied by a reconciliation certified by the chief financial officer of the Parent (or, in the case of the audited annual financial statements, by the Accountants) showing in reasonable detail the impact of such change in GAAP on the items contained in the financial statements delivered pursuant to Section 9(a) or 9(c)(i) (as the case may be) for the corresponding dates and periods and on each computation required to be made in order to ascertain compliance by the Parent and its Subsidiaries as at the date and for the period covered by such financial statements with the covenants set forth in Sections 12.1, 12.4, 12.6, 12.11 and 12.14 hereof.

     Section 1.3. Rules of Construction. The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or subsection. Reference herein to any Section or subsection refers to such Section or subsection (as the case may be) hereof. Words in the singular include the plural, and words in the plural include the singular. Each covenant or agreement contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant or agreement contained herein, so that compliance with any one covenant or agreement shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant or agreement. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

     Section 2. Loans.

     Section 2.1. Revolving Credit Facility.

     (a) Revolving Loans. Subject to the terms and conditions herein set forth, the Lenders severally and not jointly agree (pro rata on the basis of each Lender's Revolving Loan Commitment Percentage at the time in effect) to make loans and advances to the Borrowers on a revolving credit basis (collectively, the "Revolving Loans") from time to time on or after the Closing Date and prior to the Revolving Loan Termination Date in an aggregate principal amount for all Lenders combined at any time outstanding not in excess of the lesser of (i) the Borrowing Base minus the Letter of Credit Reserve, and (ii) the Aggregate Revolving Loan Commitment (such lesser amount being referred to herein as the "Maximum Revolving Amount").

     (b) Revolving Notes. The Revolving Loans made by each Lender shall be evidenced by a note (collectively, together with any notes of like tenor hereafter issued in substitution or exchange for any thereof, the "Revolving Notes") executed and delivered by the Borrowers jointly and severally to such Lender in substantially the form set forth in Exhibit A-1 hereto, in an original principal amount equal to the Aggregate Revolving Loan Commitment as of the Closing Date multiplied by such Lender's Revolving Loan Commitment Percentage.

     (c) Lender's Books and Records. Each Lender, or the Agent on its behalf, shall record on its books and records or on an allonge to such Lender's Revolving Note the amount of each Revolving Loan made by it to the Borrowers, and the interest rate applicable, all payments of principal and interest thereon and the principal balance thereof from time to time outstanding; provided that prior to the transfer of such Revolving Note such matters for each then outstanding Revolving Loan shall be recorded on an allonge to such Revolving Note. The record thereof, whether shown on such books and records of such Lender or on an allonge to each Revolving Note, shall be conclusive as to all such matters in the absence of manifest error; provided, however, that the failure of any Lender to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligations of the Borrowers to repay all Loans made to it hereunder together with accrued interest and fees thereon and other amounts due hereunder in accordance with all of the terms and provisions hereof. At the request of any Lender and upon such Lender tendering to the Borrowers its Revolving Note for replacement thereof, the Borrowers shall furnish a new Revolving Note to such Lender to replace such outstanding Revolving Note and at such time the first notation appearing on the allonge to such Revolving Note shall set forth the aggregate unpaid principal amount of all Revolving Loans, if any, then outstanding thereon.

     Section 2.2. Revolving Loans.

     (a) Revolving Loan Advances. Subject to the terms and conditions of
Section 7 or Section 8, as the case may be, and Section 2.3(a) hereof, advances of Revolving Loans may be made on the Closing Date and thereafter from time to time prior to the Revolving Loan Termination Date only on a Revolving Credit Transaction Date.

     (b) Revolving Loan Repayments. Subject to Section 2.3(b) hereof, Revolving Loans may be repaid only on a Revolving Credit Transaction Date and the principal amount thereof may thereafter be reborrowed from time to time pursuant to Section 2.2(a).

     (c) Minimum Amounts. Each Revolving Loan requested or repaid hereunder shall be in the aggregate amount of $250,000 or any greater amount that is an integral multiple of $50,000.

     Section 2.3. Manner of Making Revolving Loans and Repayments.

     (a) Borrowing Request. The Borrowers shall give notice to the Agent substantially in the form of the Borrowing Request set forth in Exhibit G hereto (each, a "Borrowing Request") (which notice shall be irrevocable once given) by no later than 10:30 A.M. (Chicago time) on the date that is at least three Business Days prior to the date of each requested Revolving Loan. Each such notice shall specify (A) the Revolving Credit Transaction Date of the requested Revolving Loan, and (B) the amount of the requested Revolving Loan. The Borrowers agree that the Agent may rely on any such notice given by any Person it in good faith believes is an Authorized Representative without the necessity of independent investigation.

     (b) Notice of Repayment. Notices by the Borrowers to the Agent of any repayment of Revolving Loans shall be irrevocable and shall be effective only if received by the Agent not less than three Business Days prior to the Revolving Credit Transaction Date fixed for such repayment. Each such notice shall specify the amount of the Revolving Loans to be repaid on such date. The Revolving Loans to be repaid specified in any such notice shall become due and payable on the date specified therein.

     (c) Notice to the Lenders. The Agent shall give prompt telephonic or telecopy notice to each of the Lenders:

          (i) of any Borrowing Request received pursuant to clause (a) of this
     Section 2.3 (or any such notice deemed to have been delivered by the Borrowers pursuant to clause (d) of Section 2.7 hereof), and the Agent shall give notice to the Borrowers by like means of the interest rate applicable thereto (but, if such notice is given by telephone, the Agent shall confirm such rate in writing) promptly after the Agent has made such determination, and

          (ii) of any notice advising of any Revolving Loan repayment pursuant to clause (b) of this Section 2.3.

     (d) Disbursement of Revolving Loans. Not later than 1:00 P.M. (Chicago time) on the date any Revolving Loan requested pursuant to clause (a) of this
Section 2.3 is to be made, each Lender, severally and not jointly, subject to the terms and conditions of Section 7 or Section 8, as the case may be, shall make available its pro rata portion of the requested Revolving Loan (determined on the basis of such Lender's Revolving Loan Commitment Percentage) in funds immediately available at the Borrowers' Account.

     Section 2.4. Series A Term Loans.

     (a) Initial Series A Term Loan. On the Closing Date, subject to the terms and conditions set forth in Section 7, the Original Lender shall make a term loan in the principal amount of $37,000,000 (collectively, the "Initial Series A Term Loan") to the Borrowers, in funds immediately available at the Borrowers' Account, in the principal amounts shown opposite the Original Lender's name in the appropriate column in Schedule I hereto, which shall be repaid pursuant to the terms and conditions hereof which are applicable to the Series A Term Loans. The Initial Series A Term Loan shall be evidenced by a promissory note (collectively, together with the promissory notes at any time evidencing Additional Series A Term Loans, and any notes of like tenor hereafter issued in substitution or exchange for any thereof, the "Series A Term Notes") executed by the Borrowers jointly and severally in favor of such Lender in such principal amount, and in substantially the form set forth in Exhibit A-2 hereto.

     (b) Additional Series A Term Loans. At the option of the Borrowers, subject to the terms and conditions set forth below, on dates selected by the Borrowers as hereinafter provided (each an "Additional Series A Term Loan Date"), each Lender severally and not jointly shall make separate term loans (collectively, the "Additional Series A Term Loans") to the Borrowers, in funds immediately available at the Borrowers' Account, in an amount for each Lender which shall be in the same proportion to the aggregate amount of the Additional Series A Term Loans made on the applicable Additional Series A Term Loan Date as the outstanding principal amount of the Initial Series A Term Loan held by such Lender bears to the aggregate outstanding principal amount of the Initial Series A Term Loans; provided that:

          (i) each Additional Series A Term Loan Date shall be a Revolving Credit Transaction Date not earlier than April 1, 1995 and not later than December 31, 1996, provided that not more than one Additional Series A Term Loan Date shall occur during any month,

          (ii) the aggregate principal amount of Additional Series A Term Loans made on all Additional Series A Term Loan Dates taken together shall not exceed the amount (if any) by which $6,000,000 exceeds the aggregate principal amount of any Permitted IRB Financing incurred by the Borrowers,

          (iii) the Borrowers shall deliver to the Lenders at least three Business Days prior to each Additional Series A Term Loan Date a written request specifying such Additional Series A Term Loan Date and the aggregate principal amount of Additional Series A Term Loans to be made on such date (which shall in each case not be less than $1,000,000),

          (iv) the representations and warranties contained in Section 5 and elsewhere in this Agreement and the representations and warranties contained in the other Loan Documents shall be true on and as of each Additional Series A Term Loan Date with the same effect as if such representations and warranties had been made on and as of such date, except that any such representation or warranty which is expressly made only as of a specified date need be true only as of such date,

          (v) no Default or Event of Default shall have occurred and be continuing as of any Additional Series A Term Loan Date both immediately before and immediately after giving effect to the Additional Series A Term Loan to be made on such date,

          (vi) the Additional Series A Term Loans shall not violate any Order of any court, arbitrator or Governmental Body, or any Statute of any Governmental Body, at the time applicable to the Lenders,

          (vii) on each Additional Series A Term Loan Date, the Borrowers shall jointly and severally execute and deliver to each Lender an additional Series A Term Note in favor of such Lender dated such Additional Series A Term Loan Date in a principal amount equal to the Additional Series A Term Loan being made by such Lender on such Additional Series A Term Loan Date, and

          (viii) on or prior to the first Additional Series A Term Loan Date, Nutraceutical shall have acquired title to the land on which the New Facility shall be intended to be situated, and shall have delivered to the Collateral Agent pursuant to Section 11.6 an executed Mortgage thereon in recordable form and a Mortgage Policy with respect thereto that satisfies the requirements with respect to such policies set forth in Section 7.13(c)(iii); and the Agent shall receive on each Additional Series A Term Loan Date, in form and substance satisfactory to the Agent, all certificates, orders, authorizations, consents, affidavits, schedules, instruments, security agreements, financing statements, mortgages and other documents which are provided for hereunder or which the Agent may reasonably request pursuant to Section 11.6 hereof.

     (c) Use of Proceeds. The proceeds of the Additional Series A Term Loans shall be used solely to pay the construction or acquisition costs of the New Facility. Promptly upon completion of the New Facility (and in no event later than March 31, 1997), the Borrowers shall deliver to the Agent, at the Borrowers' sole cost, (i) an updated Mortgage Policy that satisfies the requirements with respect to such policies set forth in Section 7.13(c)(iii),
(ii) an updated ALTA survey in respect of the New Facility satisfying the requirements for such surveys set forth in Section 7.13(c)(iv), (iii) a valid certificate of occupancy with respect to each building comprising a part of the New Facility, (iv) evidence of insurance with respect to the New Facility as required by Section 11.4, and (v) an architect's certificate certifying that the New Facility has been constructed in accordance with applicable Statutes.

     Section 2.5. Series B Term Loans; Issuance of Shares.

     (a) Series B Term Loan. On the Closing Date, subject to the terms and conditions set forth in Section 7, the Original Lender shall make a term loan (the "Series B Term Loan") to the Borrowers, in funds immediately available at the Borrowers' Account, in the principal amount of $15,000,000, which shall be repaid pursuant to the terms and conditions hereof which are applicable to the Series B Term Loan. The Series B Term Loan shall be evidenced by a promissory note (together with any notes of like tenor hereafter issued in substitution or exchange for any thereof, the "Series B Term Notes") executed by the Borrowers jointly and severally in favor of such Lender in such principal amount, and in substantially the form set forth in Exhibit A-3 hereto.

     (b) Issuance of Shares. In consideration of the making of the Series B Term Loan, on the Closing Date, subject to the terms and conditions set forth in
Section 7, the Parent will issue and sell to the Original Lender 84,309 shares of Non-Voting Common Stock (the "Shares") at a purchase price of $.01 per share, against payment therefor in immediately available funds at such account of the Parent as may be specified by the Parent by written notice at least one Business Day prior to the Closing Date.

     Section 2.6. Several Obligations; Remedies Independent. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan or Loans on such date, but neither any Lender nor the Agent shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender, and no Lender shall be responsible to the Agent or any other Lender for the failure by such Lender to make any Loan required to be made by such Lender.

     Section 2.7. Letter of Credit Guarantees.

     (a) Upon written request from the Borrowers made at least three Business Days prior to the date when any Revolving Loan would be permitted to be made hereunder, provided there does not then exist a Default or an Event of Default, and subject to the other terms and conditions herein set forth in Section 8 hereof, the revolving credit facility herein provided may, in addition to Revolving Loans pursuant to Section 2.1(a) hereof, be utilized for the guarantee, pursuant to a guarantee agreement substantially in the form of Exhibit U hereto or such other form as the Issuing Lender may approve, by the Issuing Lender in favor of the Letter of Credit Bank of the reimbursement obligations of the Borrowers or their Subsidiaries in respect of Letters of Credit issued by the Letter of Credit Bank. Each such written request shall be sent to the Issuing Lender at the Issuing Lender's Office, with a copy to the Agent, and shall be accompanied by the proposed form of the Letter of Credit to be guaranteed, which proposed Letter of Credit shall be in form and substance reasonably acceptable to the Issuing Lender. Subject to clause (b) hereof, the Letter of Credit Guarantee which is the subject of each request may be either, in respect of a single proposed Letter of Credit in the form accompanying such request, or in respect of more than one Letter of Credit in such form and in an aggregate face amount as specified in such request, such multiple Letters of Credit to be issued by the Letter of Credit Bank from time to time during the term of, and as provided in, such Letter of Credit Guarantee.

     (b) The Borrowers shall not (i) deliver any such request, if after giving effect to the issuance of the Letter of Credit Guarantee which is the subject of such request (A) the stated amount of all outstanding Letter of Credit Guarantees would exceed the Letter of Credit Limit, (B) the term of such Letter of Credit Guarantee would extend beyond the date which is thirty days prior to the Revolving Loan Termination Date, (C) such Letter of Credit Guarantee would be payable in a currency other than Dollars, or (D) the terms and conditions set forth in Section 8 hereof will not have been satisfied on the date of such issuance; or (ii) request that the Letter of Credit Bank issue any Letter of Credit under any outstanding Letter of Credit Guarantee, if after giving effect to the issuance of such Letter of Credit, (A) the aggregate undrawn face amount of all Letters of Credit outstanding together with the aggregate amount of any drawing thereunder which has not been reimbursed to the Letter of Credit Bank by the Borrowers, would exceed the Letter of Credit Limit, (B) outstanding Revolving Loans would exceed the Maximum Revolving Amount, (C) the term of such Letter of Credit would extend beyond the date which is thirty days prior to the Revolving Loan Termination Date, (D) such Letter of Credit would be payable in a currency other than Dollars, or (E) the terms and conditions set forth in
Section 8 hereof will not have been satisfied on the date of such issuance.

     (c) Immediately upon the issuance of each Letter of Credit Guarantee by the Issuing Lender, each Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Lender a participation in such Letter of Credit Guarantee and drawings thereunder, pro rata in an amount equal to such Lender's Revolving Loan Commitment Percentage of the maximum amount which is or at any time may become available to be drawn thereunder.

     (d) In determining whether to honor any request for drawing under any Letter of Credit Guarantee by the Letter of Credit Bank, the Issuing Lender shall be responsible only to determine that the documentation required to be delivered under such Letter of Credit Guarantee has been delivered and that it complies on its face with the requirements of such Letter of Credit Guarantee. In the event the Issuing Lender has determined to honor such a request for drawing, the Issuing Lender shall notify the Borrowers and the Agent on or before the date on which the Issuing Lender intends to honor such drawing, and the Borrowers shall reimburse the Issuing Lender on the day on which such drawing is honored in an amount in same day funds equal to the amount of such drawing; provided that, anything contained in this Agreement to the contrary notwithstanding, (i) unless prior to the close of business of the Business Day immediately preceding the date of such drawing (A) the Borrowers shall have notified the Agent and the Issuing Lender that they intend to reimburse the Issuing Lender for the amount of such drawing with funds other than the proceeds of a Revolving Loan or (B) the Borrowers shall have delivered a Borrowing Request pursuant to Section 2.3(a) requesting a Revolving Loan on or before such date in an amount equal to the amount of such drawing, the Borrowers shall be deemed to have delivered such a Borrowing Request to the Agent requesting a Revolving Loan on the date on which such drawing is honored in an amount equal to the amount of such drawing, and (ii) notwithstanding anything to the contrary provided in Section 2.2(a) hereof, each Lender shall, on the date of such drawing, make a Revolving Loan in the amount of its pro rata portion of such requested Revolving Loan to be made in accordance with Section 2.3(d), the proceeds of which shall be applied directly by the Borrowers to reimburse the Issuing Lender for the amount of such drawing, provided further that, if for any reason proceeds of such Revolving Loan are not received by the Issuing Lender on such date in an amount equal to the amount of such drawing, the Borrowers shall reimburse the Issuing Lender, on the Business Day immediately following the date of such drawing, in an amount in same day funds equal to the excess of the amount of such drawing over the aggregate amount of such Revolving Loan, if any, which are so received, plus accrued interest on such amount at the Post-Default Rate at the time applicable to Revolving Loans.

     (e) If the Borrowers shall fail to reimburse the Issuing Lender, for any reason, as provided in Section 2.7(d) above (including, without limitation, by means of the making of Revolving Loans pursuant to the terms of Section 2.7(d) above) in an amount equal to the amount of any drawing honored by the Issuing Lender under a Letter of Credit Guarantee, the Issuing Lender shall promptly notify each other Lender of the unreimbursed amount of such drawing and of such other Lender's respective participation therein based on such Lender's Revolving Loan Commitment Percentage. Each Lender shall make available to the Issuing Lender an amount equal to its respective participation, in same day funds, at the office of the Issuing Lender specified in such notice, not later than 1:00 P.M. (Chicago time) on the Business Day after the date notified by the Issuing Lender. If any Lender fails to make available to the Issuing Lender the amount of such Lender's participation in such Letter of Credit Guarantee as provided in this Section 2.7(e), the Issuing Lender shall be entitled to recover such amount on demand from such Lender together with interest at the Post-Default Rate at the time applicable to Revolving Loans.

     (f) The Borrowers shall be irrevocably and unconditionally obligated forthwith without presentment, demand, notice, protest or other formalities of any kind, to reimburse the Lenders, or the Agent on behalf of the Lenders, for any amounts paid by them with respect to each Letter of Credit Guarantee, including all fees, costs and expenses paid by the Lenders or the Agent on their behalf to the Letter of Credit Bank. All amounts paid by the Lenders, or by the Agent on behalf of the Lenders, with respect to Letters of Credit

Guarantees that are not immediately repaid by the Borrowers with the proceeds of a Revolving Loan or otherwise shall bear interest at the Post-Default Rate at the time applicable to Revolving Loans. The Agent shall notify the Borrowers of all such amounts, fees, costs and expenses paid or incurred by the Agent, the Lenders and the Issuing Lender promptly after being notified of such amounts, fees, costs and expenses by the applicable Lender or the Issuing Lender; provided that any failure by the Agent to so notify the Borrowers shall not diminish the Borrowers' obligations hereunder.

     (g) The obligations of the Borrowers to reimburse the Lenders and the Agent for payments made in accordance with the first sentence of Section 2.7(d) with respect to any Letter of Credit Guarantee shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including the following circumstances: (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Guarantee or any other agreement; (ii) the existence of any claim, set-off, defense or other right which the Borrowers or any of their Affiliates, or the Agent or any Lender may at any time have against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), the Agent, any Lender, the Letter of Credit Bank or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction among the Borrowers or any of their Affiliates and the beneficiary for which the Letter of Credit was procured); (iii) any draft, demand, certificate or any other document presented under any Letter of Credit or Letter of Credit Guarantee proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by the issuer under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit; (v) any other circumstance or event whatsoever, which is similar to any of the foregoing; or (vi) the fact that a Default or an Event of Default shall have occurred and be continuing. The foregoing shall not affect any rights that the Borrowers would otherwise have against the Issuing Lender for its gross negligence or willful misconduct in determining whether to honor any request for reimbursement of any drawing under any Letter of Credit Guarantee as provided in Section 2.7(d).

     (h) In addition to amounts payable as elsewhere provided in this Agreement, the Borrowers hereby agree to protect, indemnify, pay and save the Agent and each Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses which the Agent or any Lender may incur or be subject to as a consequence, direct or indirect, of (i) the guarantee of any Letter of Credit by the Issuing Lender in favor of the Letter of Credit Bank pursuant to a Letter of Credit Guarantee, other than as a result of the gross negligence or willful misconduct of the Agent or such Lender as determined by a court of competent jurisdiction or (ii) the failure of the Issuing Lender or the Letter of Credit Bank to honor a demand for payment under any Letter of Credit Guarantee or any Letter of Credit, as the case may be, as a result of any act or omission, whether rightful or wrongful, of any present or future Governmental Body.

     (i) As between the Agent and the Lenders, on the one hand, and the Borrowers, on the other hand, the Borrowers assume all risks of the acts and omissions of, or misuse of any Letter of Credit Guarantee or Letter of Credit by beneficiaries, of any Letter of Credit Guarantee or Letter of Credit, as the case may be, except to the extent the same results from the gross negligence or willful misconduct of the Agent or any Lender. In furtherance and not in limitation of the foregoing, neither the Agent nor any Lender shall be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document by any party in connection with the application for and issuance of any Letter of Credit or Letter of Credit Guarantee, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or Letter of Credit Guarantee or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment under such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit or of the proceeds thereof; (vii) for the credit of the proceeds of any drawing under any Letter of Credit; and (viii) for any consequences arising from causes beyond the control of the Agent or any Lender. None of the above shall affect, impair or prevent the vesting of any of the Agent's or any Lender's rights or powers hereunder. In furtherance and extension of and not in limitation of, the specific provisions hereinabove set forth, any action taken or omitted by the Agent or any Lender under or in connection with any Letter of Credit Guarantee, if taken or omitted in good faith (and without being grossly negligent), shall not impose upon the Agent or any Lender any resulting liability to the Borrowers.

     Section 3. Types of Loans; Interest Rates and Fees.

     Section 3.1. Types of Loans. Loans hereunder are distinguished by "Type". The "Type" of a Loan refers to whether such Loan is a LIBO Rate Loan or a Base Rate Loan, each of which constitutes a Type.

     Section 3.2. Interest Rates. Subject to Section 3.3 hereof, interest shall accrue on the unpaid principal amount of each Loan during each Interest Period in which such Loan is outstanding (a) if such Loan is then a LIBO Rate Loan, at a rate per annum equal to the sum of the LIBO Rate in effect during such Interest Period plus the Applicable Margin applicable to such Loan, and (b) if such Loan is then a Base Rate Loan, at a rate per annum equal to the sum of the Base Rate in effect during such Interest Period plus the Applicable Margin applicable to such Loan. During any Interest Period, (A) either (i) all Revolving Loans outstanding during such Interest Period shall be Base Rate Loans or (ii) all Revolving Loans outstanding during such Interest Period shall be LIBO Rate Loans, and (B) either (i) all Term Loans outstanding during such Interest Period shall be Base Rate Loans or (ii) all Term Loans outstanding during such Interest Period shall be LIBO Rate Loans. Unless the Borrowers shall otherwise notify the Agent at least two Business Days prior to the Closing Date, all Term Loans and Revolving Loans made on the Closing Date shall initially be LIBO Rate Loans.

     Section 3.3.   Post-Default Rate; Computations.

     (a) Notwithstanding Section 3.2 hereof, upon the occurrence and during the continuance of any Specified Event of Default, interest shall accrue on each outstanding Loan (including, without limitation, on each unpaid Revolving Loan) at the Post-Default Rate at the time applicable thereto on the entire unpaid principal balance of such Loan (whether or not then due or payable), on any prepayment charge then due and payable with respect thereto, on any overdue interest accrued thereon (to the extent permitted by law), and on any other overdue amounts payable by the Borrowers under this Agreement, the Notes or any other Loan Document.

     (b) All computations of interest and fees shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days a Loan is outstanding occurring in the period for which such interest or fees are payable (including the day an which any Loan is made but excluding the day on which any Loan is repaid). Each determination by the Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

     Section 3.4.   Payments of Interest.

     (a) Accrued interest on each Revolving Loan and each Series A Term Loan shall be payable in immediately available funds, monthly in arrears on the last Business Day of each calendar month (each such date an "Interest Payment Date"). Accrued interest on each Series B Term Loan shall be payable in immediately available funds, quarterly in arrears on the last Business Day of each January, April, July and October of each year, commencing with the last Business Day of April, 1995.

     (b) Notwithstanding the foregoing, interest payable at the Post-Default Rate shall be payable from time to time on demand.

     (c) The Agent shall determine each interest rate applicable to the Loans hereunder, and its determination thereof shall be conclusive and binding in the absence of manifest error.

     Section 3.5. Underutilization Fee. The Borrowers shall pay to each Lender an underutilization fee (the "Underutilization Fee"), payable in immediately available funds monthly in arrears on each Interest Payment Date, equal to 0.50% per annum of the amount, if any, by which such Lender's Revolving Loan Commitment has exceeded the aggregate average daily closing balance of such Lender's Revolving Loans and such Lender's pro rata participation pursuant to
Section 2.7(c) in Letter of Credit Guarantees outstanding during the one-month period since the immediately preceding Interest Payment Date (or, in the case of the first such payment, since the Closing Date).

          Section 3.6. Letter Of Credit Guarantee Fee. The Borrowers shall pay to the Lenders, pro rata in accordance with their respective Revolving Loan Commitment Percentages, a Letter of Credit fee (the "L/C Guarantee Fee"), payable monthly in arrears on the Interest Payment Date in each month during which any Letter of Credit Guarantee remains outstanding, in an amount equal to 2.0% per annum of the average daily balance of the Letter of Credit Reserve during such month.

          Section 3.7. Interest Rate Limitation. Notwithstanding any provisions of this Agreement, the Notes or the Security Documents, all of which have been negotiated, executed and delivered in New York, in no event shall the amount of interest paid or agreed to be paid by the Borrowers exceed an amount computed at the highest rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of this Agreement, the Notes or the Security Documents at the time performance of such provision shall be due, shall involve exceeding the interest rate limitation validly prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligations to be fulfilled shall be reduced to an amount computed at the highest rate of interest permissible under applicable law, and if for any reason whatsoever any Lender shall ever receive as interest an amount which would be deemed unlawful under such applicable law such interest shall be automatically applied to the payment of principal of such Lender's Loans outstanding hereunder (whether or not then due and payable) and not to the payment of interest, or shall be refunded to the Borrowers if such principal and all other obligations of the Borrowers to such Lender have been paid in full.

     Section 3.8.  Net Payments.

     (a) Any and all payments by the Borrowers hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by any Lender's income or capital, franchise taxes imposed on it, by the United States, by the jurisdiction under the laws of which such Lender is organized or is doing business to the extent such taxes arise out of doing business in such jurisdiction, other than doing business in connection with this Agreement, or any political subdivision of the United States or of such jurisdiction and, in any case also excluding any Michigan single business tax, to the extent such tax does not arise out of actions by the Lenders or the Collateral Agent under the Security Documents after the occurrence or during the continuance of an Event of Default, or any Michigan general intangibles tax (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If any of the Borrowers shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to such Lender, (i) except as provided in subsection (f) below, the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.8), such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower or the Parent shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

     (b) In addition, the Borrowers agree to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (other than any such taxes as are specifically excluded from the definition of Taxes under Section 3.8(a)) that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as "Other Taxes").

     (c) The Borrowers and the Parent will jointly and severally indemnify each Lender and the Agent for the full amount of Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.8 paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor.

     (d) Within 30 days after the date of any payment of Taxes or Other Taxes, the Borrowers or the Parent will furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof.

     (e) The Original Lender hereby represents that, as of the Closing Date, all payments made to such Lender by the Borrowers pursuant to this Agreement are not subject to United States withholding taxes. On or prior to the date on which any Person organized under the laws of a jurisdiction outside the United States and which is not a Lender on the Closing Date becomes a Lender pursuant to the terms hereof, and annually thereafter or at such other times as the Agent or the Borrowers may request, such Lender shall provide the Agent and the Borrowers with the forms prescribed by the Internal Revenue Service certifying as to such Lender's status as exempt from United States withholding taxes with respect to all payments to be made to such Lender hereunder or other documents satisfactory to the Borrowers and the Agent indicating that all payments to be made to such Lender hereunder are not subject to such taxes because of an applicable tax treaty. Unless the Borrowers have received forms or other documents satisfactory to them indicating that payments to such Lender hereunder are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrowers may withhold taxes from payments to such Lender at the applicable statutory rate and shall have no obligation to indemnify such Lender for withholding taxes imposed by the United States pursuant to subsections (a) or (c) of this Section 3.8.

     (f) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 3.8 shall survive the payment in full of principal and interest hereunder.

     (g)  Any Lender claiming any additional amounts payable pursuant to this
Section 3.8 shall use reasonable efforts to file any certificate or document requested by the

Borrowers or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue and, in the reasonable judgment of such Lender, would not require such Lender to incur any cost or expense or otherwise be disadvantageous or inconvenient to such Lender.

     Section 4.  Payments of Principal, Interest and Prepayment Premium.

     Section 4.1.   Mandatory Payments and Prepayments.

     (a) Scheduled Payments of Term Loans. The principal amount of the Series A Term Loans (excluding the Additional Series A Term Loans) shall be paid in installments on the dates and in the respective aggregate amounts shown below:

          Date of Payment                        Amount of Payment
          ---------------                        -----------------
          April 30, 1998                             $1,750,000
          July 31, 1998                               1,750,000
          October 31, 1998                            1,750,000
          January 31, 1999                            1,750,000
          April 30, 1999                              1,750,000
          July 31, 1999                               1,750,000
          October 31, 1999                            1,750,000
          January 31, 2000                            1,750,000
          April 30, 2000                              1,750,000
          July 31, 2000                               1,750,000
          October 31, 2000                            1,750,000
          January 31, 2001                            1,750,000
          April 30, 2001                              1,750,000
          July 31, 2001                               1,750,000
          October 31, 2001                            1,750,000
          January 31, 2002                            1,750,000
          April 30, 2002                              2,250,000
          July 31, 2002                               2,250,000
          October 31, 2002                            2,250,000
          January 31, 2003                            2,250,000

     In the event that the Lenders shall make Additional Series A Term Loans, there shall become due and payable on each of the foregoing dates, in addition to the amounts set forth above in respect of the Initial Series A Term Loans, an amount of the principal of the Additional Series A Term Loans equal in the aggregate, in the case of each such date occurring on or after April 30, 1998 and on or before January 31, 2002, to 4.6875% of the aggregate original principal amount of the Additional Series A Term Loans, and in the case of each such date occurring on or after April 30, 2002, to 6.25% of the aggregate original principal amount of the Additional Series A Term Loans. No

Prepayment Premium shall be payable in connection with any payment made pursuant to this Section 4.1(a).

     (b) In addition to the scheduled principal payments set forth in subsection (a) above, the Borrowers shall make the following mandatory prepayments of principal:

          (i) Excess Cash Flow. Simultaneously with the delivery of the audited consolidated financial statements of the Parent and its Subsidiaries for each fiscal year of the Parent in accordance with Section 9(c) hereof, commencing with the fiscal year ending September 30, 1995, the Parent shall deliver to the Agent an Officer's Certificate containing a calculation in reasonable detail of the amount of Excess Cash Flow for such fiscal year (except that, in the case of the fiscal year ending September 30, 1995, the applicable fiscal period for purposes of the calculation required by this
     Section 4.1(b)(i) shall be the period from the Closing Date to and including September 30, 1995). Not later than the earlier of (A) 15 days after the delivery of such Officer's Certificate and (B) 90 days after the end of such fiscal year, the Borrowers shall pay to the Lenders in immediately available funds, an amount equal to 50% of such Excess Cash Flow, together with unpaid interest accrued on such amount to the date of such payment but without Prepayment Premium.

          (ii) Capital Stock or Indebtedness Net Sales Proceeds. At least five Business Days prior to any date on which (A) the Parent shall issue or sell any of its Capital Stock (but only to the extent that the Net Cash Proceeds of such issuance or sale, when aggregated with the Net Cash Proceeds of all other issuances and sales by the Parent of its Capital Stock made after the Closing Date, shall exceed $3,000,000), or (B) the Parent, any of the Borrowers or any of their Subsidiaries shall incur any Indebtedness (other than Indebtedness incurred pursuant to, or permitted by Section 12.1 of, this Agreement), the Borrowers shall deliver to the Agent an Officer's Certificate setting forth in reasonable detail a description of such issuance or sale of Capital Stock or incurrence of Indebtedness (as the case may be), and stating the date such issuance or sale of Capital Stock or incurrence of Indebtedness is expected to occur and the amount of the Net Cash Proceeds expected to be received by the Parent or the Borrowers or their respective Subsidiaries (as the case may be) in connection therewith; provided that, notwithstanding the foregoing, if any such transaction will result in a Change in Control, the provisions of Section 4.1(b)(iv) shall govern. Concurrently with the receipt by the Parent or the Borrowers or their respective Subsidiaries (as the case may be) of such Net Cash Proceeds, the entire amount of such Net Cash Proceeds shall be paid to the Lenders in immediately available funds, together with unpaid interest accrued on such amount to the date of such payment and the applicable Prepayment Premium. Nothing in this paragraph shall be construed to permit, or to waive any required consent with respect to, any transaction that is prohibited by another provision of this Agreement or the other Loan Documents.

          (iii) Asset Sales. At least five Business Days prior to each date on which the Parent, any of the Borrowers or any of their Subsidiaries is to receive any Net Cash Proceeds of the sale, lease, transfer or other disposition of any Property of the Parent, the Borrowers or any of their Subsidiaries (excluding (x) sales of Inventory in the ordinary course of business, and (y) any sale or disposition of Property made pursuant to and in accordance with the provisions of Section 12.6(d)), the Borrowers shall deliver to the Agent an Officer's Certificate setting forth in reasonable detail a description of such sale, lease, transfer or other disposition, stating the date such transaction is expected to occur and the amount of the Net Cash Proceeds expected to be received by the Parent, the applicable Borrower or the applicable Subsidiary (as the case may be) in connection therewith, and identifying all necessary waivers or consents required under the provisions of this Agreement, if any, in order to consummate such transaction. If all such necessary waivers and consents have been obtained (it being understood that the Lenders shall be under no obligation to grant any such consent or waiver) such transaction may be consummated and concurrently with the receipt by the Parent, the applicable Borrower or the applicable Subsidiary (as the case may be) of such Net Cash Proceeds, the entire amount of such Net Cash Proceeds shall be paid to the Lenders in immediately available funds to be applied to prepay the Loans in such principal amount, together with an additional amount to be applied to the unpaid interest accrued on such amount to the date of such payment and the applicable Prepayment Premium; provided that no Prepayment Premium shall be required to the extent that any Net Cash Proceeds of a sale or disposition of the Natural Max Business are received and applied to the principal amount of the Series A Term Loans.

          (iv) Change of Control. At least 15 days prior to the occurrence of any Change of Control, or, if the Parent or the Borrowers do not then have knowledge that a Change of Control may occur, within two Business Days after the Parent or any Borrower obtains such knowledge (but in no event later than 15 days prior to the occurrence of such Change of Control), the Parent or the Borrowers shall give written notice of such Change of Control (a "Change of Control Notice") to the Agent, which notice shall describe such Change of Control in reasonable detail and shall specify the date on which such Change of Control is expected to occur. The holders of a majority in principal amount of the outstanding Series A Term Loans and Revolving Loans shall have the option, exercisable by written notice to the Borrowers within ten days after receipt of the Change of Control Notice (which option shall be deemed to have been exercised if no such notice is given by such holders within such ten-day period), to require prepayment in full of such Loans in immediately available funds concurrently with such Change of Control (including, without limitation, interest accrued on such Loans to the date of such payment and all fees, expenses, charges, costs, indemnities and other amounts payable in connection therewith under this Agreement or the other Loan Documents, and the applicable Prepayment Premium, if any); and the holders of a majority in principal amount of the outstanding Series B Term Loans shall have the option, exercisable by written notice to the Borrowers within ten days after receipt of the Change of Control Notice (which option shall be deemed to have been exercised if no such notice is given by such holders within such ten-day period), to require prepayment in full of such Loans in immediately available funds concurrently with such Change of Control (including, without limitation, interest accrued on such Loans to the date of such payment and all fees, expenses, charges, costs, indemnities and other amounts payable in connection therewith under this Agreement or the other Loan Documents, and the applicable Prepayment Premium, if any). Upon any payment pursuant to this Section 4.1(b)(iv) of the entire outstanding principal amount of the Series A Loans and the Revolving Loans, all Revolving Loan Commitments shall automatically terminate without further notice by the Agent or any Lender.

     Amounts of principal prepaid pursuant to this Section 4.1(b) (other than in the case of a payment pursuant to Section 4.1(b)(iv)) shall be applied, first, to reduce the outstanding principal balance of the Series A Term Loans until the Series A Term Loans shall have been paid in full, and thereafter shall be applied to the outstanding principal balance of the Series B Term Loans; provided that on such date as all Series A Term Loans and all Series B Term Loans shall have been paid or prepaid in full hereunder, the entire unpaid principal balance of all outstanding Revolving Loans shall be due and payable in full and all Revolving Loan Commitments shall terminate without further notice by the Agent or any Lender. All prepayments of the Series A Term Loans made pursuant to this Section 4.1(b) shall be applied to reduce, pro rata, the amounts of the remaining scheduled payments of principal of the Series A Term Loans thereafter becoming due and payable pursuant to Section 4.1(a).

     (c) Mandatory Prepayments of the Revolving Loans. The principal amount of the Revolving Loans shall be paid at the times and in the amounts required by
Section 4.4 hereof.

     (d)  Allocation of Prepayments. All payments and prepayments under this
Section 4.1 of less than the entire outstanding amount of the Loans shall be allocated (a) with respect to amounts to be applied to the Series A Term Loans, among the Lenders holding Series A Term Loans pro rata in accordance with the respective principal amounts of the Series A Term Loans at the time held by them, (b) with respect to amounts to be applied to the Revolving Loans, among the Lenders holding Revolving Loans pro rata in accordance with their respective Revolving Loan Commitment Percentages at the time in effect, and (c) with respect to amounts to be applied to the Series B Term Loans, among the Lenders holding Series B Term Loans pro rata in accordance with the respective principal amounts of the Series B Term Loans at the time held by them.

     Section 4.2. Optional Prepayments; Conversion of Loans.

     (a) Upon written notice given as provided in Section 4.3 and subject to the provisions of subsection (b) of this Section 4.2, the Borrowers, at their option, at any time and from time to time (but not more than once during each fiscal quarter of the

Parent) may prepay all or any part of the principal amount of the Term Loans (in an amount of at least $250,000 or any greater amount which is an integral multiple of $50,000), together with unpaid interest accrued on the amount so prepaid to the date of such prepayment and the applicable Prepayment Premium, if any; provided, however, that a Prepayment Premium shall be required in respect of prepayments made pursuant to this Section 4.2(a) only on the amount, if any, by which (i) the aggregate amount of all prepayments made pursuant to this
Section 4.2(a) during any fiscal year of the Parent (other than the fiscal year ending September 30, 1995), when taken together with the amount of any payment made during such fiscal year pursuant to Section 4.1(b)(i) (in each case excluding payments of accrued interest thereon), exceeds (ii) 100% of the Excess Cash Flow for the immediately preceding fiscal year of the Parent (or, in respect of prepayments made hereunder during the fiscal year ending September 30, 1996, 100% of the Excess Cash Flow for the period from the Closing Date to and including September 30, 1995).

     (b) Amounts prepaid pursuant to Section 4.2(a) shall be applied, first, to the outstanding principal balance of the Series A Term Loans until the Series A Term Loans shall have been paid in full, and thereafter shall be applied to the outstanding principal balance of the Series B Term Loans; provided that on such date as all Series A Term Loans and all Series B Term Loans shall have been paid or prepaid in full hereunder, the entire unpaid principal balance of all outstanding Revolving Loans shall be due and payable in full and all Revolving Loan Commitments shall terminate without further notice by the Agent or any Lender. All prepayments of the principal amount of the Series A Term Loans pursuant to this Section 4.2 shall be applied to reduce, pro rata, the amounts of the remaining scheduled payments of principal of the Series A Term Loans thereafter becoming due and payable pursuant to Section 4.1(a). All payments and prepayments under this Section 4.2 of less than the entire outstanding amount of the Loans shall be allocated (a) with respect to amounts to be applied to the Series A Term Loans, among the Lenders holding Series A Term Loans pro rata in accordance with the respective principal amounts of the Series A Term Loans at the time held by them, and (b) with respect to amounts to be applied to the Series B Term Loans, among the Lenders holding Series B Term Loans pro rata in accordance with the respective principal amounts of the Series B Term Loans at the time held by them.

     (c) On the last day of any Interest Period, upon written notice given as provided in Section 4.3, the Borrowers at their option (A) may (i) Convert the entire outstanding amount of the Revolving Loans (if then LIBO Rate Loans) into Base Rate Loans, or (ii) Convert the entire outstanding amount of the Revolving Loans (if then Base Rate Loans) into LIBO Rate Loans, and/or (B) may (i) Convert the entire outstanding amount of the Term Loans (if then LIBO Rate Loans) into Base Rate Loans, or (ii) Convert the entire outstanding amount of the Term Loans (if then Base Rate Loans) into LIBO Rate Loans.

     (d) Except as otherwise permitted or required by this Agreement, the Borrowers shall not make any prepayments of principal with respect to the Loans.

     Section 4.3. Notice of Prepayment or Conversion.

     (a) Notices by the Borrowers to the Agent of any prepayments or Conversions of Loans pursuant to Section 4.2(a) or (c) shall be irrevocable and shall be effective only if received by the Agent not less than five Business Days nor more than ten Business Days prior to the date fixed for such prepayment or the date of such Conversion, as the case may be.

     (b) Each such notice shall specify (i) whether each Loan being prepaid or Converted is a Series A Term Loan, a Series B Term Loan or a Revolving Loan,
(ii) the Type of the Loan to be prepaid or Converted (and, in the case of a Conversion, the Type of Loan to result from such Conversion), (iii) whether such notice is in respect of a prepayment or a Conversion of such Loan, (iv) if given in connection with a prepayment, the provision of this Agreement pursuant to which such prepayment is proposed to be made, and (v) the date of such prepayment or Conversion. In the case of a prepayment, such notice shall also specify the amount of principal to be prepaid and the amount of interest thereon and Prepayment Premium (if any) to be paid in connection therewith, and shall contain a calculation showing the extent, if any, to which the amount of such prepayment, when taken together with the aggregate amount of all other prepayments made pursuant to Section 4.2(a) during the same fiscal year of the Parent and the amount of any payment made during such fiscal year pursuant to
Section 4.1(b)(i) (in each case excluding payments of accrued interest thereon), exceeds 100% of the Excess Cash Flow for the immediately preceding fiscal year of the Parent (or, in the cash of prepayments made during the fiscal year ending September 30, 1996, 100% of the Excess Cash Flow for the period from the Closing Date to and including September 30, 1995). In the event that the Borrowers at any time shall fail to Convert any Loan as provided in this Section 4.3, such Loan (x) if outstanding as a Base Rate Loan, will continue as a Base Rate Loan or (y) if outstanding as a LIBO Rate Loan, will continue as a LIBO Rate Loan.

     (c) Notice of any prepayment having been so given, the aggregate principal amount of the Term Loans so to be prepaid as specified in such notice, together with interest accrued thereon to such date fixed for prepayment, and the applicable Prepayment Premium (if any), shall become due and payable on the specified prepayment date.

     Section 4.4. Mandatory Prepayment of Revolving Loans. Anything herein to the contrary notwithstanding, the aggregate outstanding principal amount of the Revolving Loans shall not at any time exceed the Maximum Revolving Amount as from time to time determined (in accordance with the most recently delivered Borrowing Base Certificate), and no Revolving Loan may be requested unless after giving effect thereto the Borrowers are in compliance with the foregoing requirement. In the event that the aggregate outstanding principal amount of the Revolving Loans shall at any time and for any reason (including, without limitation, a decrease in the amount of the Borrowing Base, a reduction in the Aggregate Revolving Loan Commitment, or an increase in the Letter of Credit Reserve) exceed the Maximum Revolving Amount then in effect, the

Borrowers shall, without notice or demand, pay within two Business Days after the date such excess is determined the amount of such excess to the Lenders (pro rata in accordance with their respective Revolving Loan Commitment Percentages) as a prepayment of the principal amount of the Revolving Loans, together with all unpaid interest accrued on the amount of such excess to the date of such payment but without prepayment charge or premium. Upon any determination by the Borrowers that a prepayment of the Revolving Loans is required pursuant to this
Section 4.4, the Borrowers shall immediately notify the Agent and the Lenders in writing of such determination, specifying the amounts of principal and interest required to be prepaid hereunder and the date on which such prepayment will occur.

     Section 4.5. Maturity of Loans. The unpaid principal balance of the Revolving Loans, together with all unpaid interest and fees accrued thereon and all other amounts payable in respect thereof, shall become due and payable in full on the Revolving Loan Termination Date. The unpaid principal balance of the Series A Term Loans, together with all unpaid interest accrued thereon and all other amounts payable in respect thereof, shall become due and payable in full on the Series A Maturity Date. The unpaid principal balance of the Series B Term Loans, together with all unpaid interest accrued thereon and all other amounts payable in respect thereof, shall become due and payable in full on the Series B Maturity Date.

     Section 4.6. Surrender of Notes; Notation Thereon. Subject to the provisions of Section 16.1, the Borrowers may, as a condition of payment of all or any part of the principal of, prepayment charge (if any) and interest on, any Loan, require the Lender holding such Loan to present the Note or Notes evidencing such Loan for notation of such payment and, if such Loan be paid in full, require the surrender of the corresponding Note or Notes.

     Section 4.7. Purchase of Notes. Neither the Parent nor any of the Borrowers will, nor will any of them permit any of their Subsidiaries or Affiliates to, acquire directly or indirectly by purchase or prepayment or otherwise any of the outstanding Notes except by way of payment or prepayment in accordance with the provisions of such Notes and of this Agreement.

     Section 4.8. Changes of Commitments.

     (a) The Borrowers may terminate or reduce the amount of the Aggregate Revolving Loan Commitment at any time or from time to time, provided that (i) the Borrowers shall give written notice to the Agent of each such termination or reduction at least 15 days prior to the effective date thereof, which notice shall specify such effective date and the amount of such reduction, (ii) each partial reduction of the Aggregate Revolving Loan Commitment shall be in an aggregate amount at least equal to $1,000,000, and (iii) the Aggregate Revolving Loan Commitment may be reduced pursuant to this Section 4.8(a) not more than one time in any fiscal year of the Parent.

     (b) The Aggregate Revolving Loan Commitment shall (whether used or unused) automatically be reduced as provided in Section 4.1(b) hereof.

     (c) Reductions in the Aggregate Revolving Loan Commitment shall be allocated among the Lenders pro rata in accordance with their respective Revolving Loan Commitment Percentages at the time in effect. The Aggregate Revolving Loan Commitment once terminated or reduced may not be reinstated.

     Section 5. Representations and Warranties of the Borrowers and the Parent. The Borrowers and the Parent, jointly and severally, represent and warrant to the Lenders that:

     Section 5.1. Corporate Existence and Power. Each of the Parent, the Borrowers and their Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) is duly qualified to do business in each additional jurisdiction where the failure to so qualify would have a Material Adverse Effect, and (c) has all requisite corporate power to own its Properties and to carry on its business as now being conducted and as proposed to be conducted, and to execute, deliver and perform its obligations under, in the case of each of the Borrowers, this Agreement, the Notes, and the other Related Documents to which it is a party; in the case of the Parent, this Agreement, the Parent Guarantees, the Security Agreement and the other Related Documents to which it is a party; and in the case of each Subsidiary of the Borrowers which is not a Borrower, the Subsidiary Guarantees, the Subsidiary Security Agreement and the other Related Documents to which it is a party. Set forth in Schedule 5.1 (as in effect on the Closing Date or as amended or supplemented from time to time by written notice to the Agent on or prior to any date as of which this representation is made or remade or deemed to have been made or remade) is a true and complete list of the Parent, the Borrowers and each of their Subsidiaries, setting forth as to each such corporation all jurisdictions in which such corporation is incorporated and all jurisdictions in which each such corporation is qualified to do business as a foreign corporation.

     Section 5.2. Corporate Authority. The execution, delivery and performance by each Borrower of this Agreement, the Notes and the other Related Documents to which it is a party, by the Parent of this Agreement, the Parent Guarantees, the Security Agreement and the other Related Documents to which it is a party, and by each Subsidiary of the Borrowers which is not a Borrower of the Subsidiary Guarantees, the Subsidiary Security Agreement and the other Related Documents to which it is a party, are within the respective corporate powers of such Persons and have been duly authorized by all necessary corporate action on the part of the respective Boards of Directors and stockholders of each of them.

     Section 5.3. Binding Effect. This Agreement, the Notes and each of the other Related Documents to which any Borrower is a party have been duly executed and delivered by such Borrower and are the legal, valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms;

this Agreement, the Parent Guarantees, the Security Agreement and the other Related Documents to which the Parent is a party have been duly executed and delivered by the Parent and are the legal, valid and binding obligations of the Parent, enforceable against the Parent in accordance with their respective terms; and the Subsidiary Guarantees, the Subsidiary Security Agreements and the other Related Documents to which each Subsidiary of the Borrowers which is not a Borrower is respectively a party, have been duly executed and delivered by such Subsidiary and are the legal, valid and binding obligations of such Subsidiary, enforceable against such Subsidiary in accordance with their terms.

     Section 5.4. Capital Stock.

     (a) On the Closing Date, after giving effect to the Transactions, the authorized Capital Stock of the Parent consist of 13,000 shares of Class A Common Stock, none of which is issued or outstanding, 13,000 shares of Class A Non-Voting Common Stock, none of which is issued or outstanding, 200,000 shares of Class P Common Stock, of which 102,000 shares are issued and outstanding, 2,000,000 shares of Common Stock, of which 918,000 shares are issued and outstanding, and 620,000 shares of Non-Voting Common Stock, of which 84,309 shares (constituting all of the Shares) will upon completion of the Transactions be issued and outstanding, and all such issued and outstanding shares of Parent Common Stock are validly issued, fully paid and non-assessable and owned, of record and beneficially, by the respective Persons and in the respective amounts set forth in Schedule 5.4, free and clear of all preemptive rights, Liens, restrictions and limitations except as provided herein or in the Restated Stockholders Agreement or as set forth in Schedule 5.4. On the Closing Date, after giving effect to the Transactions, (i) except as set forth on Schedule 5.4 or as provided in the Certificate of Incorporation of the Parent, there are no outstanding shares of Capital Stock of the Parent or other securities convertible into or exchangeable for any of such shares of Capital Stock, (ii) except as set forth on Schedule 5.4 or as provided in the Heller Warrants or the Acquisition Agreement, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire any shares of Capital Stock of the Parent, nor any agreements (contingent or otherwise) providing for the issuance of, or any calls, commitments or claims of any character relating to, any Capital Stock of the Parent or any securities convertible into or exchangeable for any of its Capital Stock, and (iii) except as provided in the Restated Stockholders Agreement, there are no outstanding options or rights (whether or not currently exercisable) on the part of any holder of shares of Capital Stock of the Parent, or any holder of options, warrants or other rights to subscribe for, purchase or acquire any shares of Capital Stock of the Parent, to redeem or to sell or transfer to the Parent or any of its Subsidiaries any such shares, options, warrants or rights now held or hereafter acquired by such holder.

     (b) The issuance and sale of the Shares are within the corporate powers of the Parent and have been duly authorized by all necessary corporate action on the part of its Board of Directors and stockholders, and the Shares will, when issued and delivered against payment therefor as herein provided, be duly and validly issued, fully paid and non-assessable and subject to no Liens in respect of the issuance thereof. The shares of Common Stock issuable upon conversion of the Shares have been duly and validly reserved for issuance upon such conversion and, when issued and delivered upon such conversion as provided in the Certificate of Incorporation of the Parent, will be duly authorized, validly issued, fully paid and non-assessable and subject to no Liens in respect of the issuance thereof.

     (c) On the Closing Date, after giving effect to the Transactions, except as contemplated by the Restated Stockholders Agreement or in Schedule 5.4, the Parent will not be subject to any obligation (contingent or otherwise) to repurchase, acquire or retire any of its Capital Stock, any securities convertible into or exchangeable for any of its Capital Stock, or any options, warrants or other rights to subscribe for, purchase or acquire any of its Capital Stock.

     (d) On the Closing Date, after giving effect to the Transactions, except pursuant to the Restated Registration Agreement, neither the Parent nor any Borrower is required to file, nor has it filed, pursuant to Section 12 of the Exchange Act, any registration statement relating to any class of its debt or equity securities. Neither the Parent nor, to its knowledge, any of its stockholders is a party to any agreement relating to the issuance, voting, sale, transfer, registration or disposition of the Parent's Capital Stock, except for the Restated Stockholders Agreement and the Restated Registration Agreement.

     Section 5.5.  Business Operations and Other Information; Financial
Condition.

     (a) The Borrowers have delivered to the Agent true and complete copies of the following financial statements: (i) the audited consolidated balance sheets of Solaray and its Subsidiaries as of September 30, 1994, 1993, 1992, 1991 and 1990 and the related audited statements of income, shareholder's equity and cash flows (or, in the case of the financial statements for 1992, 1991 and 1990, the related audited statements of earnings and retained earnings and cash flows) for each of the fiscal periods then ended, together with the notes thereto and the reports thereon of Price Waterhouse (in the case of the financial statements for 1994 and 1993), Grant Thornton (in the case of the financial statements for
1992), and Nuttall & Co. (in the case of the financial statements for 1991 and
1990) (collectively, the "Solaray Financial Statements"), (ii) the unaudited balance sheets of Premier as of December 31, 1993, 1992, 1991 and 1990, and the related unaudited statements of operations, retained earnings and cash flows for the years then ended, together with the notes thereto (the "Premier Financial Statements"), (iii) the audited balance sheets of KAL Seller as of December 31, 1993 and 1992, and the related audited statements of income, stockholders' equity and cash flows for the years then ended and for the year ended December 31, 1991, together with the notes thereto and the report thereon of Price Waterhouse, and the unaudited balance sheet of KAL Seller as of September 30, 1994 and the related unaudited statements of income, stockholders' equity and cash flows for the twelve months then ended, together with the notes thereto and the review letter thereon of Price Waterhouse (the "KAL Financial Statements"), and (iv) the audited balance sheet of the Parent as of September 30, 1994 and the related audited statements of income, shareholder's equity and cash flows for the fiscal period then ended, together with the notes thereto and the report thereon of Price Waterhouse (the "Parent Financial Statements"). True and complete opies of the Solaray Financial Statements, the Premier Financial Statements, the KAL Financial Statements and the Parent Financial Statements are attached hereto as
Schedule 5.5A. The Information Memorandum correctly describes, as of the date thereof, in all material respects the businesses, operations and principal Properties of the Borrowers and their Subsidiaries, except in respect of changes effected by the Transactions. The Solaray Financial Statements have been prepared in accordance with GAAP consistently applied throughout the periods involved, and present fairly, in all material respects, the consolidated financial position of Solaray and its Subsidiaries as at each of the dates of the balance sheets contained therein and the consolidated income, shareholder's equity and cash flows (or, in the case of the years 1992, 1991 and 1990, the consolidated earnings and retained earnings and cash flows) of Solaray and its Subsidiaries for each of the respective periods then ended. The Premier Financial Statements have been prepared in accordance with GAAP consistently applied throughout the periods involved, and present fairly, in all material respects, the financial position of Premier as at each of the dates of the balance sheets contained therein and the results of operations, retained earnings and cash flows of the Premier for each of the respective periods then ended. Except as specified in Schedule 5.5A, the KAL Financial Statements have been prepared in accordance with GAAP consistently applied throughout the periods involved, and present fairly, in all material respects, the financial position of KAL Seller as at each of the dates of the balance sheets contained therein and the income, stockholders' equity and cash flows of KAL Seller for each of the respective periods then ended. The Parent Financial Statements have been prepared in accordance with GAAP consistently applied throughout the periods involved, and present fairly, in all material respects, the consolidated financial position of the Paren and its Subsidiaries as at each of the dates of the balance sheets contained therein and the consolidated income, shareholder's equity and cash flows for the fiscal period then ended. As of the date of each of the balance sheets included in the Solaray Financial Statements, to the Borrowers' knowledge, neither Solaray nor any of its Subsidiaries had any material Indebtedness or liability, absolute or contingent, liquidated or unliquidated, except Indebtedness and liabilities reflected or reserved against on such respective balance sheets or described in the notes thereto. As of the date of each of the balance sheets included in the Premier Financial Statements, to the Borrowers' knowledge, Premier had no material Indebtedness or liability, absolute or contingent, liquidated or unliquidated, except Indebtedness and liabilities reflected or reserved against on such respective balance sheets or described in the notes thereto. As of the date of each of the balance sheets included in the KAL Financial Statements, to the Borrowers' knowledge, KAL Seller had no material Indebtedness or liability, absolute or contingent, liquidated or unliquidated, except Indebtedness and liabilities reflected or reserved against on such respective balance sheets or described in the notes thereto. As of the date of the balance sheet included in the Parent Financial Statements, to the Parent's knowledge, neither the Parent nor any of its Subsidiaries had any material Indebtedness or liability, absolute or contingent, liquidated or unliquidated, except Indebtedness and liabilities reflected or reserved against on such respective balance sheets or described in the notes thereto. Since September 30, 1994, there has been no Material Adverse Effect.

     (b) Attached hereto as Schedule 5.5B is a true and complete copy of the latest (as of the Closing Date) projections of the consolidated net income and cash flow of the Parent and its Subsidiaries (assuming completion of the Transactions) for each of the five fiscal years in the period ending September 30, 1999. Such projections have been prepared by management of the Parent on the basis of assumptions, set forth in Schedule 5.5B, which such management reasonably believes are fair and reasonable in light of the historical financial performance of the Parent, the Borrowers and their predecessors and of current and reasonably foreseeable business conditions (it being understood that any projections as to future events are not to be viewed as facts or as a guarantee of future performance and that actual results during the period or periods covered may differ from such projected results).

     (c) Attached hereto as Schedule 5.5C is a true and complete copy of a pro forma balance sheet of the Parent and its Subsidiaries on a consolidated basis, prepared by the Parent on the basis of the historical audited consolidated balance sheet of the Parent and its Subsidiaries as of September 30, 1994 as though the Transactions had been completed immediately prior to such date. Such pro forma balance sheet fairly presents in all material respects the consolidated financial position of the Parent and its Subsidiaries as of the close of business on such date on a pro forma basis as if the Transactions had been completed immediately prior to such date, and contains all pro forma adjustments necessary in order to fairly reflect such assumption.

     (d) Attached as Schedule 5.5D is a true and complete statement of the sources and uses of all funds to be received or expended by the Parent, the Borrowers and their Subsidiaries in connection with the Transactions, including, without limitation, an itemized statement of all costs and expenses expected to be incurred in connection with the Transactions.

     (e) The Parent was duly organized and incorporated on September 17, 1993. On the Closing Date immediately after giving effect to the Transactions, the Parent is not engaged in any material business or activities other than the management of the business of the Borrowers and their Subsidiaries, and has no material liabilities (other than pursuant to the Loan Documents, the other Related Documents and the Executive Agreements) and owns no material assets other than the outstanding Capital Stock of Nutraceutical.

     Section 5.6. Subsidiaries. On the Closing Date, after giving effect to the Acquisition and the other Transactions, (i) the Parent does not directly own any Capital Stock of any Person other than Nutraceutical and will not indirectly own any Capital Stock of any Person other than the Borrowers and Subsidiaries listed in Schedule 5.1,

(ii) Nutraceutical does not directly or indirectly own any Capital Stock of any Person other than the other Borrowers and their Subsidiaries as listed in
Schedule 5.1, (iii) all outstanding Capital Stock of each Borrower and each Subsidiary of any Borrower has been duly and validly issued, and is fully paid and non-assessable and (in the case of Nutraceutical) is owned of record and beneficially by the Parent, or (in the case of each Borrower other than Nutraceutical) is owned of record and beneficially by Nutraceutical, or (in the case of any such Subsidiary (other than any Borrower)) is owned of record and beneficially by one or more Borrowers and/or one or more of such Subsidiaries,
(iv) each of the Parent and the Borrowers has good title to all of the Capital Stock it owns of each of its respective Subsidiaries, free and clear in each case of any Lien other than Permitted Liens, and (v) there are no securities outstanding that are convertible into or exchangeable for any Capital Stock of any of the Borrowers or any of their Subsidiaries, nor are there outstanding any options, warrants or other rights to subscribe for, purchase or acquire any such Capital Stock, nor do there exist any agreements (contingent or otherwise) providing for the issuance of, or any calls, commitments or claims of any character relating to, any Capital Stock of any of the Borrowers or of any of their Subsidiaries or any securities convertible into or exchangeable for any such Capital Stock. Immediately after giving effect to the Transactions, none of the Borrowers or their respective Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its Capital Stock, any securities convertible into or exchangeable for any of its Capital Stock, or any options, warrants or other rights to subscribe for, purchase or acquire any of its Capital Stock.

     Section 5.7. Litigation; No Violation of Governmental Orders or Laws.

     (a) Except as set forth in Schedule 5.7, as of the Closing Date after giving effect to the Transactions, there are no actions, suits, investigations or proceedings pending, or, to the best knowledge of the Borrower after due inquiry, threatened against or affecting the Parent, any of the Borrowers or any of their Subsidiaries or against any officer or director of any of them (i) arising under the Federal Food, Drug and Cosmetic Act or any other Statute regulating the manufacture, distribution or sale of foods, food supplements, drugs or cosmetics or the packaging or labeling thereof, or (ii) which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect, or (iii) which seek to enjoin, or otherwise prevent the consummation of, any of the Transactions or to recover any damages or obtain any relief as a result of any of the Transactions in any court or before any arbitrator of any kind or before or by any Governmental Body. The actions, suits and other matters listed in Schedule 5.7 are not individually or in the aggregate reasonably likely to have a Material Adverse Effect.

     (b) Set forth in Schedule 5.7 is a listing and description as of the Closing Date after giving effect to the Transactions of all pending (or, to the knowledge of any of the Borrowers, threatened) product liability claims against the Parent, any of the Borrowers or any of their Subsidiaries (including, without limitation, a summary of the procedural status thereof, status of settlement discussions, if any, and other significant matters). Such claims are not individually or in the aggregate reasonably likely to have a Material Adverse Effect.

     (c) The reserve for product warranty claims on the books and records of the Parent, the Borrowers and their Subsidiaries was established in accordance with GAAP, and neither the Parent nor any Borrower has any reason to believe such reserve is inadequate or that the warranty experience with respect to recently introduced products will differ significantly from that of prior products.

     (d) None of the Parent, the Borrowers and their Subsidiaries is in default under or in violation of any Order of any court, arbitrator or Governmental Body or of any Statute promulgated by the United States of America, by any state thereof or by any other domestic or foreign Governmental Body (including, without limitation, the Federal Food, Drug and Cosmetic Act, any rules and regulations promulgated by the FDA and any other Statute regulating the manufacture, distribution or sale of foods, food supplements, drugs or cosmetics or the packaging or labeling thereof, and any state or local Statute regulating the manufacture, distribution or sale of foods, food supplements, drugs or cosmetics or the packaging or labeling thereof), except for such defaults and violations as, individually and in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and except as set forth in Schedule
5.7 (as in effect on the Closing Date or as amended or supplemented by written notice to the Agent on or prior to any date as of which this representation is made or remade or deemed to have been made or remade), none of them is subject to or a party to any Order of any court or Governmental Body arising out of any action, suit or proceeding under any Statute respecting foods, food supplements, drugs or cosmetics or the packaging or labeling thereof, or similar matters.

     Section 5.8.  Outstanding Indebtedness; Investments.

     (a) Schedule 5.8A sets forth a correct and complete list and description of all Existing Indebtedness as of the Closing Date and all Liens securing such Existing Indebtedness, indicating as to each item whether such Indebtedness and Liens will be discharged and paid in full on the Closing Date (all such Indebtedness, the "Refinanced Indebtedness") or will remain outstanding after the Closing Date (all such Indebtedness, the "Continuing Indebtedness").

     (b) As of the Closing Date after giving effect to the Transactions, (i) no Default or Event of Default has occurred and is continuing, and (ii) no default or event of default has occurred and is continuing under the terms of any of the documents pursuant to or in connection with which any of the Continuing Indebtedness was incurred.

     (c) Schedule 5.8B sets forth a correct and complete list of all Investments of the Borrowers, their Subsidiaries and the Parent outstanding or existing on the Closing Date after giving effect to the Transactions.

     Section 5.9. No Conflicts with Agreements, Statutes, Orders, Etc. Except as disclosed on Schedule 5.9, neither the execution and delivery of this Agreement, the Notes, the Parent Guarantee, the Subsidiary Guarantees, the Security Documents or the other Related Documents, nor the fulfillment of or compliance with the terms and provisions hereof or thereof, will conflict with, or result in a breach or violation of any of the terms, conditions or provisions of, or constitute a default under, the charter or by-laws of the Parent, any Borrower or any of their Subsidiaries or any material contract, agreement, mortgage, indenture, lease, instrument, Statute or Order to which any of them or any of their respective assets is subject, or (except pursuant to the Security Documents) result in the creation of any Lien on any Properties of any of them.

     Section 5.10. Consents, Etc. No consent, approval or authorization of or declaration, registration or filing with any Governmental Body or any nongovernmental Person (including, without limitation, any creditor or stockholder of the Parent, any Borrower or any of their Subsidiaries, and also including, without limitation, any consent, approval, authorization, declaration or filing or the expiration of any waiting period under the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976) is required in connection with the execution or delivery of this Agreement, the Notes, the Parent Guarantee, the Subsidiary Guarantees, the Security Documents, the Acquisition Documents or the other Related Documents by the respective parties thereto or the performance by such parties of their respective obligations thereunder, or in connection with the consummation of the Transactions, or as a condition to the legality, validity or enforceability of this Agreement, the Notes, the Parent Guarantee, the Subsidiary Guarantees, the Security Documents, the Acquisition Documents or the other Related Documents, except for such consents, approvals, authorizations, declarations, registrations or filings as are listed in Schedule 5.10, all of which have been or will on or prior to the Closing Date be obtained and are or will then be in full force and effect.

     Section 5.11. Title to Properties; Equipment.

     (a) Schedule 5.11 sets forth a true and complete list and brief description of all real Property owned or leased by each of such Persons on the Closing Date after giving effect to the Transactions, together with a true and complete list of all leases of real Property to which any of such Persons is a party, identifying the parties to each such lease and the Property to which it relates. True and complete copies of all such leases, together with all amendments, modifications and supplements thereto to the date hereof, have been delivered to the Original Lender or its representative. Each Borrower and each of such Borrower's Subsidiaries has (i) good and marketable fee simple title to its respective real Properties (other than real Properties which are leased from others), subject to no Lien of any kind except Permitted Liens and (ii) good title to all of its Equipment and other personal Property and assets (other than Properties and assets leased from others), subject to no Lien of any kind except Permitted Liens. Each of such Persons enjoys peaceful and undisturbed possession under all such leases to which it is a party, none of which contains any unusual or burdensome provisions which could reasonably be expected to have a Material Adverse Effect, and all such leases are valid and subsisting and in full force and effect. None of such

Persons is in material breach or violation of the terms of any of such leases, and after due inquiry the Borrowers know of no material breach or violation of any of such leases by any third party.

     (b) The Equipment and other tangible Properties of each of such Persons are fit for the use for which they are being put by each of such Persons in the ordinary course of its business, are in good condition and repair, ordinary wear and tear excepted, and are currently used or usable in the Borrowers' or their Subsidiaries' business. Except as set forth in Schedule 5.29, none of the personal Property owned by any of such Persons is located or stored on sites other than those listed on Schedule 5.29.

     Section 5.12. Taxes. Each of the Parent, the Borrowers and their Subsidiaries has prepared and timely filed, or on behalf of each of such Persons there have been filed, all required federal, state, local and foreign tax returns which are required to have been filed by or on behalf of such Persons, which returns were prepared on a basis consistent with its financial records and all taxes shown thereon to be due have been timely paid in full, except where such taxes are being diligently contested in good faith by appropriate proceedings and adequate book reserves have been established with respect thereto in accordance with GAAP. Except as disclosed on Schedule 5.12, as of the Closing Date no material tax Liens have been filed and no material claims are being asserted with respect to any such taxes. Except as disclosed on Schedule 5.12, as of the Closing Date no material tax assessment against any such Person has been proposed and all of their respective tax liabilities are adequately provided for on their respective books and financial statements in accordance with GAAP. As of the Closing Date, the federal income tax returns of such Persons have been audited by the Internal Revenue Service, and such audits have been completed, or the statute of limitations has run, for all taxable periods ending on or before September 30, 1990 (or September 30, 1988 if there has been a substantial understatement of taxable income), and all deficiencies, assessments, interest and penalties proposed as a result of any such audits have been paid in full. No issue has been raised in any such examination that, by application of similar principles, may reasonably be expected to result in the assertion of a material deficiency for any other taxable year not so examined. None of such Persons has taken any reporting position for which it does not have a reasonable basis or anticipates any further material tax liability with respect to its taxable years that have not been closed.

     Section 5.13. Related Documents. The Borrowers have delivered to the Agent and its special counsel true and correct copies of the Acquisition Documents and each of the other Related Documents (including all Exhibits and Schedules thereto) as now in effect, including all amendments, modifications and supplements thereto, and of each document, certificate or statement required to be executed or delivered by any party thereunder (there being no amendments or modifications to such Related Documents, and no waiver of any rights thereunder by the Parent, any of the Borrowers or any of their Subsidiaries, nor of any condition to the obligations of such Persons under any thereof, except as heretofore disclosed to the Agent in writing). This Agreement and the Related Documents constitute (a) the only agreements relating to the Transactions to which any of the Borrowers, their Subsidiaries or the Parent is a party and (b) the Acquisition Documents are the only agreements and documents relating to the Acquisition of which any of the Borrowers or the Parent has knowledge.

     Section 5.14. Disclosure. Neither this Agreement nor any other document, certificate or statement furnished to the Agent or the Lenders in writing by or on behalf of the Parent or the Borrowers in connection herewith, including the Related Documents, contained, as of its respective date, or now contains, any untrue statement of a material fact or as of any such date omitted, or now omits, to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact known to the Parent or any Borrower (other than matters of a general economic or political nature) which now has or in the future could reasonably be expected to have (so far as the Parent or such Borrower can reasonably foresee) a Material Adverse Effect.

     Section 5.15. Offering of Securities. None of the Borrowers nor the Parent nor any of their representatives has, directly or indirectly, offered any of the Notes or any security similar to any of them for sale to, or solicited any offers to buy any of the Notes or any security similar to any of them from, or otherwise approached or negotiated with respect thereto with, more than 15 Persons including the Original Lender, and no such Person has taken or will take any action which would subject the issuance or sale of any of the Notes to the provisions of Section 5 of the Securities Act, or violate the provisions of any securities or Blue Sky laws of any applicable jurisdiction.

     Section 5.16. Broker's or Finder's Commissions. Except for (i) closing fees in respect of the Transactions payable on the Closing Date to the Sponsor and FWG in the respective amounts set forth in the first sentence of paragraph 4 of the Restated Advisory Agreement as in effect on the Closing Date, and (ii) other fees set forth in Schedule 5.16, no broker's or finder's fee or commission will be payable by the Parent, any Borrower or any of their Subsidiaries with respect to any of the Transactions. The Borrowers and the Parent agree, jointly and severally, to indemnify the Agent and the Lenders and to hold them harmless against any loss, cost, claim or liability (including, without limitation, reasonable attorneys' fees and disbursements for the investigation and defense of claims) arising out of or relating to any such actual or alleged fee or commission.

     Section 5.17. Labor Matters.

     (a) As of the Closing Date after giving effect to the Transactions, except as disclosed in Schedule 5.17 hereto, no employee of any Borrower, of any of their Subsidiaries or of the Parent has any written employment agreement or, to the Parent's and the Borrowers' best knowledge after due inquiry, any oral employment agreement or understanding with any of such Persons and no employee has any written severance agreements.

     (b) Except as disclosed in Schedule 5.17 hereto, (i) each of the Parent, the Borrowers and their Subsidiaries is in material compliance with all applicable Statutes and Orders respecting employment and employment practices, terms and conditions of employment and wages and hours, and, to the Parent's and the Borrowers' best knowledge after due inquiry, none of such Persons is engaged in any unlawful labor or employment practice nor has received any notice of a complaint, charge or allegation to the contrary; (ii) there is no labor strike, dispute, slowdown or work stoppage pending or, to the Parent's and the Borrowers' best knowledge after due inquiry, threatened against or affecting any of such Persons; and (iii) no material grievance or arbitration proceeding arising out of or under any collective bargaining agreement to which any of such Persons is a party or subject is pending.

     (c) Except as disclosed in Schedule 5.17 hereto (as in effect on the Closing Date or as amended or supplemented from time to time by written notice to the Agent on or prior to any date as of which this representation is made or remade or deemed to have been made or remade), no present or former employee or independent contractor of the Parent, any of the Borrowers or any of their Subsidiaries has any pending claim against any of them for violation of any Statute or contract relating to employment, including, without limitation, discrimination on any basis, any violation of occupational safety or health standards, or any violation of the Worker Adjustment Retraining and Notification Act.

     (d) As of the Closing Date after giving effect to the Transactions, there are no collective bargaining agreements in effect covering employees of the Parent, any of the Borrowers or any of their Subsidiaries.

     Section 5.18. Environmental Matters. Except for matters which have not had, and are not likely to have, individually or in the aggregate, a Material Adverse
Effect:

     (a) there is no pending Environmental Matter relating to the Parent, any of the Borrowers or any of their Subsidiaries, or any of their respective Properties, and after due inquiry the Parent and the Borrowers are aware of no facts that could result in any such Environmental Matter. None of the Parent, the Borrowers or any of their Subsidiaries has agreed to assume by contract or otherwise any liability of any other Person for cleanup, compliance, or required Capital Expenditures in connection with any Environmental Matter arising prior to the date hereof;

     (b) the Properties used, owned, leased, operated, managed or controlled at any time by each of the Parent, the Borrowers and their Subsidiaries (including, without limitation, the New Facility at all times after it is constructed or acquired) are free of contamination from Hazardous Materials, including, without limitation, any contamination of the associated air, soil, groundwater or surface waters, and are free of any other potentially harmful chemical or physical conditions;

     (c) each of the Parent, the Borrowers and their Subsidiaries is in compliance with all applicable Environmental Laws, has cured any past violations or alleged violations of Environmental Laws to the satisfaction of Governmental
Bodies, is not currently in receipt of any notice of violation, is not currently in receipt of any notice of any potential liability for cleanup of Hazardous Materials and is not now subject to any investigation or information request by a Governmental Body concerning Hazardous Materials or any Environmental Laws. Each of the Parent, the Borrowers and their Subsidiaries holds and is in compliance with all governmental permits, licenses, and authorizations necessary to operate their businesses that relate to siting, wetlands, coastal zone management, air emissions, discharges to surface or ground water, discharges to any sewer or septic system, noise emissions, solid waste disposal or the generation, use, transportation or other management of Hazardous Materials. To the best knowledge of the Parent and the Borrowers after due inquiry, neither the Parent nor any of the Borrowers nor any of their Subsidiaries has at any time generated, manufactured, refined, recycled, discharged, emitted, released, buried, processed, produced, reclaimed, stored, treated, transported, or disposed of any Hazardous Materials except in compliance with all applicable Statutes and Orders, including permit requirements;

     (d) no real Property used, owned, leased, operated, managed or controlled by any of the Borrowers or their Subsidiaries is (i) listed or proposed for listing on the National Priorities List under CERCLA or is (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any Governmental Body;

     (e) no Properties of any of the Borrowers or their Subsidiaries are subject to any Lien or claim for Lien in favor of any Person as a result of any Environmental Matter or response thereto;

     (f) to the best knowledge of the Borrowers after due inquiry, no Hazardous Materials, including leachate and effluents, generated, disposed of, transported, managed or released by any of the Borrowers or their Subsidiaries have caused or will cause in whole or in part any contamination or injury to the Environment, any Person, any natural resource or any Property, including, without limitation, Property through which or to which such materials were shipped. To the best knowledge of the Borrowers after due inquiry, none of the Borrowers nor any of their Subsidiaries has handled, transported, disposed of or managed any Hazardous Material in any manner that may form the basis for any present or future Environmental Matter, and none of such Persons has any material liabilities, absolute or contingent, on the date hereof with respect thereto; and

     (g) to the best knowledge of the Borrowers after due inquiry, all facilities where any Person has treated, stored, disposed of, reclaimed, or recycled any Hazardous Material on behalf of any of the Borrower or their Subsidiaries are in compliance in all material respects with all applicable Environmental Laws.

     Section 5.19. Possession of Franchises, Licenses, Etc. Except as set forth in Schedule 5.19 hereto, each of the Parent, the Borrowers and their Subsidiaries is in possession of all material permits, registrations, licenses or other authorizations of governmental authorities required for the conduct of its business and the ownership of its respective Properties, including, without limitation, all required food, drug and cosmetics registrations with the FDA and any comparable state Governmental Body, and their respective businesses are being conducted in accordance with the material requirements of such permits, registrations, licenses or other authorizations of governmental authorities in effect on the date hereof, and after due inquiry the Borrowers and the Parent are not aware of any condition that would prevent the renewal of such permits, registrations, licenses or other authorizations or cause any of them or their respective Subsidiaries to incur any material costs to renew such permits, registrations, licenses or other authorizations.

     Section 5.20. Intellectual Property. Set forth in Schedule 5.20 is an accurate and complete list, as of the Closing Date after giving effect to the Transactions, of all patents, trademarks, trade names, service marks and copyrights owned by or used in the business of the Parent or any of the Borrowers or their Subsidiaries, and all applications therefor, specifying with respect to each such item the owner thereof, the registration or application number thereof, the jurisdiction by or in which such item has been issued or registered or in which an application therefor has been filed, if any, the date of such issuance, registration or application, and the expiration date thereof. The Parent, the Borrowers and their Subsidiaries own and have good title to all items of Intellectual Property, free from Liens, which are necessary for the present and planned future conduct of their respective businesses. Except as set forth in Schedule 5.20, (i) to the best knowledge of the Borrowers, none of the present or contemplated products or operations of the Parent, the Borrowers or any of their Subsidiaries, or the use by the Parent, the Borrowers or any of their Subsidiaries of any of such Intellectual Property, infringes or otherwise violates any Intellectual Property owned by any other Person, and (ii) there is no pending or, to the best knowledge of the Borrowers, threatened claim, demand, litigation, investigation, arbitration or other proceeding against or affecting the Parent, any of the Borrowers or any of their Subsidiaries contesting the right of any of them to manufacture, distribute or sell any such product or to engage in any such operation, or to use any of such Intellectual Property.

     Section 5.21.  Margin Regulations; Use of Proceeds.  None of the
Parent, the Borrowers and their Subsidiaries owns or now intends to acquire any "margin stock" as defined in Regulation G of the Board of Governors of the Federal Reserve System (12 CFR 207). The proceeds of the Loans will be used to finance the cash portion of the purchase price to be paid pursuant to the Acquisition, to pay fees and expenses incurred by the Parent and the Borrowers in connection with the Acquisition, to repay the Refinanced Indebtedness in full, and for working capital and other corporate purposes of the Borrowers and their Subsidiaries. No part of the proceeds of the Loans will be used, and no part of the proceeds of any loans repaid with the proceeds of the Loans was used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal

Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Borrowers, any of their Subsidiaries or the Parent in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). As used in this Section, the term "purpose of buying or carrying" has the meaning assigned thereto in the aforesaid Regulation G.

     Section 5.22. Compliance with ERISA. Set forth in Schedule 5.22 is a true and complete list of all material bonus, deferred compensation, incentive compensation, stock purchase, stock option, employment, consulting, severance or termination pay, hospitalization or other medical, life or other insurance, or retirement plan, program, agreement or arrangement, and other Plans maintained or contributed to by the Parent or the Borrowers. None of the Parent, the Borrowers or their Subsidiaries or ERISA Affiliates maintains or contributes to, or has ever maintained or contributed to, any Multiemployer Plan or Pension Plan that is subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA. Except as set forth on Schedule 5.22:

     (a) neither any Plan nor any trust created thereunder, nor any trustee or administrator thereof, has, to the best knowledge of the Parent or the Borrowers after due inquiry, engaged in a prohibited transaction (as such term is defined in Section 4975 of the Code or described in Section 406 of ERISA) that could subject the Parent or any of the Borrowers to any material tax or penalty on prohibited transactions imposed under said Section 4975 or Section 502(i) of ERISA;

     (b) the Parent, the Borrowers and their Subsidiaries and ERISA Affiliates, and all Plans contributed to or maintained by any of them, are in compliance with all applicable provisions of ERISA and the Code and with the applicable law and administrative requirements of any relevant jurisdiction and the regulations and published interpretations thereunder, including, without limitation, the provisions of ERISA and the Code requiring continuation coverage under Plans which are group health plans subject to COBRA or any similar Statute, except where noncompliance could not reasonably be expected to have a Material Adverse Effect;

     (c) there are no liabilities under the Plans that are employee welfare benefit plans (as defined in Section 3(1) of ERISA) providing for medical, health, life or other welfare benefits that are not insured by fully paid non-assessable insurance policies, except for liabilities that in the aggregate could not reasonably be expected to have a Material Adverse Effect, and no such Plan provides for continued medical, health, life or other welfare benefits for employees after they leave the employment of the Parent or the Borrowers or any of their Subsidiaries or ERISA Affiliates (other than any such welfare benefits required to be provided under COBRA or other similar Statute); and

     (d) each Pension Plan intended to be qualified under Section 401(a) of the Code as currently in effect is, and has been determined by the Internal Revenue Service to be, qualified under Section 401(a) of the Code. The related trust of any Pension Plan intended to be exempt from federal income tax under Section 501(a) of the Code is, and has been determined by the Internal Revenue Service to be, so exempt. All required reports and descriptions of the Plans (including but not limited to Form 5500 Annual Reports, Summary Annual Reports and Summary Plan Descriptions) have been timely filed and distributed. Any notices required by ERISA or the Code or any other state or federal law or any ruling or regulation of any state or federal administrative agency with respect to such Pension Plans, including but not limited to any notices required by Section 606 of ERISA and Section 4980B of the Code, have been appropriately given, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.

     Section 5.23. Material Contracts. Schedule 5.23 contains a list of each supply agreement, requirements contract, customer agreement, franchise agreement, lease, License Agreement, distribution agreement, joint venture agreement, asset purchase agreement, stock purchase agreement, merger agreement, agency or advertising agreement, credit agreement, loan agreement, note purchase agreement, security agreement, mortgage, trust deed, trust indenture, promissory note, Guarantee, letter of credit or other agreement or instrument relating to the borrowing of money or the extension of credit (excluding this Agreement, the Notes and the other Loan Documents), or other contract, agreement or commitment (other than any purchase order entered into in the ordinary course of business, lease of real Property listed on Schedule 5.11 or labor, employment and employee benefit agreement, contract or plan listed on Schedule 5.17 or Schedule 5.22) to which the Parent, any of the Borrowers or any of their Subsidiaries is a party on the Closing Date after giving effect to the Transactions, and which is material to the business, assets or operations of the Parent, the Borrowers and their Subsidiaries taken as a whole (collectively, the "Material Contracts"). True and complete copies of each of the Material Contracts, with all amendments, modifications and supplements thereto to the date hereof, have previously been furnished by the Borrowers to the Original Lender or its representatives. Each of the Material Contracts is, and on the Closing Date after giving effect to the Transactions will be, valid, subsisting and in full force and effect, and except as disclosed on Schedule 5.23, to the Parent's and the Borrowers' best knowledge after due inquiry, neither the Parent nor any of the Borrower nor any of their Subsidiaries is in material default under any of the Material Contracts, nor has any such default under any of the Material Contracts been asserted by any other party thereto, and there has not occurred any event which, with the giving of notice or the passage of time, or both, would constitute such a default. None of the Parent, the Borrowers and their Subsidiaries has transferred or subordinated any of its rights or interests in any of the Material Contracts, and such rights and interests are subject to no Liens except Permitted Liens and Liens created by the Security Documents. On the Closing Date, after giving effect to the Transactions, none of the Parent, the Borrowers or their Subsidiaries is a party to any Material Contract or be subject to any restriction contained in the charter or by-laws of any of them which has or is reasonably likely to have a Material Adverse Effect.

     Section 5.24. Customers; Suppliers. Except as disclosed on Schedule 5.24 (as in effect on the Closing Date or as amended or supplemented from time to time by written notice to the Agent on or prior to any date as of which this representation is made or remade or deemed to have been made or remade), since October 28, 1993,
(i) no significant customer (or group of customers which in the aggregate is significant) or any distributor of the Borrowers or any of its Subsidiaries has given any of the Borrowers or any of their Subsidiaries notice or, to the knowledge of the Borrowers, has taken any other action which has given the Borrowers any reason to believe that such customer (or group of customers) or distributor will cease to purchase products or services or reduce significantly the amount of products and services purchased from any of the Borrowers or any such Subsidiary, and (ii) no significant supplier or vendor (or group of suppliers or vendors which in the aggregate is significant) of the Borrowers or their Subsidiaries has given the Borrowers or their Subsidiaries notice or, to the knowledge of the Borrowers, has taken any other action which has given the Borrowers any reason to believe that such supplier or vendor (or group of suppliers or vendors) will cease to supply or restrict the amount supplied or adversely change its price or terms to the Borrowers or their Subsidiaries of any products or services. For such purposes, a customer (or group of customers) or distributor shall be deemed "significant" if such customer (or group of customers) or distributor has accounted for more than 5% of the total net revenues of the Borrowers and their Subsidiaries on a consolidated basis during the current fiscal year, and a supplier or vendor (or group of suppliers or vendors) shall be deemed "significant" if such supplier or vendor (or group of suppliers or vendors) has accounted for more than 5% of the total cost of goods sold of the Borrowers and their Subsidiaries on a consolidated basis during the current fiscal year.

     Section 5.25. Insurance. Schedule 5.25 sets forth as of the Closing Date after giving effect to the Transactions a true and complete list and brief descriptions of all policies of workers compensation, general liability, product liability, fire, property, casualty, marine, business interruption, errors and omissions, flood, earthquake and other insurance carried by the Borrowers and their Subsidiaries on the Closing Date after giving effect to the Transactions, true and complete copies of which policies have been previously delivered to the Agent. On the Closing Date after giving effect to the Transactions, such policies are in full force and effect, and none of such Persons has received notice of cancellation with respect to any such policy; the aggregate coverage limit with respect to all such product liability insurance policies is not less than $25,000,000, and the deductible amount or self-insured retention with respect to such product liability insurance policies does not exceed $0 per year in the aggregate; and all premiums payable with respect to all such policies have been paid through the Closing Date.

     Section 5.26. Solvency. Each of the Parent and the Borrowers, and each of their Subsidiaries, is Solvent on the Closing Date after giving effect to the Transactions and the application of the net proceeds of the Loans.

     Section 5.27. Status under Certain Laws. Neither the Parent nor any of the Borrowers nor any of their Subsidiaries is, or will be after giving effect to the Transactions, an "investment company" or a "person directly or indirectly controlled by or acting on behalf of an investment company" within the meaning of the Investment

Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended. Neither the Parent nor any of the Borrowers nor any of their Subsidiaries is subject to regulation as a "common carrier" or "contract carrier" or any similar classification by the Interstate Commerce Commission or under the Statutes of any state. Neither the Parent nor any of the Borrowers nor any of their Subsidiaries is subject to regulation under any other Statute which limits its ability to incur Indebtedness.

     Section 5.28. Foreign Assets Control Regulations. Neither the Parent nor any of the Borrowers nor any of their Subsidiaries nor, to the best of the Parent's and the Borrowers' knowledge after due inquiry, any Affiliate of the Parent, is, or will be after consummation of the transactions contemplated by this Agreement and application of the proceeds of the Loans, by reason of being a "national" of a "designated foreign country" or a "specially designated national" within the meaning of the Regulations of the Office of Foreign Assets Control, United States Treasury Department (31 C.F.R., Subtitle B, Chapter V), or for any other reason, in violation of, any United States Federal Statute or Presidential Executive Order concerning trade or other relations with any foreign country or any citizen or national thereof or the ownership or operation of any Property.

     Section 5.29. Places of Business. (i) The principal place of business and the chief executive office of the Parent, of each Borrower and of each Subsidiary of any Borrower is located at the respective locations listed in
Schedule 5.29 (as said Schedule may be supplemented from time to time by timely notices delivered pursuant to Section 12.18 hereof), (ii) the books and records (including, without limitation, all records of Accounts) of the Borrowers and their Subsidiaries are located only at the respective locations set forth with respect to each Borrower and each Subsidiary in Schedule 5.29 (as said Schedule may be supplemented from time to time by timely notices delivered pursuant to
Section 12.18 hereof) and designated therein as locations of Accounts, (iii) Inventory of each Borrower and each Subsidiary of any Borrower is located only at the locations set forth with respect to such Borrower or Subsidiary in
Schedule 5.29 (as said Schedule may be supplemented from time to time by timely notices delivered pursuant to Section 12.18 hereof) and designated therein as locations of Inventory, except for Inventory which is currently in transit to such locations, (iv) Equipment of the Borrowers and their Subsidiaries is located only at the locations set forth with respect to such Borrower or Subsidiary in Schedule 5.29 (as said Schedule may be supplemented from time to time by timely notices delivered pursuant to Section 12.18 hereof) and designated therein as locations of Equipment, and (v) Farm Products (as defined in the Security Agreement) of the Borrowers and their Subsidiaries are located only at the locations set forth with respect to such Borrower or Subsidiary in
Schedule 5.29 (as said Schedule may be supplemented from time to time by timely notices delivered pursuant to Section 12.18 hereof) and designated therein as locations of Farm Products. As of the Closing Date after giving effect to the Transactions, except as disclosed in Schedule 5.29, no Inventory is in the possession or control of any warehouseman, bailee or any of the Borroers' or their Subsidiaries' agents or processors.

     Section 5.30. Other Names. As of the Closing Date after giving effect to the Transactions, the business conducted by the Borrowers, the Parent and their Subsidiaries is not being and has not been conducted under any corporate, trade or fictitious name other than those names listed on Schedule 5.30.

     Section 5.31. Certain Transactions. Except as set forth on Schedule 5.31 hereto, immediately following the consummation of the Transactions, none of the Borrowers nor their Subsidiaries nor the Parent will be indebted in any amount whatsoever, directly or indirectly, to any of their respective officers, directors or shareholders or to any of the respective spouses or children of any of such Persons, except with respect to salaries and related employee compensation and management fees accrued in the ordinary course of business; and except as set forth on Schedule 5.31, none of such officers, directors or shareholders, or any member of their immediate families, will be indebted to the Parent, any Borrower or any Subsidiary of any Borrower in any amount whatsoever or will have any direct or indirect ownership interest in any other firm or corporation which competes with any Borrower, the Parent or any of their Subsidiaries. Except as set forth on Schedule 5.31 hereto, immediately following the consummation of the Transactions, no officer, director or shareholder of any Borrower, the Parent or any of their Subsidiaries, or any member of their immediate families, will be, directly or indirectly, interested in any Material Contract (other than this Agreement and the Related Documents) with any Borrower, the Parent or any of their Subsidiaries.

     Section 5.32. Eligible Accounts Warranties. With respect to all Accounts reflected in any Borrowing Base Certificate delivered to the Lenders or the Agent pursuant to the terms hereof, the Borrowers and the Parent jointly and severally represent and warrant that, as of the date of such Borrowing Base
Certificate: (a) such Accounts are genuine, are in all respects what they purport to be, and are not evidenced by a judgment; (b) such Accounts represent undisputed, bona fide transactions completed in accordance with the terms and provisions contained in the documents delivered to the Lenders with respect thereto; (c) the amounts reflected on the applicable Borrowing Base Certificate and on the Borrowers' and their Subsidiaries' books and records and all invoices and statements which may be delivered to the Lenders with respect thereto are actually and absolutely owing solely to the Borrowers or their Subsidiaries and are not in any way contingent (except with respect to Accounts in connection with which Account Debtors are entitled to return Inventory solely on the basis of the quality of such Inventory); (d) no payments have been made in respect of such Accounts or the portion thereof reflected in such Borrowing Base Certificate; (e) there are no setoffs, counterclaims or disputes asserted or, to the best of the Borrowers' knowledge, existing with respect thereto and no Borrower has made any agreement with any Account Debtor obligated in respect of any such Accounts for any deduction therefrom except a discount or allowance allowed by the Borrowers or their Subsidiaries in the ordinary course of its business for prompt payment; (f) to the best of the Borrowers' knowledge, there are no facts, events or occurrences which in any way impair the validity or enforcement thereof or tend to reduce the amount payable thereunder as shown on the respective Borrowing Base Certificate, the Borrowers' and their Subsidiaries' books and records and all invoices and statements delivered to the Lenders with respect thereto; (g) to the best of the Borrowers' knowledge, allAccount Debtors obligated in respect of any such Accounts have the capacity to contract and are Solvent; (h) to the best of the Borrowers' knowledge, there are no voluntary or involuntary proceedings pending against any Account Debtor which is obligated in respect of any such Accounts under any chapter of the Bankruptcy Code; and (i) to the best of the Borrowers' knowledge, such Accounts meet all of the other conditions required to be satisfied in order to constitute Eligible Accounts.

     Section 5.33. Eligible Inventory Warranties. With respect to Inventory reflected in any Borrowing Base Certificate hereafter delivered to the Lenders or the Agent pursuant to the terms hereof, the Borrowers and the Parent jointly and severally represent and warrant that, as of the date of such Borrowing Base
Certificate: (a) the Borrowers and their Subsidiaries have good title to such Eligible Inventory and such Inventory is not subject to any Lien whatsoever, except for the prior, first and valid, fully perfected security interest granted to the Lenders hereunder or Permitted Liens; (b) such Eligible Inventory is located only in the United States at the locations listed on Schedule 5.29 hereto and identified as locations of Inventory (as said Schedule may be supplemented from time to time by timely notices delivered pursuant to Section
12.18 hereof); (c) such Inventory is of good and merchantable quality, free from any defects, and such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreement which would prohibit, or impose a material burden or expense upon, the completion in manufacture and sale or other disposition of such Inventory by a Person other than the Borrowers or their Subsidiaries; (d) the completion in manufacture and sale or other disposition of such Inventory by a Person other than the Borrowers or their Subsidiaries would not require the consent of any Person or constitute a breach of any contract to which any Borrower is a party or to which the Inventory is subject; and (e) such Inventory meets all of the other conditions required to be satisfied in order to constitute Eligible Inventory.

     Section 5.34. Depositary Accounts. Schedule 5.34 hereto contains a true and complete list of all Depositary Accounts maintained or which will be maintained on the Closing Date, after giving effect to the Transactions, by Parent, any Borrower or any of their Subsidiaries, setting forth the name and address of each bank, savings institution or other depositary institution at which each such account is maintained and stating the title and account number of such account.

     Section 6. Representations of the Original Lender. The Original Lender hereby represents that it is acquiring the Notes and the Shares hereunder for its own account and/or one or more separate accounts maintained by it for the purpose of investment and not with a view to or for sale in connection with any distribution thereof; provided that the disposition of the Original Lender's Property shall at all times be and remain within its control.

     Section 7. Conditions Precedent to Initial Disbursement of Loans. The obligations of the Original Lender to disburse the Initial Series A Term Loans and the Series B Term Loans on the Closing Date and to make the initial Revolving Loan to be made by it hereunder on the Closing Date are subject to the satisfaction, on or before the Closing Date, of the following conditions:

     Section 7.1. Proceedings Satisfactory. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to the Agent and its special counsel, and the Agent and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as the Agent or its special counsel may reasonably request, including, without limitation:

          (i) certificates dated as of a recent date as to the good standing and payment of taxes of the Parent, each Borrower and each of their Subsidiaries in each jurisdiction where any of such Persons is incorporated or is authorized to do business as a foreign corporation;

          (ii) certified copies of the certificate or articles of incorporation of the Parent, each Borrower and each of their Subsidiaries, with all amendments thereto;

          (iii) certified copies of the by-laws of the Parent, each Borrower and each of their Subsidiaries, with all amendments thereto;

          (iv) certified copies of resolutions of the Board of Directors of each Borrower authorizing the execution, delivery and performance of this Agreement, the Notes and the Related Documents to which such Borrower is a party;

          (v) certified copies of resolutions of the Board of Directors of the Parent authorizing the execution, delivery and performance of this Agreement and the Related Documents to which the Parent is a party;

          (vi) certificates as to the incumbency and signatures of each of the officers of the Parent, the Borrowers and their Subsidiaries who shall execute this Agreement or any Note or Related Document on behalf of such respective party.

     Section 7.2. Delivery of Notes and Shares. There shall have been delivered to the Original Lender one or more Term Notes and one or more Revolving Notes, each duly executed by the Borrowers jointly and severally and dated the Closing Date, in the respective principal amounts, having the maturity and as otherwise provided herein. The Parent shall have duly issued and delivered to the Original Lender stock certificates representing the Shares, registered in the name of the Original Lender.

     Section 7.3. Opinion of Counsel to the Borrowers. The Original Lender shall have received from Kirkland & Ellis, counsel for the Parent and the Borrowers, and from such local counsel as the Original Lender may require, one or more legal opinions addressed to the Original Lender, the Agent and the Collateral Agent and dated the Closing Date substantially to the effect of the matters set forth in Exhibits H-1 and H-2, respectively. Such opinion or opinions shall also cover such other matters incident to the matters herein contemplated as the Agent may reasonably request.

     Section 7.4. Discharge of Refinanced Indebtedness. All principal amounts, prepayment charge, if any, accrued interest, and fees, charges and other obligations of the Parent, the Borrowers and its Subsidiaries in respect of the Refinanced Indebtedness shall have been paid and discharged in full, and the Agent shall have received the originals or copies authenticated to its satisfaction of (i) all promissory notes outstanding in connection therewith, duly cancelled by the respective payees thereof, (ii) duly executed discharge letters and receipts evidencing payment in full of all amounts due thereunder,
(iii) duly executed releases and UCC-3 Termination Statements satisfactory in form and substance to the Agent, effectively releasing and discharging all Liens incurred in connection with such Indebtedness (including duly cancelled stock powers), in proper form for filing or recording, as applicable and (iv) such other documents as the Agent may reasonably request in order to evidence the discharge of such Indebtedness and obligations and the release of such Liens.

     Section 7.5. Initial Borrowing Base Certificate. At least two Business Days prior to the Closing Date, the Borrowers shall have delivered to the Agent a duly completed and executed Borrowing Base Certificate satisfactory in form and substance to the Agent with respect to the Eligible Accounts and Eligible Inventory owned by the Borrowers and their Subsidiaries as of a date not earlier than the last day of the calendar month immediately preceding the Closing Date. The Borrowing Base, as shown on such initial Borrowing Base Certificate, shall be not less than $10,000,000.

     Section 7.6. Representations and Warranties True; Certificates. The representations and warranties contained in Section 5 and elsewhere in this Agreement and the representations and warranties contained in the other Loan Documents shall be true on and as of the Closing Date with the same effect as if such representations and warranties had been made on and as of the Closing Date, except that any such representation or warranty which is expressly made only as of a specified date need be true only as of such date. Each of the Parent and the Borrowers shall have performed all material agreements on its part required to be performed under this Agreement and the Related Documents on or prior to the Closing Date; there shall exist on the Closing Date no Default or Event of Default; the Borrowers and the Parent shall each have delivered to the Original Lender an Officer's Certificate, dated the Closing Date, to such effect and to the effects specified in the foregoing clauses of this Section 7.6 and in Sections 7.7 through 7.10, inclusive; and the Agent shall have received such certificates or other evidence as it may request to establish that the proceeds of the Loans made on the Closing Date will be applied as contemplated by Section 5.21.

     Section 7.7. Acquisition. All conditions to the consummation of the Acquisition set forth in the Acquisition Agreement shall have been satisfied, and the Acquisition shall have been duly consummated in accordance with the applicable provisions of the Acquisition Agreement. The Agent shall have received such certificates and other evidence with respect to the foregoing as it shall request. The aggregate amount of all fees, costs and expenses incurred by the Parent and the Borrowers in connection with the Acquisition and the other Transactions contemplated to occur on the Closing Date shall not exceed $4,500,000.

     Section 7.8. Absence of Material Adverse Change, Etc. Since September 30, 1994, no change or changes shall have occurred to the business, operations, Properties, assets, income, prospects or condition, financial or otherwise, of the Parent, the Borrowers and their Subsidiaries, taken as a whole, which the Agent reasonably believes in good faith constitutes or is likely to have a Material Adverse Effect.

     Section 7.9. Consents and Approvals. All necessary consents, approvals and authorizations of, and declarations, registrations and filings with, Governmental Bodies and nongovernmental Persons required in order to consummate the Acquisition, the Loans and the other Transactions shall have been obtained or made and shall be in full force and effect.

     Section 7.10. Absence of Litigation, Orders, Etc. There shall not be pending or, to the knowledge of the Borrowers or the Parent, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting the Borrowers, their Subsidiaries or the Parent or the respective assets or Property of any of such Persons not disclosed on Schedule 5.7 (and, as to any action, suit, proceeding, governmental investigation or arbitration so disclosed, there shall not have occurred since the date of this Agreement any development) which seeks to enjoin or restrain any of the Transactions or which the Agent reasonably believes in good faith has had or is likely to have a Material Adverse Effect. No Order of any court, arbitrator or Governmental Body shall be in effect which purports to enjoin or restrain any of the Transactions or which the Agent reasonably believes in good faith constitutes or is likely to have a Material Adverse Effect.

     Section 7.11. Legal Investment. The making of the Loans shall be permitted by the laws and regulations of the jurisdictions to which the Original Lender is subject, without reference to any "basket" provisions of such laws such as New York Insurance Law Section 1405(a)(8); and the Agent shall have received such certificates or other evidence as it may request to establish compliance with this condition.

     Section 7.12. Parent Guarantees. The Parent shall have executed and delivered to the Original Lender the Series A/Revolver Parent Guarantee and the Series B Parent Guarantee.

     Section 7.13. Security Documents. The Collateral Agent shall have received each of the following documents, which shall be satisfactory to the Collateral Agent in form and substance in all respects (collectively, as in effect on the date hereof and as hereafter from time to time amended, modified or supplemented in accordance with their respective terms, the "Security Documents"):

     (a) A Pledge and Security Agreement in the form of Exhibit I (as amended, modified or supplemented from time to time in accordance with its terms, the "Security Agreement"), duly executed by each of the Borrowers and the Parent and dated the Closing Date, together with

          (i) duly executed financing statements in proper form for filing under the Uniform Commercial Code in all jurisdictions that the Agent may deem necessary or desirable in order to perfect and protect the Liens created by the Security Agreement, covering the Collateral described in the Security Agreement, and

          (ii) stock certificates representing all of the issued and outstanding shares of Capital Stock of each Subsidiary of the Parent or any Borrower, accompanied by stock powers satisfactory to the Agent in form and substance duly executed by the Parent or such Borrower (as the case may be) in blank.

     (b) The Intellectual Property Security Agreement in the form of Exhibit J (as amended, modified or supplemented from time to time in accordance with its terms, the "Intellectual Property Security Agreement"), duly executed by the Parent and each Borrower, together with duly executed Assignments in proper form for filing with the United States Patent and Trademark Office and any necessary state and foreign patent or trademark offices.

     (c) Deeds of trust, trust deeds and mortgages each in substantially the form of Exhibit M-1 (with appropriate local variations) and covering each real Property owned by the Borrowers (collectively, each as amended, modified or supplemented from time to time in accordance with its terms, the "Mortgages"), duly executed by the applicable Borrower, together with:

          (i) such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing of the Mortgages and evidence that all mortgage recording taxes, filing fees and recording charges incurred in connection with the filing or recording of the Mortgages and the financing statements described in subparagraph (ii) below have been paid,

          (ii) duly executed financing statements covering all fixtures located on premises subject to the Mortgages, in proper form for recording in all filing or recording offices that the Agent may deem necessary or desirable in order to create valid and perfected first priority Liens (or, with respect to the Series B Term Loans, second priority Liens) on the Property described therein in favor of the Collateral Agent,

          (iii) extended coverage title insurance policies ("Mortgage Policies") issued by Lawyers Title Insurance Corporation to the Collateral Agent, in form acceptable to the Agent and its special counsel, with such endorsements and in amounts acceptable to the Agent and its special counsel, insuring each of the Mortgages to be valid and perfected first priority Liens on the Property described therein (or, with respect to the Series B Term Loans, second priority Liens), free and clear of all defects (including, but not limited to, mechanics' and materialmen's liens) and encumbrances, other than the "Permitted Exceptions" and Permitted Liens scheduled in the Mortgage for such Property, dated the Closing Date, paid for by the Borrowers and providing for such other affirmative insurance and with such reinsurance with such other title insurers as the Collateral Agent and its special counsel may deem necessary or desirable, and with such affidavits, certificates and instruments of indemnification as shall be reasonably required to induce the title insurers to issue the Mortgage Policies,

          (iv) ALTA surveys, dated October 22, 1993, updated by visual inspection to a date not more than 30 days before the Closing Date, certified to the Collateral Agent and the Original Lender and the issuer of the Mortgage Policies in a manner satisfactory to the Agent by a land surveyor duly registered and licensed in the states in which the Property described in such surveys is located and acceptable to the Agent, showing all buildings and other improvements, any off-site improvements, the location of any easements, parking spaces, rights of way, building set-back lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such Property, and other defects, other than the "Permitted Exceptions" and Permitted Liens scheduled in the Mortgage for such Property and other defects acceptable to the Collateral Agent,

          (v) an appraisal of each real Property subject to a Mortgage by an appraiser satisfactory to the Collateral Agent,

          (vi) evidence satisfactory to the Collateral Agent that there does not exist any violation of any law, regulation or order affecting the real Properties subject to the Mortgages, including, without limitation, those laws, regulations and Orders relating to zoning, subdivision and building restrictions, and

          (vii) evidence that all other action that the Collateral Agent may deem necessary or desirable in order to create valid and perfected first priority Liens (or, with respect to the Series B Term Loans, second priority Liens) on the Property described in the Mortgages has been taken.

     (d) A Depositary Bank Agreement in the form of Exhibit N hereto with each bank, savings institution, money market fund or other depositary institution at which any of the Depositary Accounts are located as shown in
Schedule 5.34, in each case duly executed by such institution and by the Parent or the applicable Borrower, together with duly executed financing statements in proper form for filing under the Uniform

Commercial Code and all other documents required thereby or which may be necessary or appropriate to grant to the Collateral Agent valid, enforceable and perfected first priority Liens (or, with respect to the Series B Term Loans, second priority Liens) in the Depositary Accounts.

     (e) Such consents, approvals and authorizations of, and declarations, registrations and filings with, Governmental Bodies, and such consents, waivers, amendments, estoppel letters, subordination and nondisturbance agreements, and other agreements and confirmations of bailees, lessors of real and personal Property owned or used by the Parent or any of the Borrowers, and of other nongovernmental third parties, as the Collateral Agent may deem necessary or desirable in connection with the use, occupancy or operation of the real Properties subject to the Mortgages (including, without limitation, certificates of occupancy) or otherwise in order to protect the rights and interests of the Collateral Agent in the Collateral.

     (f) Searches, by a Person satisfactory to the Agent, of the Uniform Commercial Code, judgment and tax lien filings which may have been filed with respect to any Property of the Parent or the Borrowers confirming that all such Property consisting of personal Property is (or will be upon release of the Liens securing the Refinanced Indebtedness) subject to no Liens except Permitted Liens.

     (g) Evidence satisfactory to the Collateral Agent that valid policies of insurance are in full force and effect in accordance with the requirements of
Section 11.4 hereof, in each case naming the Collateral Agent as loss payee and the Collateral Agent, the Agent and the Original Lender as additional insured, as their interests may appear.

     Section 7.14. Solvency Certificate. The Original Lender shall have received a certificate of an Authorized Representative or a Vice President of the Parent and each of the Borrowers, addressed to it and dated the Closing Date, in the form of Exhibit V, certifying that after giving effect to the Transactions (including, without limitation, the issuance and sale of the Notes and the application of the net proceeds thereof in accordance with the terms of this Agreement) and based on, among other things, a valuation of the business and assets of each Borrower, each Borrower is Solvent.

     Section 7.15. Charters and By-Laws. On or prior to the Closing Date, the Certificate of Incorporation of each Borrower shall read in full as set forth in Exhibit O, the Certificate of Incorporation of the Parent shall read in full as set forth in Exhibit P, the By-Laws of each Borrower shall read in full as set forth in Exhibit Q and the by-laws of the Parent shall read in full as set forth in Exhibit R, and each of them shall be in full force and effect. The charters and by-laws (or partnership agreement) of each Subsidiary of each Borrower shall be acceptable in form and substance to the Agent.

     Section 7.16. Fees Payable at Closing. Special counsel to the Original Lender shall have received the legal fees and expenses required to be paid or reimbursed by the Borrowers as provided in Section 16.3 in connection with their representation of the

Agent, the Collateral Agent and the Original Lender in connection with the issuance and sale of the Notes and the other transactions contemplated by this Agreement and the Security Documents.

     Section 7.17. Environmental Audit. The Original Lender and the Collateral Agent shall have received an environmental site assessment report with respect to all material real Properties owned, leased or used by the Borrowers by outside environmental engineers that are reasonably satisfactory to the Original Lender in its sole discretion.

     Section 7.18. Restatements of Certain Documents. Nutraceutical and the other parties thereto shall have duly executed and delivered the Restated Advisory Agreement in the form set forth in Exhibit F, and such agreement as so amended and restated shall be in full force and effect. The Parent and the other respective parties thereto shall have duly executed and delivered the Restated Registration Agreement in the form set forth in Exhibit T and the Restated Stockholders Agreement in the form set forth in Exhibit D, and such agreements as so amended and restated shall be in full force and effect. The Heller Warrants shall have been amended in a manner satisfactory in form and substance to the Original Lender.

     Section 7.19. Intercreditor Agreement. The Intercreditor Agreement in the form of Exhibit W shall have been duly executed and delivered by the parties thereto.

     Section 7.20. Process Agent Acceptance. The Original Lender shall have received evidence satisfactory to it that Prentice Hall Corporation System, Inc. has accepted its appointment as agent for purposes of accepting service of process for the Borrowers and the Parent pursuant to Section 16.13 hereof.

     Section 7.21. Private Placement Number. An application for private placement numbers for the Notes shall have been delivered to Standard & Poor's Corporation.

     Section 7.22. Wire Instructions. The Agent shall have received not less than five Business Days prior to the Closing Date wire instructions from the Borrowers as to all wire transfers to be effected on the Closing Date, which shall be in form and substance satisfactory to the Agent, and shall include the information as to the Term Loans and the Shares required pursuant to Sections
2.4 and 2.5 hereof, the information as to any Revolving Loan to be made on the Closing Date as required under Section 2.3 hereof, and shall reflect the manner of payment of (i) all amounts outstanding under the Existing Indebtedness being repaid on the Closing Date, and (ii) all fees and expenses in connection with the Transactions to be paid by the Borrowers on the Closing Date.

     Section 8. Conditions Precedent to Each Revolving Loan. The obligations of each Lender to make any Revolving Loan or to issue any Letter of Credit Guarantee shall be subject to the satisfaction, on or before the date of such Revolving Loan or the date of issuance of such Letter of Credit Guarantee (as the case may be), of the following additional conditions:

     Section 8.1. Borrowing Request. The Agent shall have received a Borrowing Request with respect to such Revolving Loan in accordance with the provisions of
Section 2.3(a) hereof or shall have received a proper request for the issuance of a Letter of Credit Guarantee in accordance with the provisions of Section 2.7(a) (as the case may be); provided that with respect to the initial Revolving Loan to be made on the Closing Date, no such notice shall be required and the Borrowers shall be deemed to have duly requested a Revolving Loan in the amount of $4,190,000.

     Section 8.2. Representations and Warranties True. The representations and warranties contained in Section 5 and elsewhere in this Agreement and the representations and warranties contained in the other Loan Documents shall be true on and as of the date of such Revolving Loan or Letter of Credit Guarantee with the same effect as if such representations and warranties had been made on and as of such date, except that any such representation or warranty which is expressly made only as of a specified date need be true only as of such date. Each request by the Borrowers for a Revolving Loan or for the issuance of any Letter of Credit Guarantee shall be deemed to be a representation and warranty by the Borrowers on the date of such Revolving Loan or Letter of Credit Guarantee (as the case may be) as to the matters referred to in this Section 8.2 and in Sections 8.3 and 8.4 hereof.

     Section 8.3. No Default or Event of Default. On the date such Revolving Loan is made or of the issuance of such Letter of Credit Guarantee (as the case may be), both immediately before and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result from such Revolving Loan or such Letter of Credit Guarantee, as the case may be.

     Section 8.4. Credit Limit Not Exceeded. The aggregate outstanding principal amount of the Revolving Loans, after giving effect to such Revolving Loan or to the undrawn face amount of the Letter of Credit Guaranteed by such Letter of Credit Guarantee (as the case may be), shall not exceed the Maximum Revolving Amount. The aggregate undrawn face amount of all outstanding Letters of Credit, after giving effect to the issue of such Letter of Credit Guarantee, shall not exceed the Letter of Credit Limit.

     Section 8.5. Legal Prohibitions. Such Revolving Loan or the issuance of such Letter of Credit Guarantee (as the case may be) shall not violate any Order of any court, arbitrator or Governmental Body, or any Statute of any Governmental Body, at the time applicable to the Lenders.

     Section 8.6. Other Requirements. The Agent shall have received, in form and substance satisfactory to the Agent, all certificates, orders, authorizations, consents, affidavits, schedules, instruments, security agreements, financing statements, mortgages and other documents which are provided for hereunder, or which the Agent may at any time reasonably request after reasonable notice.

     Section 9. Financial Statements and Information. So long as any of the Loans shall be outstanding and until the Revolving Loan Termination Date, the Parent will furnish to the Agent, in duplicate:

     (a) Monthly Statements. As soon as available and in any event within 30 days after the end of each month (or, with respect to each of the first six monthly financial statements delivered after the Closing Date, 40 days after the end of such month), copies of (i) the consolidated balance sheet of the Parent and its Subsidiaries as of the end of such month, and the related consolidated statements of income, shareholder's equity and cash flows for such month and for the portion of the fiscal year of the Parent ended with the last day of such month, and (ii) separate unconsolidated statements of income of the Parent, of each Borrower and of each Subsidiary of the Borrowers which is formed or acquired after the Closing Date as permitted by this Agreement, for such month and for the portion of the fiscal year of the Parent ended with the last day of such month, all in reasonable detail and stating in comparative form (x) the consolidated figures as of the end of and for the corresponding date and period in the previous fiscal year and (y) the corresponding figures from the consolidated budget of the Parent and its Subsidiaries for such period, all Certified by the chief financial officer of the Parent;

     (b) Quarterly Compliance Statements. Together with the monthly financial statements delivered pursuant to subsection (a) of this Section 9 for each of the third, sixth and ninth months in each fiscal year of the Parent, a written statement of the chief financial officer of the Parent setting forth computations in reasonable detail showing whether or not as at the end of such accounting period there was compliance with Sections 12.1, 12.4, 12.6, 12.11 and 12.14;

     (c) Annual Statements; Accountant's Statement. As soon as available and in any event within 90 days after the end of each fiscal year of the Parent,

          (i) copies of the audited consolidated and unaudited consolidating balance sheets of the Parent and its Subsidiaries as of the end of such fiscal year, and of the related audited consolidated and unaudited consolidating statements of income, shareholder's equity and cash flows for such fiscal year, together with the notes thereto, all in reasonable detail and stating in comparative form (A) the respective audited consolidated and unaudited consolidating figures as of the end of and for the previous fiscal year and (B) the corresponding unaudited figures from the consolidated budget of the Parent and its Subsidiaries for such fiscal year, (I) in the case of each of such audited consolidated financial statements, accompanied by a report thereon of Price Waterhouse or other independent public accountants of recognized national standing selected by the Parent and reasonably acceptable to the Majority Lenders (the "Accountants"), which report shall be unqualified as to going concern and scope of audit and shall state that such consolidated financial statements present fairly the consolidated financial position of the Parent and its Subsidiaries as at the end of such fiscal year and the consolidated results of their operations and shareholder's equity and cash flows for such fiscal year in conformity with GAAP applied on a consistent basis, and that the examination by the Accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards, and (II) in the case of such consolidating financial statements, Certified by the chief financial officer of the Parent;

          (ii) written statement of the Accountants (i) setting forth computations in reasonable detail showing whether or not as at the end of such fiscal year there was compliance with Sections 12.4 and 12.14 of this Agreement, (ii) setting forth computations in reasonable detail demonstrating the amount of the Parent's Excess Cash Flow for such fiscal year, and (iii) stating that in making the examination necessary for their report on such financial statements nothing came to their attention to cause them to have knowledge of any default by the Parent or the Borrowers in the fulfillment of any of the terms, covenants, provisions or conditions of Sections 12.4 or 12.14 of this Agreement, or if such Accountants shall have obtained knowledge of any such default, specifying the nature and status thereof;

     (d) Officer's Certificate. Concurrently with the delivery of each compliance statement furnished pursuant to subsection (b) or (c)(ii) of this
Section 9, an Officer's Certificate of the Parent stating that, based upon such examination or investigation and review of this Agreement and other Related Documents as in the opinion of the signer is necessary to enable the signer to express an informed opinion with respect thereto, no default by the Parent or any Borrower or any of their Subsidiaries in the fulfillment of any of the terms, covenants, provisions or conditions of this Agreement or any of the Related Documents exists or has existed during such period or, if such a default shall exist or have existed, the nature and period of existence thereof and what action the Parent or such Borrower or such Subsidiary, as the case may be, has taken, is taking or proposes to take with respect thereto;

     (e) Management Discussion and Analysis. Together with each delivery of a compliance statement pursuant to subsection (b) of this Section 9 (commencing with the first full fiscal quarter of the Parent occurring after the Closing
Date) and each delivery of annual financial statements of the Parent pursuant to subsection (c) of this Section 9, a management discussion and analysis of the results of operations and financial condition of the Parent and its Subsidiaries at the end of and for the period covered by such financial statements, in reasonable detail, describing any significant events relating to the Parent and its Subsidiaries occurring during such fiscal period and discussing the reasons for any significant variations from budget for the current fiscal year or from the corresponding figures contained in the Parent's financial statements for comparable periods of its immediately preceding fiscal year (which discussion and analysis shall include, without limitation, information in reasonable detail concerning the status and activities of the Solaray/Eastman Joint Venture);

     (f) Borrowing Base Certificate. Not later than five Business Days following the last Business Day of each calendar month (or, in the case of the first six calendar months following the Closing Date, not later than 15 calendar days after the end of such month), the Borrowers shall deliver to the Agent a certificate in the form of Exhibit S hereto ("Borrowing Base Certificate") showing the Borrowing Base as of the close of business on the last Business Day of the immediately preceding calendar month, certified as complete and correct on behalf of the Borrowers by an Authorized Representative of the Borrowers;

     (g) Requested Borrowing Base Information. At any time when an Event of Default shall have occurred and be continuing, upon the request of the Agent, the Borrowers on each Business Day (or at such greater intervals as the Agent may specify) shall provide the Agent with a Borrowing Base Certificate with respect to the Borrowers and their Subsidiaries in form and substance reasonably satisfactory to the Agent. The Borrowers shall, and shall cause each of their Subsidiaries to, furnish copies of any other reports or information, in a form and with such specificity as is reasonably satisfactory to the Agent, concerning Accounts and Inventory included, described or referred to in such Borrowing Base Certificates and any other documents in connection therewith reasonably requested by the Agent, including, without limitation, copies of all invoices prepared in connection with such Accounts;

     (h) Parent Securityholder Information. Promptly after the same are available and in any event within 15 days thereof, copies of all such proxy statements, financial statements, notices and reports as the Parent or any of the Borrowers shall send or make available generally to any of their securityholders, and copies of all regular and periodic reports and of all registration statements (other than on Form S-8 or a similar form) which any of the Borrowers or the Parent may file with the SEC or with any securities exchange;

     (i) Accountant's Management Letters. Promptly after the receipt thereof by any Borrower or the Parent, and in any event within 15 days thereof, copies of any reports as to material inadequacies in accounting controls (including reports as to the absence of any such inadequacies) submitted to any such corporation by the Accountants in connection with any audit of such corporation made by the Accountants;

     (j) Notice of Default. Promptly (and in any event within 5 days) after becoming aware of (i) the existence of any Default or Event of Default, an Officer's Certificate of the Parent or the Borrowers specifying the nature and period of existence thereof and what action the Parent or the Borrowers are taking or propose to take with respect thereto; or (ii) any Indebtedness of any Borrower, the Parent or any of their Subsidiaries being declared due and payable before its expressed maturity, or any holder of such Indebtedness having the right to declare such Indebtedness due and payable before its expressed maturity, because of the occurrence of any default (or any event which, with notice and/or the lapse of time, shall constitute any such default) under such Indebtedness, an Officer's Certificate of the Parent or the applicable Borrower describing the nature and status of such matters and what action the Parent or such Borrower or any such Subsidiary is taking or proposes to take with respect thereto;

     (k) ERISA Events. Promptly and in any event within 30 days after the Parent or any of the Borrowers know that a Reportable Event with respect to any Pension Plan has occurred, that any Pension Plan or Multiemployer Plan is or is reasonably likely to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA, or that the Parent or the Borrowers or any of their Subsidiaries or ERISA Affiliates will or may incur any material liability to or on account of a Pension Plan or Multiemployer Plan under Title IV of ERISA or any other material liability under ERISA has been asserted against any of the Borrowers or any of their Subsidiaries or ERISA Affiliates, an Officer's Certificate of the Parent or such Borrower setting forth information as to such occurrence and what action, if any, the Parent or such Borrower or such Subsidiary or ERISA Affiliate is required or proposes to take with respect thereto, together with any notices concerning such occurrences which are (a) required to be filed by the Parent or such Borrower or such Subsidiary or ERISA Affiliate or the plan administrator of any such Pension Plan controlled by the Parent or such Borrower or such Subsidiary or ERISA Affiliate with the Internal Revenue Service or the PBGC, or (b) received by the Parent or such Borrower or such Subsidiary or ERISA Affiliate from any plan administrator of a Pension Plan not under their control or from a Multiemployer Plan;

     (l) ERISA Reports. Promptly upon request by the Lenders, a copy of each annual report (Form 5500 Series) of any Pension Plan prepared by the Parent, any of the Borrowers or any of their Subsidiaries;

     (m) Material Adverse Effect. Promptly after becoming aware of any Material Adverse Effect with respect to which notice is not otherwise required to be given pursuant to this Section 9, an Officer's Certificate of the Borrowers or the Parent setting forth the details of such Material Adverse Effect and stating what action the Borrowers or the Parent of any of their Subsidiaries has taken or proposes to take with respect thereto;

     (n) Litigation. Promptly (and in any event within 15 days) after the Parent or any Borrower knows of (i) the institution of, or threat of, any material action, suit, proceeding, governmental investigation or arbitration against or affecting the Parent or the Borrowers or any of their Subsidiaries or any Property of any of them, or (ii) any material development in any such action, suit, proceeding, governmental investigation or arbitration, which, in either case, if adversely determined, is likely to have a Material Adverse Effect, an Officer's Certificate of the Parent or the Borrowers describing the nature and status of such matter in reasonable detail;

     (o) Prepayment of Indebtedness. At least 15 days prior to the voluntary prepayment of any material Indebtedness of the Borrowers or the Parent or any of their Subsidiaries (excluding Indebtedness arising hereunder), or the amendment or other modification of any of the terms of payment of principal of, or interest on, any such Indebtedness, an Officer's Certificate of the Borrowers or the Parent describing the nature and status of such matters and what action the Borrowers or the Parent or any such Subsidiary is taking or proposes to take with respect thereto;

     (p) Budget. As soon as available but in no event later than the first day of each fiscal year of the Parent, a copy of a consolidated and consolidating budget of the Parent and its Subsidiaries prepared by the Parent for such fiscal year, and all amendments thereto which may be in effect from time to time;

     (q) Insurance Report; Insurance Certificates. (i) At least once in each fiscal year of the Parent, not later than 30 days after the beginning of such fiscal year, an Officer's Certificate of the Parent setting forth all material insurance coverage maintained by the Borrowers, the Parent and their Subsidiaries as of the date of such certificate and of all insurance planned to be maintained by such Persons in such fiscal year, including, without limitation, a description in reasonable of all changes in insurance coverage from that in effect during the prior fiscal year, and (ii) within 30 days after each renewal of any insurance carried by the Borrowers, the Parent or any of their Subsidiaries, certificates evidencing renewals of such insurance;

     (r) Intellectual Property Report. At least once during each fiscal quarter of the Parent, a report as to any new License Agreements, or Trademarks, Patents and Copyright registrations or applications and the other matters required pursuant to Section 5.1 of the Intellectual Property Security Agreement, together with any instruments of assignment with respect thereto required thereunder;

     (s) Casualty; Taking. Promptly following, and in any event within ten (10) Business Days of any Casualty or Taking involving Property of the Parent or any of its Subsidiaries with a value equal to or greater than the Material Loss Amount, an Officer's Certificate of the Parent describing the nature and status of such occurrence; and

     (t) Other Requested Information. Any other information, including financial statements and computations, relating to the performance of obligations arising under this Agreement and/or the affairs of the Borrowers or the Parent or any of their Subsidiaries that the Agent may from time to time reasonably request and which is capable of being obtained, produced or generated by the Borrowers or the Parent or such Subsidiary or of which any of them has knowledge, including, without limitation, an aged trial balance of all Accounts of the Borrowers and their Subsidiaries as of such date, indicating which Accounts are current, up to 30, 31 to 60, 61 to 90 and 91 days or more past the invoice date and the payment due date thereof, and an itemized listing of the Inventory of the Borrowers and their Subsidiaries, and, promptly after the creation or receipt thereof, all material documents relating to the formation and operation of the Solaray/Eastman Joint Venture.

     The Parent will keep at its principal executive office a true copy of this Agreement and each of the Related Documents (each as at the time in effect), and cause the same to be available for inspection at said office during normal business hours by any holder of any of the Notes or any prospective purchaser of any thereof designated by the holder thereof.

     Section 10. Inspection of Properties and Books; Confidentiality.

     (a) So long as any of the Loans shall be outstanding and until the Revolving Loan Termination Date, the Lenders shall have the right to visit and inspect any of the Properties of the Parent, the Borrowers and their respective Subsidiaries, to examine their books of account and records, to make copies and extracts therefrom and to discuss their affairs, finances and accounts with, and to be advised as to the same by, its and their officers and employees, and its and their independent public accountants (whose reasonable fees and expenses shall be paid by the Parent, the Borrowers or such Subsidiary and by this provision each such Person authorizes its accountants to discuss its affairs, finances and accounts, whether or not any of its representatives are present), all upon reasonable prior notice to the Borrowers and at such reasonable times and intervals as the Lenders may desire. Upon the occurrence and during the continuance of any Default or Event of Default, the Borrowers will pay the reasonable out-of-pocket expenses of the Lenders in connection with each such visit and inspection. The Lenders may meet with the senior management of the Parent and the Borrowers at least quarterly to discuss the Borrowers', their Subsidiaries' and the Parent's assets, operations and prospects. The Borrowers, each of its Subsidiaries and the Parent will likewise afford the Lenders the opportunity to obtain any information, to the extent it possesses such information or can acquire it without unreasonable effort or expense, that may be necessary to verify the accuracy of any of the representations and warranties made by each of them hereunder.

     (b)  All documents and information obtained by the Lenders pursuant to this
Section 10 and the foregoing Section 9 shall be held confidential in accordance with the Lenders' customary procedures for handling such confidential information, provided that each Lender shall in any event have the right to deliver copies of any such documents, and to disclose any such information, to
(i) its directors, officers, trustees, partners, employees, agents and professional consultants, (ii) any other Lender, (iii) any Person to which such Lender offers to sell any Loan or any part thereof or interest or participation therein (provided such Person agrees to keep such information confidential on the terms set forth in this Section 10(b)), (iv) any Person from which such Lender offer to purchase any security of the Parent or any of its Subsidiaries,
(v) any federal or state regulatory authority having jurisdiction over the Lenders, (vi) the National Association of Insurance Commissioners or any similar organization, and (vii) any other Person to which such delivery or disclosure may be necessary or appropriate (a) in compliance with any Statute or Order applicable to such Lender,

(b) in response to any subpoena or other legal process or informal investigative demand, (c) in connection with any litigation to which such Lender is a party, or (d) in connection with the enforcement of the rights and remedies of the Lenders at any time when an Event of Default shall have occurred and be continuing.

     Section 11. Affirmative Covenants. The Parent and the Borrowers jointly and severally covenant and agree that, at all times until all of the Loans shall have been paid in full and the Revolving Loan Termination Date shall have occurred:

     Section 11.1. Payment of Principal, Prepayment Charge, Interest and Fees; Compliance With Agreements. The Borrowers will duly and punctually pay the principal of, prepayment charge (if any) and interest and fees on the Loans in accordance with the terms of the Notes and this Agreement. Each of the Parent, the Borrowers and their Subsidiaries will comply with all of the covenants, agreements and conditions contained in this Agreement and the Related Documents to which they are respectively parties.

     Section 11.2. Payment of Taxes and Claims. Each of the Parent and the Borrowers will, and will cause each of their respective Subsidiaries to, pay before they become delinquent:

          (i) all taxes (including excise taxes), assessments and governmental charges or levies imposed upon it or its income or profits or upon the Property, real, personal or mixed, of each of them, or upon any part thereof;

          (ii) all claims for labor, materials and supplies which, if unpaid, might result in the creation of a Lien upon the Property of any of them; and

          (iii) all claims, assessments, or levies required to be paid by any of them pursuant to any agreement, contract, law, ordinance or governmental rule or regulation governing any pension, retirement, profit-sharing or any similar plan;

provided, that items of the foregoing description (other than taxes which are imposed on real Property owned by any of the Borrowers or their Subsidiaries after the occurrence and during the continuance of a Default or Event of Default) need not be paid while being diligently contested in good faith and in an appropriate manner so long as (i) adequate book reserves or other appropriate provision have been established with respect thereto in accordance with GAAP and
(ii) neither the Parent's nor any Borrower's nor any such Subsidiary's title to or right to use its Property is materially adversely affected by such non-payment. The Parent and each of the Borrowers will timely file, and will cause their Subsidiaries to file, all Federal and state tax returns and informational returns required to be filed in connection with the payment of taxes and claims required by this Section 11.2. If an Event of Default shall have occurred and be continuing and any such contested items shall have resulted in a Lien or claim upon any of the Borrowers' or any of their Subsidiaries' Property, the Collateral Agent may, at its election (but shall not be obligated

to), (a) procure the release and discharge of any such Lien or claim and any judgment or decree thereon, without inquiring into or investigating the amount, validity or enforceability of such Lien or claim and (b) effect any settlement or compromise of the same, and any amounts expended by the Collateral Agent in connection therewith including premiums paid or security furnished in connection with the issuance of any surety company bonds, shall be reimbursed by the Borrowers within five Business Days after demand therefor by the Collateral Agent.

     Section 11.3. Maintenance of Properties and Corporate Existence; Fiscal Year. Each of the Parent and the Borrowers will, and will cause each of their respective Subsidiaries to:

     (a) maintain its Property in good condition, reasonable wear and tear excepted, and make all necessary renewals, repairs, replacements, additions, betterments, and improvements thereto consistent with the historical practices of such Persons;

     (b) keep true books of records and accounts in which full and correct entries will be made of all its business transactions and will reflect in its financial statements adequate accruals and appropriations to reserves;

     (c) maintain the same fiscal year and the same fiscal quarters at all times during and after the fiscal year ended September 30, 1995;

     (d) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and powers and franchises including, without limitation thereof, any necessary qualification or licensing in any foreign jurisdiction; provided that this subsection (d) shall not prohibit any transaction expressly permitted by Section 12.6(a);

     (e) comply with all applicable Statutes, Orders, franchises, authorizations, licenses and permits of, and all applicable restrictions imposed by, any Governmental Body, in respect of the conduct of its business and the ownership of its Properties (including, without limitation, all Environmental Laws and all applicable Statutes, Orders, authorizations and permits relating to foods, food supplements, drugs or cosmetics or the packaging or labeling thereof, fair labor standards, equal employment opportunities and occupational health and safety), except where noncompliance therewith individually and in the aggregate could not reasonably be expected to result in a Material Adverse Effect; and

     (f) keep any Property it owns or operates free of contamination from Hazardous Materials and any other potentially harmful chemical or physical conditions which could have a Material Adverse Effect. If the Parent, any Borrower or any of their Subsidiaries receives notice or becomes aware of any material Environmental Matter or material contamination with Hazardous Materials that relates to any of them or their respective Properties, the Parent or the Borrowers will promptly notify the Agent thereof in writing, describing such Environmental Matter or contamination in reasonable detail, and upon request of the Agent will provide the Agent with such reports, certificates, engineering studies or other written material or data as the Agent may require so as to satisfy the Agent that the Parent, the Borrowers and their Subsidiaries are in compliance with their obligations under this Agreement. In the event that the Borrowers or the Parent provide such notice to the Agent, the Majority Holders shall have the right to employ, or to require the Borrowers or any of its Subsidiaries at their expense to employ, a qualified environmental consultant acceptable to such holders to conduct an environmental review, audit, assessment or report concerning the Borrowers' and their Subsidiaries' operations and Property. Each of the Parent and the Borrowers covenants and agrees to cooperate fully with such consultant in any such audits, including, without limitation, by providing such access to the Parent's, the Borrowers' and their Subsidiaries' books, records, Properties, employees and agents and by furnishing such written and oral information as such consultant may reasonably request in connection with any such audits.

     Section 11.4.  Insurance.

     (a) The Parent and the Borrowers will, and will cause each of their Subsidiaries to, carry and maintain in full force and effect at all times with financially sound and reputable insurers, rated AA (Class 12) or better by A.M. Best & Co. (or, as to workers' compensation or similar insurance, in an insurance fund or by self-insurance authorized by the jurisdiction in which its operations are carried on): (i) all workers' compensation or similar insurance as may be required under the laws of any jurisdiction, (ii) business interruption insurance covering risk of loss as a result of the cessation for all or any part of one year of all or any substantial part of the business conducted by it, (iii) insurance against such other risks as are usually insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, including, without limitation, fire, casualty, flood, public liability and products liability insurance, and (iv) with respect to the Collateral consisting of real Property (including fixtures) or of Inventory, Equipment or other insurable personal Property of the Borrowers and their Subsidiaries, insurance against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Agent and insurance insuring the Borrowers and their Subsidiaries against liability for personal injury and property damage relating to such Collateral.

     (b) Insurance specified in clauses (a)(ii) and (iii) of this Section 11.4 shall be maintained in such amounts (and with co-insurance, deductibles and self-insured retention, if any) as such insurance is usually carried by corporations of established reputation engaged in the same or similar businesses and similarly situated; provided that the Borrowers and their Subsidiaries shall at all times carry and have in full force and effect policies of product liability insurance in such aggregate amount, and with deductibles or self-insured retention not exceeding such aggregate amount per year, as is in effect on the Closing Date, or such lesser coverage or greater deductible as the Agent may agree from time to time.

     (c) Insurance specified in clause (a)(iv) of this Section 11.4 shall (i) be maintained in such form and amounts and having such coverage as may be reasonably satisfactory to the Agent, (ii) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Agent of written notice thereof, (iii) name the Collateral Agent as loss payee in respect of all property casualty insurance, and the Agent, the Collateral Agent and each Lender, as additional insured, as its interests may appear in respect of all such liability insurance, (iv) provide for waivers of subrogation by the respective issuers in favor of the Collateral Agent for the benefit of the Lenders and (v) be reasonably satisfactory to the Agent in all other respects. The Borrowers hereby direct, and shall cause each of their Subsidiaries to direct, all insurers under such policies of insurance to pay all proceeds of such property casualty insurance policies directly to the Collateral Agent for the benefit of the Lenders following any actual or constructive loss of any Property of the Borrowers or any of their Subsidiaries by reason of fire, explosion, theft or other casualty occurrence (each a "Casualty"); provided that, if the amount of such loss or damage is less than the Material Loss Amount, such proceeds may be paid by such insurers directly to the Borrowers or such Subsidiaries.

     (d) In the event of a Casualty (or a Taking) with respect to Property of the Borrowers and their Subsidiaries which is equal to or greater than the Material Loss Amount, the Collateral Agent shall have the right, but not the obligation, to settle insurance claims (and condemnation proceeds or awards, as the case may be), with respect to such Property; provided, however, the Collateral Agent shall have the right, but not the obligation, to settle all such claims (and proceedings) with respect to any Property of the Borrowers and their Subsidiaries following the occurrence and during the continuance of an Event of Default. If the Collateral Agent elects not to settle such claim or proceeding, the Borrowers shall do so; provided, however, any settlement of any such claim or proceeding reached by the Borrowers shall be subject to the Collateral Agent's prior written approval. The Collateral Agent will endeavor to consult with the Borrowers in connection with the Collateral Agent's exercise of any such right; provided that the failure of the Collateral Agent to so consult with the Borrowers after the occurrence and during the continuance of a Default or Event of Default shall not subject the Collateral Agent to any liability hereunder.

     (e) Should the Borrowers or any of their Subsidiaries fail to obtain, maintain or renew any insurance required pursuant to this Section 11.4, or to pay the premiums therefor, or to deliver to the Agent proper evidence thereof beyond any applicable notice and cure period, if any, for the performance of such actions, the Collateral Agent, at its sole option and without any obligation may procure such insurance, and any sums expended by it to procure any such insurance shall be repaid by Borrowers, together with any late charge imposed by any such insurer, if applicable, within five (5) Business Days after receipt of bills therefor from the Collateral Agent.

     Section 11.5. Further Assurances. Each of the Parent and the Borrowers covenants that it shall, and shall cause its Subsidiaries to, (i) promptly upon request by the Agent, correct, and cause each Subsidiary promptly to correct, any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment or recordation thereof, and (ii) promptly upon request by the Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, and cause any such Subsidiary promptly to do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as the Agent may reasonably require from time to time in order (a) to carry out more effectively the purposes of this Agreement or any other Loan Document, (b) to subject to the Liens and security interests created by any of the Security Documents any of the Borrowers' and their Subsidiaries' Properties, rights or interests covered or now or hereafter intended to be covered by any of the Security Documents, (c) to perfect and maintain the validity, effectiveness and priority of any of the Security Documents and the Liens and security interests intended to be created thereby, and (d) better to assure, convey, grant, assign, transfer, preserve, protect and confirm to the Lenders the rights granted or now or hereafter intended to be granted to it under any Loan Document or under any other instrument executed in connection with or pursuant to any Loan Document.

     Section 11.6. After Acquired Real Property. Without affecting the obligations of any of the Parent, the Borrowers or their Subsidiaries under any of the Security Documents, in the event that any of such Persons at any time after the Closing Date acquires any interest in any real Property including, without limitation, (i) any leasehold interest, (ii) any such interest in land, buildings or improvements comprising or intended to comprise a part of the New Facility (each such interest, an "After Acquired Property"), and (iii) any other fee interest in real Property, such Person shall immediately provide written notice thereof to the Agent, setting forth with specificity a description of the interest acquired, the location of the After Acquired Property, any structures or improvements thereon and (except where such After Acquired Property is a leasehold interest) an appraisal of the current value of such real Property (the "Current Value"). As soon as practicable thereafter, with respect to any such Property which the Collateral Agent at the direction of the Majority Lenders determines is material, such Person shall execute and deliver to the Collateral Agent (A) a mortgage or trust deed substantially in the form of Exhibit M-1 (with appropriate local variations and, in the case of the Mortgage on the New Facility, appropriate provisions to reflect that such After Acquired Property will be under construction) in the case of such a material fee interest or in the case of any interest in the New Facility, or (B) a leasehold deed of trust in the form of Exhibit M-2 hereto, in the case of such a material leasehold interest, in each case reasonably satisfactory in form and substance to counsel to the Agent, together with such of the other documents and instruments described in Section 7.13(c) as the Agent shall require, and (C) in the case of such a material leasehold interest, shall cause the lessor thereof to enter into a recognition agreement in favor of the Collateral Agent in substantially the form of Exhibit M-3 hereto. In no event shall the title insurance policy for such After Acquired Property be in an amount which is less than the Current Value of such After Acquired Property.

Each lease hereafter entered into with respect to any such leasehold interest shall specify which improvements, if any, are owned by the lessor and which improvements, if any, are owned by the lessee. The applicable Borrower or Subsidiary shall also deliver one or more opinions of counsel to such Borrower or Subsidiary (including opinions of local counsel) covering such legal matters with respect to such mortgages, trust deeds and other instruments and documents as the Agent may reasonably request. The Borrowers shall pay all fees and expenses, including, without limitation, attorneys' fees and expenses of counsel for the Lenders, the Collateral Agent and the Agent, and all title insurance charges and premiums, in connection with its obligations under this Section 11.6.

     Section 11.7. Future Guarantors and Securing Subsidiaries. Promptly upon any Person becoming a direct or indirect Subsidiary of any of the Borrowers, the Borrowers shall immediately provide written notice thereof to the Agent, setting forth with specificity a description of such Subsidiary and of all material real and personal Property owned or leased by it. In the event that such Subsidiary shall own or lease any interest in real Property, such interest shall be deemed to be After Acquired Property and the Borrowers shall promptly cause such Subsidiary to comply with all of the provisions of Section 11.6 with respect thereto. The Borrowers shall also promptly cause such Subsidiary to execute and deliver to the Lenders a Series A/Revolver Subsidiary Guarantee substantially in the form of Exhibit E-1 hereto, a Series B Subsidiary Guarantee substantially in the form of Exhibit E-2 hereto, and a Subsidiary Security Agreement substantially in the form of Exhibit L hereto, together with such financing statements and other documents as shall in the sole opinion of the Agent be necessary or advisable in order that such Subsidiary grant to the Collateral Agent valid and perfected first priority Liens (or, with respect to outstanding Series B Term Loans, valid and perfected second priority Liens) in all of the personal Property of such Subsidiary, subject to Permitted Liens. The Borrowers shall also deliver to the Collateral Agent pursuant to the Security Agreement or the appropriate Subsidiary Security Agreement stock certificates representing all of the Capital Stock of such Subsidiary held by the Borrowers or by any other Subsidiary of the Borrowers, accompanied by stock powers duly executed in blank. The Borrowers shall also identify all Depositary Accounts maintained by such Subsidiary and shall deliver to the Collateral Agent a Depositary Account Agreement with respect to each such Depositary Account, duly executed by such Subsidiary and by the bank or other depositary institution at which such Depositary Account is maintained. The Borrowers or such Subsidiary shall also deliver one or more opinions of counsel to the Borrowers or such Subsidiary (including opinions of local counsel) covering such legal matters with respect to such agreements and other instruments and documents as the Agent may reasonably request. All of such agreements, instruments, opinions and documents shall be reasonably satisfactory in form and substance in all respects to counsel to the Agent, the Collateral Agent and the Lenders.

     Section 11.8. New Depositary Accounts. Immediately following the establishment by the Parent, any of the Borrowers or any of their Subsidiaries of any new Depositary Account not in existence on the Closing Date, the Parent, the applicable Borrower or such Subsidiary (as the case may be) shall deliver to the Collateral Agent (i) a written notice stating the name and address of the bank or depositary institution at which such Depositary Account is maintained and identifying the type and number of such Depositary Account, and (ii) a Depositary Account Agreement with respect to that Depositary Account duly executed by the Parent, the applicable Borrower or the applicable Subsidiary (as the case may be) and such bank or depositary institution.

     Section 11.9. Interest Rate Protection Agreements. The Borrowers shall enter into, not later than 60 days after the Closing Date, and shall at all times during the three years thereafter be party to, one or more Interest Rate Protection Agreements (which shall be reasonably acceptable to the Agent) with one or more banks or other financial institutions acceptable to the Agent, which effectively enable each of the Borrowers to protect itself against fluctuations in interest rates (with respect to a maximum interest rate of 11.75% per annum with respect to Interest Rate Protection Agreements relating to the Series A Term Loans, and with respect to a maximum interest rate of 12.50% per annum with respect to Interest Rate Protection Agreements relating to the Series B Term Loans) with respect to at least 50% of the original principal amount of the Series A Term Loans and at least 50% of the original principal amount of the Series B Term Loans.

     Section 11.10. Compliance with Terms of Leaseholds. Each of the Parent and the Borrowers covenants that it will, and will cause each of its Subsidiaries to, make all payments and otherwise perform all other material obligations in respect of all leases of real Property, keep such leases in full force and effect and not allow such leases to lapse or be terminated, in each case, other than in accordance with terms thereof relating to termination without liability, or any rights to renew such leases to be forfeited or cancelled, except to the extent the failure to do any of the foregoing would not reasonably be expected to have a Material Adverse Effect, notify the Agent of any default by any party with respect to such leases and cooperate with the Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so.

     Section 11.11. ERISA Covenants. The Borrowers and the Parent will (i) continue to meet the ERISA representations and warranties set forth under
Section 5.22 of this Agreement, (ii) not establish, adopt or contribute to (x) any Pension Plan that is subject to the funding requirements of Section 302 of ERISA or Section 412 of the Code, or (y) any Multiemployer Plan, in each case with respect to employees of the Borrowers or any of their Subsidiaries or ERISA Affiliates, except in the case of any such Plans maintained or contributed to by any business or Person acquired pursuant to the provisions of Section 12.6(g) hereof, which Plans are acquired as part of the acquisition of such business or Person, but only so long as the aggregate annual amount of contributions and payments which will be required to be made by the Parent and its Subsidiaries pursuant to such Plans as a result of such acquisition is not material to the business and operations of the Parent and its Subsidiaries taken as a whole, and
(iii) not establish or adopt an employee welfare benefit plan as defined in
Section 3(1) of ERISA that provides for employer-provided continued welfare benefits

(excluding cash severance payments) for any group or class of employees after they leave the employment of the Borrowers or any of their Subsidiaries or ERISA Affiliates (other than any such benefits required to be provided by COBRA or other similar Statute).

     Section 12. Negative and Maintenance Covenants. The Parent and the Borrowers jointly and severally covenant and agree that, at all times until all of the Loans shall have been paid in full and the Revolving Loan Termination Date shall have occurred:

     Section 12.1. Restrictions on Indebtedness. The Parent and the Borrowers will not, and will not permit any of their Subsidiaries to, incur, create, assume or suffer to exist any Indebtedness, other than the following:

     (a)  Indebtedness incurred pursuant to this Agreement and the Notes;

     (b)  Indebtedness incurred pursuant to a Permitted Refinancing;

     (c)  Continuing Indebtedness;

     (d) Indebtedness of a Borrower owing to another Borrower or to a Wholly-owned Subsidiary of any Borrower, and Indebtedness of a Wholly-owned Subsidiary of any Borrower owing to any Borrower or to another Wholly-owned Subsidiary of any Borrower;

     (e) additional Indebtedness of any Borrower or of any Subsidiary of any Borrower, provided that the aggregate principal amount of Indebtedness incurred in any fiscal year pursuant to this subsection (e) shall not exceed $500,000, and the aggregate outstanding principal amount of such Indebtedness shall at no time exceed $1,000,000;

     (f) Indebtedness of the Borrowers incurred pursuant to any Interest Rate Protection Agreement entered into in accordance with the provisions of Section 11.9;

     (g) Indebtedness of any Borrower to the Letter of Credit Bank in respect of Letters of Credit; provided, that such Indebtedness shall not exceed the Letter of Credit Limit;

     (h) Indebtedness of the Parent, the Borrowers and their Subsidiaries in respect of Permitted Liens referred to in subsections (a) through (h), inclusive, of Section 12.2; and

     (i) Indebtedness of Nutraceutical incurred pursuant to a Permitted IRB Financing; provided that (x) at the time such Indebtedness is incurred and both immediately before and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, and (y) the aggregate principal amount of such Indebtedness shall not be greater than the amount, if any, by which $6,000,000 exceeds the aggregate principal amount of the Additional Series A Term Loans, if any, outstanding at the time such Indebtedness is incurred.

     Section 12.2. Restrictions on Liens. The Parent and the Borrowers will not, and will not permit any of their Subsidiaries to, create, assume or suffer to exist any Lien upon any of their Property or assets whether now owned or hereafter acquired, except the following (herein collectively referred to as "Permitted Liens"):

     (a) Liens for taxes, assessments, governmental charges or claims, the payment of which is not at the time required by Section 11.2;

     (b) Statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being diligently contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

     (c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

     (d) Any attachment or judgment Lien (including judgment or appeal bonds) which shall, within 30 days after the entry thereof, have been discharged, bonded or execution thereof stayed pending appeal, or which shall have been discharged or bonded within 30 days after the expiration of any such stay;

     (e) Leases or subleases granted to others not interfering with the ordinary conduct of the business of the Borrowers or their Subsidiaries;

     (f) Easements, rights-of-way, restrictions and other similar charges or encumbrances which do not, individually or in the aggregate, materially interfere with the ordinary conduct of the business of the Borrowers or their Subsidiaries at any location;

     (g) Any interest, title or Lien of a lessor under any permitted operating lease;

     (h) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

     (i) Liens (including Liens created pursuant to Capitalized Leases) existing on the date hereof and described in Schedule 5.8A as securing Continuing Indebtedness;

     (j)  Liens incurred pursuant to the Security Documents;

     (k) Liens (including Capitalized Leases) in respect of Property acquired or constructed or improved by the Borrowers or their Subsidiaries after the Closing Date, which Liens exist or are created at the time of acquisition or completion of construction or improvement of such Property or within 60 days thereafter, to secure Indebtedness incurred pursuant to Section 12.1(e), but any such Lien shall cover only the Property so acquired or constructed and any improvements thereto (and any real Property on which such Property is located, if such Property is a building, improvement or fixture);

     (l)  Liens securing Indebtedness incurred pursuant to Section 12.1(b) or
Section 12.1(f);

     (m) Liens on the land, buildings and improvements comprising the New Facility to secure Indebtedness of Nutraceutical incurred pursuant to Section 12.1(i), which Liens may be senior and prior to the Liens thereon created by the Mortgage on the New Facility; provided that the holder or holders of such Liens shall enter into an intercreditor agreement with the Collateral Agent reasonably satisfactory in form and substance to the Agent (and the Lenders hereby agree to direct the Collateral Agent to enter into such intercreditor agreement) providing for, among other things, (i) subordination of the Liens created by the Mortgage on the New Facility to the Liens securing such Indebtedness incurred pursuant to Section 12.1(i), and (ii) written notice to the Collateral Agent of, and rights on the part of the Collateral Agent or the Lenders to cure, any breach, default or event of default arising under the terms of the documents pursuant to or in connection with which such Liens and Indebtedness are created or incurred; and

     (n) other Liens not permitted under any of the foregoing provisions of this Section 12.2, provided that the aggregate amount of all Liens permitted under this subsection (n) shall at no time exceed $50,000;

provided, however, that except as provided in subsection (m) of this Section 12.2, any Lien in respect of a Mortgaged Property shall be permitted hereunder only if permitted under the provisions of the Mortgage thereon.

     Section 12.3. Sales and Leasebacks. The Parent and the Borrowers will not, and will not permit any of their Subsidiaries to, enter into any arrangements with any lender or investor or to which such lender or investor is a party providing for the leasing by any Borrower or such Subsidiary of real or personal Property which has been or is to be sold or transferred by such Borrower or such Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such Property or rental obligations of such Borrower or such Subsidiary.

     Section 12.4.  Capital Expenditures.

     (a) Except for Excluded Capital Expenditures, as defined below, the Parent and the Borrowers will not, and will not permit any of their Subsidiaries to, make or incur any Capital Expenditure or any contractual commitment with respect to any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by Parent, the Borrowers and their Subsidiaries during any fiscal period of the Parent set forth below (excluding Excluded Capital Expenditures), would exceed the amount set forth opposite such period:

          Fiscal Period                                                 Amount
          ------------                                                  ------
          Closing Date to and including September 30, 1995            $1,500,000
          Fiscal year ending September 30, 1996                        1,800,000
          Fiscal year ending September 30, 1997                        2,000,000
          Each fiscal year ending thereafter                           1,800,000

     Notwithstanding the foregoing, if the Capital Expenditures expended in any fiscal period shall be less than the maximum amount thereof permitted to be expended in such period pursuant to the provisions of this Section 12.4(a) (without taking into account Excluded Capital Expenditures and the provisions of this paragraph), then an amount thereof equal to the lesser of (i) the difference between such maximum amount and the amount thereof actually so expended during such period or (ii) 50% of such maximum amount, may be carried forward and expended in the immediately succeeding fiscal period (but not in any subsequent fiscal period), in addition to the amount that would otherwise be permitted to be expended in such immediately succeeding period under the provisions of this Section 12.4(a) (without taking into account Excluded Capital Expenditures and the provisions of this paragraph).

     (b) For purposes of this Section 12.4, the term "Excluded Capital Expenditures" shall mean and include Capital Expenditures not to exceed $6,000,000 in the aggregate which may be expended by the Borrowers on or prior to December 31, 1996 to pay for the cost of construction and/or acquisition of the New Facility.

     (c) Notwithstanding the provisions of subsection (a) of this Section 12.4, no commitment for any new Capital Expenditures shall be made at any time when a Default or Event of Default shall have occurred and shall be continuing.

     Section 12.5. Transactions with Affiliates. The Parent and the Borrowers will not, and will not permit any of their Subsidiaries to, directly or indirectly, except in the case of transactions among the Parent, the Borrowers and their Wholly-owned Subsidiaries, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any Property or the rendering of any service), with any Affiliate of the Parent or any Borrower or any such Subsidiary except in the ordinary course of business and on terms that are not less favorable to the Parent, such Borrower or such Subsidiary, as the case may be, than those that would be obtainable at the time in an arms' length transaction with any Person who is not such an Affiliate; provided that this Section 12.5 shall not be deemed to prohibit any transaction or payment expressly permitted by Section 12.11 or any transaction or payment expressly permitted or required by the Restated Advisory Agreement or the Executive Agreements.

     Section 12.6. Consolidation, Merger or Disposition of Assets; Acquisitions. The Parent and the Borrowers will not, and will not permit any of their Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, license, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of the business, Property or fixed assets of the Parent or the Borrowers or any such Subsidiary, whether now owned or hereafter acquired, or acquire by purchase or otherwise any of the outstanding Capital Stock of, or all or substantially all of the business, Property or fixed assets of, any Person, except that:

     (a) (i) any Borrower (other than Nutraceutical) may be merged or consolidated into another Borrower, or (if a Wholly-owned Subsidiary of Nutraceutical) may be liquidated, wound up or dissolved, or all or substantially all of its business, Property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to another Borrower, and (ii) any Wholly-owned Subsidiary of any Borrower may be merged or consolidated with or into any Borrower or with or into another Wholly-owned Subsidiary of any Borrower or be liquidated, wound up or dissolved, or all or substantially all of its business, Property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to any Borrower or to another Wholly-owned Subsidiary of any Borrower; provided, however, that (w) in the case of any such merger or consolidation involving a Borrower, a Borrower (other than Natural Max) shall be the continuing or surviving corporation, (x) immediately before and immediately after any such consolidation, merger, conveyance, sale, lease, transfer or other disposition, no Default or Event of Default shall have occurred and be continuing, (y) no disposition under this subsection (a) shall release any Borrower from liability in respect of the Loans, and (z) in no event shall any Property or assets (including, without limitation, any Capital Stock of any Borrower or of any Subsidiary of any Borrower) be conveyed, sold, leased, transferred or otherwise disposed of to Natural Max by any other Borrower or by any Subsidiary of any Borrower;

     (b) any Borrower and any Subsidiary of any Borrower may in the ordinary course of its business sell or otherwise dispose of Inventory owned by such Borrower or such Subsidiary;

     (c) any Borrower and any Subsidiary of any Borrower may sell or otherwise dispose of, in the ordinary course of business, Property that is worn out or obsolete or no longer used in the business of such Borrower or such Subsidiary, in an amount not to exceed $200,000 per annum for all of the Borrowers and their Subsidiaries in the aggregate;

     (d) any Borrower and any Subsidiary of any Borrower may sell or otherwise dispose of Property if, within 180 days after the date of such sale or disposition, such

Borrower or such Subsidiary shall use the Net Cash Proceeds of such sale or disposition to purchase similar Property to be used in the ordinary course of business of the Borrowers and their Subsidiaries, provided that the aggregate amount of Property of all of the Borrowers and their Subsidiaries permitted to be sold pursuant to this subsection (d) shall not exceed $750,000 per year;

     (e) Solaray may sell the Ogden Property, provided that the Net Cash Proceeds of such sale shall be applied in accordance with the provisions of
Section 4.1(b)(iii) hereof;

     (f) Nutraceutical may sell all (but not less than all) of the Capital Stock of Natural Max, or Natural Max may sell all or substantially all of its assets (and/or may sell separately all or substantially of the assets acquired by Natural Max from Blue Ribbon on the Closing Date), provided that the Net Cash Proceeds of such sale shall be applied in accordance with the provisions of
Section 4.1(b)(iii) hereof; and

     (g) the Borrowers (other than Natural Max) may make acquisitions of all of the outstanding Capital Stock of any corporation or all or substantially all of the business and assets of any corporation or other Person, provided that in each case all of the following conditions are satisfied:

          (i) the aggregate purchase price paid in connection with such acquisitions (in whatever form paid, including, without limitation, Cash, Cash Equivalents, other Property, including promissory notes and other evidences of Indebtedness, valued at Fair Market Value as of the date of such acquisition, shares of Capital Stock of the Parent issued in connection with such acquisition, or warrants or rights to acquire such Capital Stock, in each case valued at Fair Market Value as of the date of such acquisition, and any Indebtedness assumed in connection with such acquisition or to which any corporation so acquired is subject at the time of such acquisition) (x) shall not exceed (A) $3,000,000 in respect of all such acquisitions made during the period from the Closing Date to and including September 30, 1995, (B) $4,000,000 in respect of all such acquisitions made during the fiscal year of the Parent ending on September 30, 1996, and (C) $5,000,000 in respect of all such acquisitions made during any subsequent fiscal year of the Parent, and (y) shall not exceed in the aggregate, for all such acquisitions made after the Closing Date, the greater of (A) $5,000,000 or (B) an amount equal to 50% of the aggregate amount of Excess Cash Flow for all full fiscal years of the Parent (or, in the case of the fiscal year ending September 30, 1995, the period from the Closing Date to and including such date) completed after the Closing Date;

          (ii) in the case of any such acquisition of Capital Stock, the corporation so acquired shall be, immediately after such acquisition, a Wholly-owned Subsidiary of Nutraceutical or another Borrower (other than Natural Max), or, in the case of any such acquisition of assets, such assets shall be acquired by a newly formed Wholly-owned Subsidiary of Nutraceutical or another

     Borrower (other than Natural Max) which, immediately following such acquisition, shall own no material assets other than the assets so acquired, and, in either event, such acquired or newly formed Subsidiary shall promptly comply with all of the applicable provisions of Section 11.7 hereof;

          (iii) both immediately before and immediately after giving effect to any such acquisition, no Default or Event of Default shall have occurred and be continuing;

          (iv) immediately after giving effect to each such acquisition, the amount by which the Maximum Revolving Amount exceeds the aggregate outstanding principal amount of the Revolving Loans shall be not less than $4,000,000, as shown by a Borrowing Base Certificate as of the date of such acquisition which shall be delivered to the Agent at the time of such acquisition or promptly thereafter;

          (v) immediately after giving effect to each such acquisition, the corporation or business and assets thereby acquired shall be engaged solely in such businesses and activities as the Borrowers would then be permitted to conduct under the provisions of Section 12.10 hereof;

          (vi) the EBITDA of the Parent for the period of four consecutive full fiscal quarters of the Parent most recently ended prior to the date of such acquisition (or, in the case of any such acquisition occurring on or prior to March 31, 1996, the period from the Closing Date to and including the last day of the fiscal quarter of the Parent most recently ended prior to the date of such acquisition) shall not be less than the aggregate amount of Adjusted Core EBITDA for such period; and

          (vii) the Borrowers shall deliver to the Agent, (x) at least 15 days prior to the date of completion of such acquisition, a written notice describing such acquisition in reasonable detail, including, without limitation, a description of the form and amount of all consideration to be paid in connection with such acquisition and of any Indebtedness to be incurred, created, assumed or guaranteed by any Person in connection therewith, which notice shall also set forth calculations and other information in reasonable detail showing compliance with the conditions contained in the foregoing clauses (i) through (vi), inclusive, of this subsection (g) and shall be accompanied by all financial statements, budgets, projections and other documents relied upon by the Parent in connection therewith, and (y) promptly upon request by the Agent, such other documents and information with respect to such acquisition as the Agent may reasonably request.

     Section 12.7. Sale or Discount of Receivables. The Parent and the Borrowers will not, and will not permit any of their Subsidiaries to, directly or indirectly, sell with or without recourse, or discount or otherwise sell any of their respective notes or accounts receivable.

     Section 12.8. Certain Contracts. The Parent and the Borrowers will not, and will not permit any of their Subsidiaries to, enter into or be a party to:

     (a) any contract providing for the making of loans, advances or capital contributions to any Person, or for the purchase of any Property from any Person in each case primarily in order to enable such Person to maintain working capital, net worth or any other balance sheet condition or to pay debts, dividends or expenses, or

     (b) any contract for the purchase of materials, supplies or other
Property or services if such contract (or any related document) requires that payment for such materials, supplies or other Property or services shall be made regardless of whether or not delivery of such materials, supplies or other Property or services is ever made or tendered, or

     (c) any contract to rent or lease (as lessee) any real or personal Property if such contract (or any related document) provides that the obligation to make payments thereunder is absolute and unconditional under conditions not customarily found in commercial leases then in general use or requires that the lessee purchase or otherwise acquire securities or obligations of the lessor (provided that this clause (c) shall not be construed to prevent any Borrower or any Subsidiary of any Borrower from being a party to or complying with any provision of any lease to which it is a party on the date hereof), or

     (d) any contract for the sale or use of materials, supplies or other Property, or the rendering of services, if such contract (or any related document) requires that payment for such materials, supplies or other Property, or the use thereof, or payment for such services, shall be subordinated to any Indebtedness (of the purchaser or user of such materials, supplies or other Property or the Person entitled to the benefit of such services) owed or to be owed to any Person, or

     (e) except as permitted by Section 12.1, any other Guarantee or contract which, in economic effect, is substantially equivalent to a Guarantee.

     Section 12.9. No Amendment of Charter, By-Laws. Without the prior written consent of the Majority Lenders, none of the Borrowers will, nor will permit any of their Subsidiaries to, amend or modify their respective charters or by-laws. Without the prior written consent of the Majority Lenders, the Parent will not amend or modify its charter or by-laws in any way that could reasonably be expected to impair or adversely affect any of the rights and remedies of the Lenders or the Collateral Agent with respect to Indebtedness of the Parent incurred pursuant to this Agreement or the other Loan Documents or with respect to any Liens securing such Indebtedness.

     Section 12.10. Conduct of Business. The Borrowers will not, and will not permit any of their Subsidiaries to, engage in any business or activity other than the business of manufacturing, marketing, distributing and selling vitamins, minerals, other food supplements, herbal products, teas, homeopathic remedies, and personal care products (other than make-up) of the types customarily carried by independent natural health food stores, and businesses or activities substantially similar or related thereto, including printing of labels and other items substantially in the manner and to the extent such activities are conducted by the Borrowers or their predecessors on the Closing Date after giving effect to the Transactions. The Parent will not engage in any business other than the management of the business of the Borrowers and their Subsidiaries nor will it own any assets other than the Capital Stock of Nutraceutical and any contract rights under Related Documents to which the Parent is a party. The Borrowers will not permit KAL B.V. to engage in any material business or own any material assets unless the Borrowers shall first pledge and deliver to the Collateral Agent as additional Collateral at least 65% of the outstanding Capital Stock of KAL B.V. pursuant to such documentation as shall be reasonably acceptable to the Collateral Agent. Natural Max will not engage in any material business other than the Natural Max Business or own any material assets other than the assets of the Natural Max Business.

     Section 12.11. Restricted Payments and Restricted Investments. The Parent and the Borrowers will not, and will not permit any of their Subsidiaries to, directly or indirectly, make any Restricted Payment, except:

     (a) Restricted Payments from any Borrower to the Parent or to any other Borrower, or from any Subsidiary of any Borrower to the Parent or to any Borrower or Wholly-owned Subsidiary of any Borrower;

     (b) so long as such payments are not at the time prohibited under the provisions of the Intercreditor Agreement, regularly scheduled interest payments on the Series B Term Notes in the amounts and at the times such interest payments are required to be made pursuant to the terms of this Agreement and such Notes;

     (c) fees payable to the Sponsor and FWG pursuant to and in accordance with the terms of paragraphs 3 and 4 of the Restated Advisory Agreement as in effect on the Closing Date, and any other fees and expenses expressly provided for in the Restated Advisory Agreement as in effect on the Closing Date; provided, that in no event shall any such fees be paid at a time when an Event of Default referred to in Section 13.1(a) or (b), or an Event of Default referred to in
Section 13.1(c) resulting from a breach or violation of Section 12.14, or an Event of Default referred to in subsection (f) or subsection (g) of Section 13.1, shall have occurred and be continuing after giving effect thereto, but such fees may be accrued during the continuance of such Event of Default and such accrued fees may be paid thereafter at such time when no such Event of Default exists or would exist after giving effect thereto;

     (d) payments in connection with repurchases by the Parent of Parent Common Stock (or of options or rights to purchase Parent Common Stock) issued to officers, directors and key employees of the Parent, the Borrowers or their Subsidiaries pursuant to employee benefit plans or compensatory arrangements adopted in the ordinary course of business, provided that (i) at the time any such payments are made and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, (ii) no such amounts shall be paid at any time when such payment shall violate any provision of the Delaware General Corporation Law applicable to repurchases by a corporation of its Capital Stock, and (iii) the aggregate amount of consideration paid in respect of such repurchases (exclusive of the cancellation of Indebtedness owed to the Parent in connection with the issuance of such Parent Common Stock) shall not exceed, in any fiscal year of the Parent, $250,000 in cash plus $250,000 in principal amount of promissory notes of the Parent issued to the sellers of such Parent Common Stock, provided that any such promissory notes (A) shall mature not earlier than six months following the Series B Maturity Date, (B) shall bear interest at a fixed rate of interest per annum equal to the applicable federal rate on the date of issuance for obligations of such maturity published from time to time by the Internal Revenue Service, (C) shall provide that no payment of the principal amount thereof shall be made unless and until the entire principal amount of the Notes, and all interest (including, without limitation, interest accruing after the commencement of a proceeding in respect of any Borrower under Chapter 11 of the Bankruptcy Code, whether or not such interest is allowed as a claim), fees, expenses and other amounts payable under this Agreement or the Notes, shall first have been paid in full and the obligations of the Lenders hereunder shall have been terminated, (D) shall provide that no principal, interest or other amounts shall be paid thereon at any time unless, both immediately before and immediately after giving effect to such payment, no Default or Event of Default shall have occurred and be continuing, and (E) shall contain the other provisions set forth in Exhibit K hereto;

     (e) loans to officers, directors and key employees of the Parent, the Borrowers and their Subsidiaries to finance the issuance and sale to such Persons of shares of Parent Common Stock pursuant to employee benefit plans and compensatory arrangements adopted in the ordinary course of business; provided that such loans shall in each case be secured by a pledge of such shares in favor of the Parent; and

     (f) loans and advances by the Parent, the Borrowers and their Subsidiaries to officers and employees of such Persons to pay expenses incurred in the ordinary course of business, in an amount not to exceed $200,000 per year in the aggregate.

     None of the Borrowers nor the Parent will declare any dividend or other distribution on any shares of its Capital Stock payable more than 90 days after the date of declaration thereof.

     The Parent and the Borrowers will not make, and will not permit any of their Subsidiaries to make, directly or indirectly, any Restricted Investment (other than any transaction constituting a Restricted Investment which is expressly permitted by the foregoing provisions of this Section 12.11).

     Section 12.12. Disqualified Capital Stock; Issuance of Shares. The Parent will not at any time issue or have outstanding any Disqualified Capital Stock. The Borrowers will not, and will not permit any of their Subsidiaries to, (i) issue, sell or otherwise dispose of any shares of Capital Stock of any of them except (in the case of Nutraceutical) to the Parent or (in the case of any Borrower other than Nutraceutical) to any other Borrower (other than Natural
Max) or (in the case of any Subsidiary of any Borrower) to any Borrower (other than Natural Max) or to a Wholly-owned Subsidiary of any Borrower (other than Natural Max), or (ii) issue or have outstanding any shares of Preferred Stock.

     Section 12.13. Disposition of Capital Stock and Indebtedness of Subsidiaries. The Parent will not sell or otherwise dispose of any shares of Capital Stock or Indebtedness of Nutraceutical. No Borrower will sell or otherwise dispose of any shares of Capital Stock or Indebtedness of any other Borrower (other than Natural Max) or of any Subsidiary of any Borrower, and will not permit any such Subsidiary to sell or otherwise dispose of any shares of Capital Stock or Indebtedness of any Subsidiary of such Subsidiary, in each case other than to a Borrower (other than Natural Max) or to a Wholly-owned Subsidiary of a Borrower (other than Natural Max).

     Section 12.14. Financial Covenants.

     (a) Minimum Consolidated Net Worth. The Parent will not permit Consolidated Net Worth, determined as of the end of each fiscal quarter of the Parent commencing with the fiscal quarter ending September 30, 1995, to be less than the sum of $11,000,000 plus 75% of the aggregate Consolidated Net Income of the Parent for all fiscal quarters of the Parent in the period from the Closing Date to and including the date of determination (disregarding for such purposes (i) the portion of the first such fiscal quarter occurring prior to the Closing Date and (ii) any fiscal quarter of the Parent during such period for which the Parent shall have a Consolidated Net Loss).

     (b) Maintenance of Fixed Charge Coverage. The Parent will not permit the ratio of (i) Cash Flow Available for Fixed Charges, to (ii) Fixed Charges, measured as of any date set forth below for the period of four consecutive full fiscal quarters of the Parent ended on such date, to be less than the ratio set forth opposite such date; provided, however, that for each of the dates set forth below occurring on or prior to December 31, 1995, the applicable measuring period shall be the period from the Closing Date to and including such date:


     Fiscal Quarter Ended                  Ratio
     --------------------               -----------
     September 30, 1995                 1.60 : 1.00

     December 31, 1995                  1.70 : 1.00
     March 31, 1996                     1.80 : 1.00
     June 30, 1996                      1.80 : 1.00
     September 30, 1996                 1.90 : 1.00

     December 31, 1996                  1.90 : 1.00
     March 31, 1997                     1.90 : 1.00
     June 30, 1997                      1.95 : 1.00
     September 30, 1997                 2.00 : 1.00

     December 31, 1997                  2.00 : 1.00
     March 31, 1998                     2.10 : 1.00
     June 30, 1998                      1.60 : 1.00
     September 30, 1998                 1.25 : 1.00

     December 31, 1998                  1.10 : 1.00
     March 31, 1999                     1.00 : 1.00
     June 30, 1999                      1.00 : 1.00
     September 30, 1999                 1.05 : 1.00

     December 31, 1999                  1.05 : 1.00
     March 31, 2000 and each
       fiscal quarter end thereafter    1.05 : 1.00

     (c) Interest Expense Coverage Ratio. The Parent will not permit the Interest Expense Coverage Ratio, measured as of each date set forth below for the period of four consecutive full fiscal quarters of the Parent ended on such date, to be less than the corresponding amount set forth opposite such date; provided, however, that for each of the dates set forth below occurring on or prior to December 31, 1995, the applicable measuring period shall be the period from the Closing Date to and including such date:

     Fiscal Quarter Ended                  Ratio
     --------------------                -----------
     September 30, 1995                 1.80 : 1.00

     December 31, 1995                  2.00 : 1.00
     March 31, 1996                     2.00 : 1.00
     June 30, 1996                      2.00 : 1.00
     September 30, 1996                 2.20 : 1.00

     December 31, 1996                  2.25 : 1.00
     March 31, 1997                     2.25 : 1.00
     June 30, 1997                      2.30 : 1.00
     September 30, 1997                 2.40 : 1.00

     December 31, 1997                  2.50 : 1.00
     March 31, 1998                     2.50 : 1.00
     June 30, 1998                      2.70 : 1.00
     September 30, 1998                 2.80 : 1.00

     December 31, 1998                  3.00 : 1.00
     March 31, 1999                     3.20 : 1.00
     June 30, 1999                      3.40 : 1.00
     September 30, 1999 and each
       fiscal quarter end thereafter    3.60 : 1.00

     (d) Minimum EBITDA. The Parent will not permit its EBITDA, measured as of each date set forth below for the period of four consecutive full fiscal quarters of the Parent ended on such date, to be less than the corresponding amount set forth opposite such date; provided, however, that for each of the dates set forth below occurring on or prior to December 31, 1995, the applicable measuring period shall be the period from the Closing Date to and including such date:

     Fiscal Quarter Ended                        Amount
     --------------------                        ------
     June 30, 1995                             $ 2,500,000
     September 30, 1995                          7,500,000

     December 31, 1995                          11,000,000
     March 31, 1996                             12,750,000
     June 30, 1996                              13,250,000
     September 30, 1996                         14,175,000

     December 31, 1996                          14,250,000
     March 31, 1997                             14,500,000
     June 30, 1997                              14,750,000
     September 30, 1997                         15,000,000

     December 31, 1997                          15,250,000
     March 31, 1998                             15,500,000
     June 30, 1998                              16,125,000
     September 30, 1998                         17,000,000

     December 31, 1998                          17,250,000
     March 31, 1999                             18,000,000
     June 30, 1999                              19,000,000
     September 30, 1999 and each
      fiscal quarter end thereafter             20,000,000

     (e) Series A/B Indebtedness Leverage Ratio. The Parent will not permit the ratio of (i) Consolidated Series A/B Indebtedness as of each date set forth below to (ii) EBITDA of the Parent for the period of four consecutive full fiscal quarters of the Parent ended on such date, to be greater than the corresponding amount set forth opposite such date:

     Fiscal Quarter Ended                           Ratio
     --------------------                           -----
     March 31, 1996                              4.55 : 1.00
     June 30, 1996                               4.38 : 1.00
     September 30, 1996                          4.09 : 1.00

     December 31, 1996                           4.00 : 1.00
     March 31, 1997                              4.00 : 1.00
     June 30, 1997                               4.00 : 1.00
     September 30, 1997                          3.80 : 1.00

     December 31, 1997                           3.75 : 1.00
     March 31, 1998                              3.75 : 1.00
     June 30, 1998                               3.75 : 1.00
     September 30, 1998                          3.10 : 1.00

     December 31, 1998                           3.00 : 1.00
     March 31, 1999                              2.80 : 1.00
     June 30, 1999                               2.50 : 1.00
     September 30, 1999 and each
      fiscal quarter end thereafter              2.30 : 1.00

     (f) Total Indebtedness Leverage Ratio. The Parent will not permit the ratio of (i) Consolidated Total Indebtedness as of each date set forth below to
(ii) EBITDA of the Parent for the period of four consecutive full fiscal quarters of the Parent ended on such date, to be greater than the corresponding amount set forth opposite such date:

     Fiscal Quarter Ended                  Ratio
     --------------------                  -----
     March 31, 1996                     5.70 : 1.00
     June 30, 1996                      5.50 : 1.00
     September 30, 1996                 5.20 : 1.00

     December 31, 1996                  5.15 : 1.00
     March 31, 1997                     5.07 : 1.00
     June 30, 1997                      5.00 : 1.00
     September 30, 1997                 4.90 : 1.00

     December 31, 1997                  4.80 : 1.00
     March 31, 1998                     4.60 : 1.00
     June 30, 1998                      4.40 : 1.00
     September 30, 1998                 4.00 : 1.00

     December 31, 1998                  3.95 : 1.00
     March 31, 1999                     3.70 : 1.00
     June 30, 1999                      3.40 : 1.00
     September 30, 1999 and each
      fiscal quarter end thereafter     3.10 : 1.00

     Section 12.15. Amendments to Certain Documents. The Borrowers and the Parent will not, and will not permit any of their Subsidiaries to, consent to or request any amendment, modification or supplement to or waiver of any provision of any of the Acquisition Documents or the Restated Advisory Agreement without in each case having obtained the specific prior written consent of the Majority Lenders, if such amendment, modification, supplement or waiver could reasonably be expected materially to impair or adversely affect any of the rights and remedies of the Lenders or the Collateral Agent with respect to Indebtedness incurred pursuant to this Agreement or the other Loan Documents or with respect to any Liens securing such Indebtedness.

     Section 12.16. Limitation on Dividend Restrictions Affecting Subsidiaries. Except pursuant to this Agreement, the Borrowers will not, and will not permit any of their Subsidiaries directly or indirectly to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction which by its terms restricts the ability of any such Borrower or Subsidiary to
(a) pay dividends or make any other distributions on such Borrower's or such Subsidiary's Capital Stock, (b) pay any Indebtedness owed to the Parent or any other Borrower or any other Subsidiary of any Borrower, (c) make any loans or advances to the Parent or any other Borrower or any such other Subsidiary or (d) transfer any of its Property to the Parent or any Borrower or any such other Subsidiary.

     Section 12.17. Acquisition of Margin Securities. The Parent and the Borrowers will not, and will not permit any of their Subsidiaries to, own, purchase or acquire (or enter into any contract to purchase or acquire) any "margin security" as defined by any regulation of the Board of Governors of the Federal Reserve System as now in effect or as the same may hereafter be in effect unless, prior to any such purchase or acquisition or entering into any such contract, the Agent shall have received an opinion of counsel satisfactory to it to the effect that such purchase or acquisition will not cause this Agreement or the Loans to be in violation of Regulations G, U or X or any other regulation of such Board then in effect.

     Section 12.18. Collateral Locations; Corporate Names. Neither the location of the principal place of business and chief executive office of the Parent, of any Borrower or of any Subsidiary of any Borrower, nor the locations of Collateral as set forth on Schedule 5.29 hereto, shall be changed, nor shall there be established additional places of business or additional locations at which Collateral is stored, kept or processed, nor shall the Parent, any Borrower or any Subsidiary of any Borrower conduct business under any corporate name other than the names listed on Schedule 5.30, without in each case the prior written consent of the Majority Lenders, unless (i) the Borrowers shall give to the Agent at least 30 days prior notice of any such changed chief executive office or changed or additional places of business or locations of Collateral or change of corporate name, and (ii) prior to making any such change of location, place of business, chief executive office or corporate name or establishing such new place of business or location of Collateral, the Borrowers shall execute and file, and shall cause each of its Subsidiaries to execute and file, any additional financing statements or other documents or notices reasonably required by the Agent in order to preserve the perfection of security interests in such Collateral and, if such location is not owned by any Borrower or any Subsidiary, the Borrowers shall obtain, and shall cause its Subsidiaries to obtain, for the Collateral Agent such duly executed estoppel letters, subordination and nondisturbance or other agreements and confirmations of any lessors of, or bailees in respect of, such location as may be reasonably required by the Agent (each such letter, agreement or confirmation that is accepted by the Collateral Agent is referred to herein as an "Estoppel Letter," and shall be substantially in the form of Exhibit X-1 in the case of lessors or
Exhibit X-2 in the case of bailees). Following the occurrence of an Event of Default, the Borrowers shall, upon the request of the Agent, notify any such warehouseman, bailee or processor which has not already delivered an Estoppel Letter to the Collateral Agent, of the Liens created in favor of the Collateral Agent for the benefit of the Lenders, and shall instruct such Person to hold such Inventory for the Collateral Agent's account subject to the Collateral Agent's instructions.

     Section 13.  Events of Default.

     Section 13.1. Events of Default; Remedies. If any of the following events (herein called "Events of Default") shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or by operation of law or otherwise), that is to say:

     (a) the Borrowers shall default in the due and punctual payment or prepayment of all or any part of the principal of any Note when and as the same shall become due and payable, whether at stated maturity, by acceleration, by notice of prepayment or otherwise;

     (b) the Borrowers shall default in the due and punctual payment of any interest, prepayment charge or fees payable in respect of any Note when and as the same shall become due and payable, and such default shall continue for a period of five days;

     (c) the Borrowers or the Parent shall default in the performance or observance of any of the covenants, agreements or conditions contained in
Section 12.1, 12.2, 12.3, 12.4, 12.6, 12.7, 12.8, 12.11, 12.12, 12.13 or 12.14
of this Agreement;

     (d) the Borrowers or the Parent shall default in the performance or observance of any of the covenants, agreements or conditions contained in this Agreement (other than those referred to in any subsection of this Section 13.1 other than this subsection (d)), or in the performance or observance of any of the covenants, agreements or conditions contained in any of the Security Documents or other Loan Documents, and such default shall continue for a period of 30 days;

     (e) the Parent, any Borrower or any Subsidiary of any Borrower shall fail to pay any principal of, premium or interest on or any other amount payable in respect of Indebtedness of such Persons (other than Indebtedness incurred pursuant to this Agreement) that is outstanding in a principal amount of at least $250,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness or any such Indebtedness shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof;

     (f) any Borrower or the Parent or any of their Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its Property, (ii) be generally unable to pay its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors,
(iv) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect), (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) fail to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under such Bankruptcy Code, (vii) admit in writing its inability to pay its debts generally as such debts become due,
(viii) take any action under the laws
of its jurisdiction of organization analogous to any of the foregoing, or (ix) take any requisite action for the purpose of effecting any of the foregoing;

     (g) a proceeding or case shall be commenced, without the application or consent of any Borrower or the Parent or any of their Subsidiaries in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding up of any Borrower, the Parent or any of such Subsidiaries or composition or readjustment of the debts of any of them, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of any Borrower, the Parent or any of their Subsidiaries or of all of any substantial part of assets of any of them, or (iii) similar relief in respect of any Borrower, the Parent or any of their Subsidiaries under any law providing for the relief of debtors, and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of 30 days; or an order for relief shall be entered in an involuntary case under such Bankruptcy Code, against any Borrower or the Parent or any of their Subsidiaries; or action under the laws of the jurisdiction of organization of any of any Borrower or the Parent or any of their Subsidiaries analogous to any of the foregoing shall be taken with respect to any Borrower or the Parent or any of their Subsidiaries and shall continue undismissed, or unstayed and in effect, for a period of 30 days;

     (h) final judgment for the payment of money shall be rendered by a court of competent jurisdiction against any Borrower or the Parent or any of their Subsidiaries, and such Borrower or the Parent or such Subsidiary, as the case may be, shall not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof, within 30 days from the date of entry thereof and within said period of 30 days, or such longer period during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal, and such judgment together with all other such judgments shall exceed in the aggregate $100,000;

     (i) any non-monetary Order shall be rendered against the Parent, any Borrower or any of their Subsidiaries that would be reasonably expected to have a Material Adverse Effect, taking into account that any third party bound by an insurance or indemnity agreement may be accountable for performance under such Order, and either (x) enforcement proceedings shall have been commenced by any Person upon such Order or (y) there shall be any period of ten consecutive days during which a stay of enforcement of such Order, by reason of a pending appeal or otherwise, shall not be in effect;

     (j) any representation or warranty set forth in Section 5 of this Agreement shall prove to be false or incorrect or breached in any material respect on the date as of which made (or remade pursuant to Section 8.2 hereof); or any other material representation, warranty, certification or statement made by or on behalf of the Parent, the Borrowers or any of them or any officer of any of them in this Agreement or in any Borrowing Base Certificate, Officer's Certificate or other certificate, instrument, financial statement or other document now or hereafter delivered by any such Person hereunder or pursuant to or in connection with any provision hereof by any such Person in any of the foregoing cases shall prove to be false or incorrect or breached in any material respect on the date as of which made;

     (k) any Reportable Event shall occur which could constitute grounds for termination by the PBGC of any Pension Plan or for the appointment by the appropriate United States District Court of a trustee to administer any such Pension Plan and such Reportable Event is not corrected and such determination is not revoked within thirty (30) days after any Borrower has knowledge, or has reason to have knowledge, thereof; or any proceedings shall be instituted by the PBGC to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan; or a trustee shall be appointed by the appropriate United States District Court to administer any Pension Plan; or any Pension Plan shall be terminated by its sponsor; or there shall occur a complete or partial withdrawal from any Multiemployer Plan by the Parent, any Borrower, or any of their respective Subsidiaries or ERISA Affiliates (including any transaction described in, and meeting the requirements of, Section 4204 of ERISA); where in any such case any of the foregoing events or the liability of the Parent or the Borrowers resulting therefrom could reasonably be expected to have a Material Adverse Effect;

     (l) any provision of any of the Loan Documents shall, for any reason, not be or shall cease to be in full force and effect, or not be, or be asserted in writing by any Borrower or the Parent not to be, valid, binding and enforceable against any Person purported to be bound by it; or

     (m) any of the Security Documents shall not give or shall cease to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a valid, enforceable and perfected first priority (or, with respect to the Series B Term Loans, second priority) security interest in, and Lien on, all of the Collateral subject thereto, in favor of the Collateral Agent, superior to and prior to the rights of all third Persons, and subject to no other Liens except to the extent expressly permitted herein or therein);

then (i) upon the occurrence of any Event of Default described in subsection (f) or (g), the unpaid principal amount of all outstanding Loans, together with the interest and fees accrued thereon, and, as liquidated damages and not as a penalty, an amount equal to the applicable Additional Amount, shall automatically become immediately due and payable, and this Agreement and all Revolving Loan Commitments shall thereupon automatically terminate, without presentment, demand, notice, declaration, protest or other requirements of any kind, all of which are hereby expressly waived, or (ii) upon the occurrence of any other Event of Default, (x) the Lender or Lenders holding at least 50.1% of the Aggregate Revolving Loan Commitment may, by written notice to the Borrowers, terminate all of the outstanding Revolving Loan Commitments and declare the unpaid principal amount of all outstanding Revolving Loans to be, and the same shall forthwith become, immediately due and payable, together with the interest and fees accrued thereon and, as liquidated damages and not as a penalty, the applicable

Additional Amount, all without presentment, demand, further notice, protest or other requirements of any kind, all of which are hereby expressly waived, (y) the Lender or Lenders holding at least 50.1% of the outstanding principal amount of the Series A Term Loans may, by written notice to the Borrowers, declare the unpaid principal amount of all outstanding Series A Term Loans to be, and the same shall forthwith become, immediately due and payable, together with the interest and fees accrued thereon and, as liquidated damages and not as a penalty, the applicable Additional Amount, all without presentment, demand, further notice, protest or other requirements of any kind, all of which are hereby expressly waived, and (z) the Lender or Lenders holding at least 50.1% of the outstanding principal amount of the Series B Term Loans may, by written notice to the Borrowers, declare the unpaid principal amount of all outstanding Series B Term Loans to be, and the same shall forthwith become, immediately due and payable, together with the interest accrued thereon and, as liquidated damages and not as a penalty, the applicable Additional Amount, all without presentment, demand, further notice, protest or other requirements of any kind, all of which are hereby expressly waived.

     The provisions of this Section 13.1 are subject, however, to the condition that if, at any time after the Loans shall have so become due and payable, the Borrowers shall pay all arrears of interest on the Loans (at the applicable Post-Default Rate) and all payments on account of the principal of and prepayment charge (if any) and fees on the Loans which shall have become due otherwise than by acceleration, and all Events of Default (other than nonpayment of principal of, prepayment charge (if any) and accrued interest and fees on the Loans solely by virtue of acceleration) shall be remedied or waived pursuant to
Section 16.2, then, and in every such case, the Majority Lenders, by written notice to the Borrowers, may rescind and annul any such acceleration and its consequences with respect to the Loans; but no such action shall affect any subsequent Default or Event of Default or impair any right consequent thereon.

     Section 13.2. Suits for Enforcement; Remedies Against Collateral. If any Event of Default shall have occurred and be continuing, then (a) the holder of any Note may proceed to protect and enforce its rights, either by suit in equity or by action at law, or both, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement, and (b) at the direction of the Majority Lenders, the Collateral Agent may avail itself of all of the rights and remedies of a secured creditor under the applicable provisions of the Security Documents or at law or in equity or otherwise.

     Section 13.3. Remedies Cumulative. No remedy herein conferred upon the Lenders or the Collateral Agent is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

     Section 13.4. Remedies Not Waived. No course of dealing between the Borrowers or the Parent and the Lenders or the Collateral Agent and no delay or failure in exercising any rights hereunder or under any Note in respect thereof shall operate as a waiver of any Lender's or the Collateral Agent's rights.

     Section 13.5. Cash Collateral for Letters of Credit. If an Event of Default exists or this Agreement shall be terminated for any reason, then the Agent, on behalf of the Lenders entitled thereto, may demand (which demand shall be deemed to have been delivered automatically upon any acceleration of the Loans and other obligations hereunder pursuant to Section 13.1 hereof), and the Borrowers shall thereupon deliver to the Collateral Agent, on behalf of the Lenders entitled thereto, an amount of cash equal to the aggregate undrawn face amount of all Letters of Credit then outstanding. The Collateral Agent, on behalf of the Lenders entitled thereto, may at any time apply any or all of such cash and cash collateral to the payment of any or all of the Borrowers' obligations hereunder, including without limitation to the payment of any or all of the Borrowers' reimbursement liabilities to the Persons issuing any Letter of Credit. Pending such application, the Collateral Agent may (but shall not be obligated to) invest the same in an interest bearing account in the Collateral Agent's name, for the benefit of the Lenders entitled thereto, under which deposits are available for immediate withdrawal, at such bank or depositary institution as the Collateral Agent may, in its discretion, select.

     Section 14. Registration, Exchange, and Transfer of Notes. Nutraceutical, not personally but solely in its capacity as transfer agent for itself and the other Borrowers (the "Transfer Agent"), will keep at its principal executive office a register, in which, subject to such reasonable regulations as it may prescribe, but at its expense (other than transfer taxes, if any), the Transfer Agent will provide for the registration and transfer of Notes. Whenever any Note or Notes shall be surrendered either at the principal executive office of the Transfer Agent or at the place of payment named in the Note, for transfer or exchange, accompanied (if so required by the Transfer Agent) by a written instrument of transfer in form reasonably satisfactory to the Transfer Agent duly executed by the holder thereof or by such holder's attorney duly authorized in writing, the Transfer Agent will cause the Borrowers jointly and severally to execute and deliver in exchange therefor a new Note or Notes in such denominations as may be requested by such holder, of like tenor and in the same aggregate unpaid principal amount as the aggregate unpaid principal amount of the Note or Notes so surrendered. Any Note issued in exchange for any other Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, and neither gain nor loss of interest shall result from any such transfer or exchange. Any transfer tax or governmental charge relating to such transaction shall be paid by the holder requesting the exchange. The Transfer Agent and the Borrowers and their respective agents may treat the Person in whose name any
Note is registered as the owner of such Note for the purpose of receiving payment of the principal of, prepayment charge (if any) and interest and other amounts on such Note and for all other purposes whatsoever, whether or not such Note be overdue.

     Section 15. Lost, Stolen, Damaged and Destroyed Notes. At the request of any holder of any Note, the Transfer Agent will cause the Borrowers to issue and deliver at their expense, in replacement of any Note or Notes lost, stolen, damaged or destroyed, upon surrender thereof, if mutilated, a new Note or Notes in the same aggregate unpaid principal amount, and otherwise of the same tenor, as the Note or Notes so lost, stolen, damaged or destroyed, duly executed jointly and severally by the Borrowers. The Transfer Agent may condition the replacement of a Note or Notes reported by the holder thereof as lost, stolen, damaged or destroyed, upon the receipt from such holder of an indemnity or security reasonably satisfactory to the Transfer Agent; provided, that if such holder shall be an institutional lender or institutional investor, an unsecured agreement of indemnity shall be sufficient for purposes of this Section.

     Section 16.  Miscellaneous.

     Section 16.1. Home Office Payment. Notwithstanding anything to the contrary in this Agreement or in the Notes, the Borrowers agree that they shall cause all payments of principal, prepayment charge (if any), fees, and interest on the Notes to be made to the Original Lender in the manner and to the addresses specified in Schedule I hereto, or in such other manner or to such other address as the Agent or the Original Lender may designate in writing. Prior to the sale, transfer or disposition of any interest in the Loans, the Lender effecting such sale, transfer or other disposition will make a notation on the applicable Note or Notes of the portion of the principal amount paid or prepaid and the date to which interest has been paid thereon or surrender the same in exchange for a new Note or Notes of the same tenor and of authorized denominations in aggregate principal amount equal to the aggregate unpaid principal amount of the Note or Notes so surrendered, duly executed by the Borrowers. The Borrowers shall enter into an agreement similar to that contained in this Section with any other Lender that is an institutional lender or institutional investor.

     Section 16.2.  Amendment and Waiver.

     (a) Any term, covenant, agreement or condition of this Agreement, the Notes or the other Loan Documents may, with the written consent of the Borrowers and the Parent, be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by one or more substantially concurrent written instruments signed by the Majority Lenders (and, in the case of any such amendment or waiver that affects the rights of the holders of the Series B Term Loans, by the holders of a majority in principal amount of such Loans), except that:

          (i) without the express written consent of all of the Lenders affected thereby, no such amendment or waiver shall (A) extend or waive the Revolving Loan Termination Date, or extend the time or waive any requirement for the reduction or termination, of the Aggregate Revolving Loan Commitment, or increase the amount of any Lender's Revolving Loan Commitment Percentage, (B) extend or waive the Series A Maturity Date or the Series B Maturity Date, or extend the date fixed for the payment of principal of or interest or Prepayment Premium on any Loan, (C) reduce the amount of any such payment of principal, interest or Prepayment Premium, (D) extend any date fixed for the payment, or reduce the amount of, any fee payable to the Lenders, (E) modify the rights or obligations of the Borrowers to prepay Loans, (F) modify the terms of this Section 16.2, or (G) modify the definition of the term "Majority Lenders"; and

          (ii) no such waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon.

     (b)  Any amendment or waiver pursuant to subsection (a) of this Section
16.2 shall apply equally to all Lenders and shall be binding upon them, upon each future Lender, and upon the Borrowers and the Parent, in each case whether or not a notation thereof shall have been placed on any Note.

     Section 16.3. Expenses. The Parent and the Borrowers jointly and severally agree, whether or not the transactions hereby contemplated shall be consummated, to pay and save each of the Lenders and the Agent harmless against any and all liability for the payment of all reasonable fees, costs and expenses incurred in connection with this Agreement, the Security Documents, the Notes and the other instruments and the transactions hereby contemplated, including without limitation all such reasonable fees, costs and expenses incurred after the Closing Date with respect to the enforcement of any provision of any such agreement or instrument or the collection of any sums due thereunder (including, without limitation, the reasonable fees and expenses of attorneys and accountants retained by the Lenders or the Collateral Agent for such purposes), any proposed amendments, supplements or waivers (whether or not the same shall be signed or shall become effective) under or in respect of any such agreement or instrument, any workout or restructuring of the Indebtedness or capital structure of the Borrowers or their Subsidiaries (whether or not the same shall be consummated or shall become effective) under or in respect of any such agreement or instrument and any other agreements and instruments prepared in connection therewith and the consideration of any legal questions relevant thereto, all taxes, fees and other charges incurred in connection with the filing or recording of any Security Documents, all expenses incurred in connection with the reproduction of such agreements and instruments and all stamp and other similar taxes (together in each case with interest and penalties, if any) which may be payable in respect of the execution and delivery of such agreement or instruments, or the issuance, delivery or acquisition by the Lenders of any Note or otherwise pursuant to this Agreement, and the reasonable fees and disbursements of Sonnenschein Nath & Rosenthal and of any special or local counsel in connection with preparation of such agreements and instruments, the rendering of legal opinions, and the transactions hereby and thereby contemplated (including, without limitation, in connection with any such enforcement, amendment, supplement, waiver, workout, restructuring or consideration of legal questions), and the fees and expenses of any successor Collateral Agent that may hereafter be appointed to serve in such capacity pursuant to Section 16.5 and of counsel to such Collateral Agent. The obligations of the Parent and the Borrowers under this Section 16.3 shall survive the termination of this Agreement and of the obligations of the Lenders to make Loans or advances hereunder, the payment or transfer of any Loan, the enforcement of any provision hereof or thereof or collection of any amount due hereunder or thereunder, any such amendments or waivers and any such consideration of legal questions.

     Section 16.4. Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by or on behalf of any party to this Agreement or otherwise in connection herewith, shall
(i) survive the execution and delivery of this Agreement and the delivery of the Notes and the making of the Loans, and shall continue in effect as long as any of the Loans are outstanding and (ii) be deemed to be material and to have been relied upon by the Lenders, regardless of any investigation made by such Lenders or the Agent or on their behalf.

     Section 16.5. Successors and Assigns; Successor Collateral Agent; Successor Agent.

     (a) Successors and Assigns. All representations, warranties, covenants and agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not, except that no Lender shall be obligated to make any Loan to any Person other than the Borrowers. The provisions of this Agreement are intended to be for the benefit of all Persons who may from time to time be Lenders hereunder, and shall be enforceable by any such Lender, whether or not an express assignment to such Lender of rights under this Agreement has been made, provided, however, that the benefit of Sections 9, 10, 15 (as to satisfactory indemnity), and 16.1 shall be limited to registered holders of the Notes.

     (b) Subsequent and Additional Lenders. The Original Lender and any subsequent Lender may at any time sell or assign to any Person (each an "Assignee") all or any part of its interests in the Loans, the Notes and the obligations of Parent, the Borrowers and their Subsidiaries under this Agreement, the Notes and the other Loan Documents, and each such Assignee shall assume the obligations of the assigning Lender hereunder and thereunder (including, without limitation, the obligation of such Person to make Revolving Loans), to the extent provided in such assignment, and to the extent of such assumption such assigning Lender shall be released from its obligations hereunder and thereunder. Upon execution and delivery of such an instrument, such Assignee shall be a party to this Agreement and shall have the rights and obligations of a Lender to the extent of such assignment. Upon the consummation of any assignment pursuant to this Section 16.5(b), the Lenders and the Borrowers shall make appropriate arrangements so that, if required, new Notes shall be issued to the assigning Lender and the Assignee. The assigning Lender shall give the Borrowers prior written notice of the date that any such assignment shall become effective, which date shall be no less than ten days after the date such notice is given. Notwithstanding the foregoing, no Lender shall sell or transfer any Loan or interest therein at any time except (i) to a Person controlling, controlled by or under common control with such Lender or
(ii) to a Qualified Institutional Investor; and no Lender shall transfer any Loan or interest therein at any time to any Person which, to the knowledge of such Lender (without independent investigation), (x) is engaged in the business of business of manufacturing, marketing, distributing and selling vitamins, minerals, herbal products, teas, homeopathic remedies, and personal care products (other than make-up) of the types customarily carried by independent specialty health food stores, in direct competition with the business of the Borrowers and their Subsidiaries or (y) beneficially owns more than 10% of the Voting Stock of any corporation which is so engaged in such business.

     (c) Successor Collateral Agent. The initial Collateral Agent may resign as Collateral Agent hereunder upon 30 days' notice to the Borrowers and the Lenders. If the initial Collateral Agent shall resign as Collateral Agent under this Agreement and the Security Documents, then the Majority Lenders during such 30 day period (i) shall either (A) appoint from and among the Lenders a successor collateral agent, or (B) appoint Wilmington Trust Company or such other Person as may be reasonably satisfactory to the Majority Lenders, as a successor collateral agent; (ii) shall enter into, execute and deliver (and the Parent and the Borrowers shall, and shall cause each of their Subsidiaries to, enter into, execute and deliver), a collateral agency agreement in form and substance satisfactory to the Majority Lenders and such successor collateral agent containing terms and provisions which are commercially reasonable and are in form and substance customary for transactions of such type; and (iii) shall promptly take (and the Parent and the Borrowers shall, and shall cause each of their Subsidiaries to, promptly take), all such actions as may be necessary or appropriate in the reasonable judgment of the Majority Lenders, and at the sole cost and expense of the Borrowers, to transfer to and vest in such successor collateral agent all right, title and interest of the Collateral Agent in the Collateral, for the ratable benefit of the Lenders, including, without limitation, the execution, acknowledgment, delivery, filing, registration, and recording of appropriate instruments of assignment and transfer, notices, amendments and supplements to the Security Documents, UCC financing statements and continuations thereof, and fixture filings, all in such manner as to carry out the purposes hereof, together with one or more opinions of counsel (including opinions of local counsel) covering such legal matters with respect to such instruments and agreements as the Agent may reasonably request; whereupon such successor collateral agent shall succeed to the rights, powrs and duties of the Collateral Agent under the Security Documents, and the term "Collateral Agent" shall mean such successor collateral agent, effective upon its acceptance of such appointment, and the former Collateral Agent's rights, powers and duties as Collateral Agent shall be terminated without any other or further act or deed on the part of such former Collateral Agent. Thereafter, the terms and provisions of any collateral agency agreement entered into pursuant to this Section 16.5(c) shall govern as to the right of such successor Collateral Trustee to resign as Collateral Trustee for the benefit of the Lenders under the Security Documents.

     (d) Successor Agent. The Agent may resign as Agent hereunder upon 30 days' notice to the Borrowers and the Lenders. If the Agent shall resign as Agent under this Agreement, then the Majority Lenders during such 30 day period shall appoint from among the Lenders a successor agent, whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent, effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated without any other or further act or deed on the part of such former Agent or any of the other parties to this Agreement.

     Section 16.6. Notices. All communications provided for hereunder shall be in writing and delivered by hand or sent by first class mail or sent by telecopy (with such telecopy to be confirmed promptly in writing sent by first class mail), sent

          (i) if to the Agent, the Collateral Agent or any Lender, to the address or telecopy number set forth for such Person for such communications on Schedule I hereto, or to such other address or telecopy number as the Agent, the Collateral Agent or such Lender may have designated to the Parent or the Borrowers in writing;

          (ii) if to the Borrowers, or any of them, to:

          Nutraceutical Corporation
          1104 Country Hills Drive, Suite 300
          Ogden, Utah  84403
          Attention: President
          Telecopy No.:  (801) 621-3284;

          (iii) if to the Parent, to:

          Nutraceutical International Corporation
          1104 Country Hills Drive, Suite 300
          Ogden, Utah  84403
          Attention: President
          Telecopy No.:  (801) 621-3284;

or to such other address or addresses or telecopy number or numbers as any such party may most recently have designated in writing to the other parties hereto by such notice. All such communications shall be deemed to have been given or made when so delivered by hand or sent by telecopy, or three Business Days after being so mailed. It is understood and agreed that Nutraceutical shall act as agent on behalf of itself and each of the other Borrowers for purposes of giving and receiving any notices or other communications required or permitted to be given by or to the Borrowers pursuant to this Agreement or any of the other Loan Documents.

     Section 16.7. Indemnification. In consideration of the execution and delivery of this Agreement by the Lenders, each of the Parent and the Borrowers, jointly and severally, hereby agrees to defend, indemnify, exonerate and hold each Lender, the Collateral Agent and the Agent, and each of their respective officers, directors, stockholders, affiliates, employees and agents (herein collectively called the "Indemnitees") free and harmless from and against any and all actions, causes of action, suits, losses, liabilities and damages, and expenses of any kind whatsoever, including, without limitation, reasonable counsel fees and disbursements (herein collectively called the "Indemnified Liabilities"), incurred by the Indemnitees or any of them as a result of, or arising out of or relating to:

          (i) the execution, delivery and performance of the Acquisition Documents and the consummation of the Transactions contemplated thereby,

          (ii) the execution, delivery, performance or enforcement of this Agreement, the Notes, any Related Document, or any instrument or document contemplated hereby or thereby by any of the Indemnitees, or any act, event or transaction related or attendant thereto or contemplated hereby or thereby, or any action or inaction by any Indemnitee under or in connection therewith, or

          (iii) any Environmental Matter, any Environmental Law or the actual or alleged existence or release of any Hazardous Material,

     except to the extent that such liabilities shall have resulted from the respective Indemnitee's gross negligence or willful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, each of the Borrowers and the Parent hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The obligations of the Borrowers and the Parent under this Section 16.7 shall survive the termination of this Agreement and the obligations of the Lenders to make Loans and advances hereunder, the payment or transfer of any Loan and the enforcement of any provision hereof or thereof.

     Section 16.8. Integration and Severability. This Agreement embodies the entire agreement and understanding among the Lenders, the Parent and the Borrowers, and supersedes all prior agreements and understandings relating to the subject matter hereof. In case any one or more of the provisions contained in this Agreement or in any instrument contemplated hereby for such date, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein, and any other application thereof, shall not in any way be affected or impaired thereby.

     Section 16.9. Joint and Several Liability.

     (a) The liability of the Borrowers for all amounts due to the Lenders under this Agreement shall be joint and several regardless of which Borrower actually receives any Loans, Letter of Credit Guarantees or other financial accommodations hereunder or the amount of such Loans, Letter of Credit Guarantees or financial accommodations received or the manner in which Agent and the Lenders account for such Loans, Letter of Credit Guarantees or other financial accommodations on their books and records. Each Borrower's obligations with respect to Loans made to it or Letter of Credit Guarantees issued for its account, and related fees, costs and expenses, and each Borrower's obligations arising as a result of the joint and several liability of the Borrowers hereunder, with respect to Loans made to the other Borrowers hereunder or Letter of Credit Guarantees issued for the account of the other Borrowers hereunder, together with the related fees, costs and expenses, shall be separate and distinct obligations, all of which are primary obligations of each Borrower.

     (b) Each Borrower's obligations arising as a result of the joint and several liability of the Borrowers hereunder with respect to the Loans, Letter of Credit Guarantees or other financial accommodations made to the other Borrowers hereunder shall, to the fullest extent permitted by law, be unconditional irrespective of (i) the validity of enforceability, avoidance or subordination of the obligations of the other Borrowers or of any promissory note or other document evidencing all of any part of the obligations of the other Borrowers, (ii) the absence of any attempt to enforce such obligations against any of the other Borrowers, any Guarantor, or any other security therefor, or the absence of any other action to enforce the same, (iii) the waiver, consent, extension, forbearance or granting of any indulgence by the Lenders with respect to any provision of any instrument evidencing such obligations of the other Borrowers, or any part thereof, or any other agreement now or hereafter executed by the other Borrowers and delivered to the Lenders,
(iv) the failure by the Collateral Agent to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for such obligations of the other Borrowers, (v) the Lenders' election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, (vi) any borrowing or grant of a security interest by the other Borrowers, as debtor-in-possession under Section 364 of the Bankruptcy Code, (vii) the disallowance of all or any portion of the Lenders' claim(s) for repayment of such obligations of the other Borrowers under Section 502 of the Bankruptcy Code, or (viii) any other circumstance which might constitute a legal or equitable discharge or defense of a Guarantor or of the other Borrowers. With respect to each Borrower's obligations arising as a result of the joint and several liability of the Borrowers hereunder with respect to the Loans, Letter of Credit Guarantees or other financial accommodations made to the other Borrowers hereunder, such Borrower waives, until such obligations shall have been paid in full and the Loan Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which the Agent and the Lenders now have or may hereafter have against any Borrower, any endorser or any Guarantor of all or any part of such obligations, and any benefit of, and any right to participate in, any security or collateral given to the Collateral Agent to secure payment of such obligations or any other liability of the Borrowers to the Collateral Agent and the Lenders.

     (c) Upon any Event of Default, the Lenders and the Collateral Agent may, at their sole election, proceed directly and at once, without notice, against any Borrower to collect and recover the full amount, or any portion of, the joint and several obligations of the Borrowers hereunder with respect to the Loans, Letter of Credit Guarantees or other financial accommodations made to the Borrowers hereunder, without first proceeding against any other Borrower or any other Person, or against any security or collateral for such obligations. Each Borrower consents and agrees that neither the Collateral Agent nor any Lender shall be under any obligation to marshall any assets in favor of such Borrower or against or in payment of any or all of such obligations.

     (d) In order to provide for just and equitable contribution among the Borrowers in the event any payment or distribution is made by any of them on account of the joint and several obligations of the Borrowers with respect to the Loans, Letter of Credit Guarantees or other financial accommodations made to the Borrowers hereunder, each Borrower shall be entitled to a contribution and indemnity from all of the other Borrowers, jointly and severally, for all payments made by such Borrower in discharging such obligations (including, without limitation, payments made by it pursuant to this subsection (d)) to the extent that the aggregate amount of all such payments by such Borrower shall exceed the aggregate amount of all proceeds of Loans and other benefits received by it under this Agreement and the other Loan Documents.

     (e) Notwithstanding the foregoing provisions of this Section 16.9, the liability of each Borrower other than Nutraceutical with respect to the Loans, Letter of Credit Guarantees or other financial accommodations made to the Borrowers hereunder (including, without limitation, obligations of such Borrower incurred pursuant to subsection (d) of this Section 16.9) shall not exceed at any time the greater of (i) 95% of the Determined Net Assets (as hereinafter defined) of such Borrower at the time of delivery hereof and (ii) 95% of the Determined Net Assets of such Borrower at the time of any payment of such obligations. As used herein, the term "Determined Net Assets" means at any time the lesser of (x) the amount by which the fair value of the assets of such Borrower exceeds the total amount of liabilities (including, without limitation, contingent liabilities) of such Borrower at such time, and (y) the amount by which the present fair salable value of the assets of such Borrower at such time exceeds the amount that will be required to pay the probable liability of such Borrower on its debts as they become absolute and matured. Contingent liabilities of the Borrowers (including, without limitation, liabilities in respect of Guarantees, pension and other employee benefit plans and pending or threatened litigation and claims) shall be valued at amounts which, in light of all the facts and circumstances existing at the time, represent amounts which can reasonably be expected to become actual or matured liabilities.

     Section 16.10. Payments Due on Days not Business Days. Except as otherwise provided herein, whenever any payment on or in respect of the Loans shall be stated to be due on a day other than a Business Day, that payment shall be made on the next succeeding Business Day and the extension of time shall be included in the computation of interest due thereon.

     Section 16.11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument.

     Section 16.12. Governing Law. THIS AGREEMENT, THE NOTES, THE PARENT GUARANTEE AND THE SUBSIDIARY GUARANTEES SHALL BE CONSTRUED IN ACCORDANCE WITH AND SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

     Section 16.13. Submission to Jurisdiction; Waiver of Service and Venue.

     (a) EACH OF THE PARENT AND THE BORROWER CONSENTS AND AGREES TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, AND WAIVES ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY ACTION INSTITUTED THEREIN, AND AGREES THAT, EXCEPT AS PROVIDED IN SUBSECTION (c) OF THIS SECTION 16.13, ANY DISPUTE CONCERNING THE RELATIONSHIP BETWEEN THE LENDERS OR ANY HOLDER OF NOTES, ON THE ONE HAND, AND PARENT OR THE BORROWER, ON THE OTHER HAND, OR THE CONDUCT OF ANY PARTY IN CONNECTION WITH THIS AGREEMENT OR OTHERWISE SHALL BE HEARD ONLY IN THE COURTS DESCRIBED ABOVE.

     (b) EACH OF THE PARENT AND THE BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO PARENT OR THE BORROWER AT ITS ADDRESS SET FORTH IN SECTION 16.6, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS, OR, AT THE OPTION OF ANY HOLDER OF NOTES, BY SERVICE UPON PRENTICE HALL CORPORATION SYSTEM, INC., WHICH EACH OF PARENT AND THE BORROWER IRREVOCABLY APPOINTS AS SUCH PERSON'S AGENT FOR THE PURPOSE OF ACCEPTING SERVICE OF PROCESS WITHIN THE STATE OF NEW YORK. IN ADDITION, THE LENDERS AGREE TO PROMPTLY FORWARD BY REGISTERED MAIL ANY PROCESS SO SERVED UPON SAID AGENT TO THE PARENT AND THE BORROWER AT ITS ADDRESS SET FORTH IN SECTION
16.6. EACH OF THE PARENT AND THE BORROWER HEREBY CONSENTS TO SERVICE OF PROCESS AS AFORESAID.

     (c) NOTHING IN THIS SECTION 16.13 SHALL AFFECT THE RIGHT OF THE LENDERS TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE LENDERS OR ANY HOLDER OF NOTES TO BRING ANY ACTION OR PROCEEDING AGAINST PARENT OR THE BORROWER OR THE PROPERTY OF EITHER OF THEM IN THE COURTS OF ANY OTHER JURISDICTION.

     Section 16.14. Waiver of Right to Trial by Jury. EACH OF THE PARENT, THE BORROWER AND THE LENDERS HEREBY WAIVES ANY RIGHT TO TRIAL BY

JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM IN RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. EACH OF THE PARENT, THE BORROWERS AND THE LENDERS HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

    IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.


                                           NUTRACEUTICAL CORPORATION


                                           By: /s/ FRANK W. GAY II
                                               ----------------------------
                                               Its: President


                                           SOLARAY, INC.


                                           By: /s/ FRANK W. GAY II
                                               ----------------------------
                                               Its: Chairman of the Board


                                           MAKERS OF KAL, INC.


                                           By: /s/ FRANK W. GAY II
                                               ----------------------------
                                               Its: President


                                           NATURAL MAX, INC.


                                           By: /s/ FRANK W. GAY II
                                               ----------------------------
                                               Its: President


                                           PREMIER ONE PRODUCTS, INC.


                                           By: /s/ FRANK W. GAY II
                                               ----------------------------
                                               Its: Chairman of the Board

                                     NUTRACEUTICAL INTERNATIONAL
                                     CORPORATION


                                     By: /s/ FRANK W. GAY II
                                         ----------------------------
                                     Its:        President


                                     JACKSON NATIONAL LIFE
                                     INSURANCE COMPANY


                                     By: /s/  P. B. PHEFFER
                                         ----------------------------
                                         Its: SR. V.P. & C.F.O.